UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

CRH Medical Corporation

(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant

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☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Rule 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 6, 2021

CRH MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37542	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 619 – 999 Canada Place, World Trade Center, Vancouver, British Columbia, Canada	V6C 3E1
(Address of principal executive offices)	(Zip Code)

(604) 633-1440
(Registrant’s telephone number, including area code)

Not Applicable
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CRHM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 6, 2021, CRH Medical Corporation (“CRH” or the “Company”) entered into a definitive Arrangement Agreement (the “Arrangement Agreement”) with WELL Health Technologies Corp. (“WELL Health”), WELL Health Acquisition Corp., a wholly owned subsidiary of WELL Health (the “Purchaser”), and 1286392 B.C. Ltd., a wholly owned subsidiary of WELL Health (“Finco,” and together with the Purchaser and WELL Health, the “WELL Parties”). Subject to the terms and conditions of the Arrangement Agreement, the Purchaser has agreed to acquire all of the issued and outstanding shares of CRH at a price of US$4.00 per share, by way of a court approved plan of arrangement under the Business Corporations Act (British Columbia) (“BCBCA,” and such transaction, the “Arrangement”).

The board of directors of the Company, following the unanimous recommendation of a special committee consisting solely of independent directors, unanimously determined that the Arrangement is in the best interests of the Company and fair to the Company’s shareholders, and approved the Arrangement Agreement. The board of directors also has unanimously determined to recommend to CRH security holders that they vote in favor of the Arrangement.

Consideration and Treatment of Equity Awards

Subject to the terms and conditions of the Arrangement Agreement, upon consummation of the Arrangement, CRH shareholders will be entitled to receive US$4.00 in cash in exchange for each CRH common share then held (other than common shares in respect of which such shareholder has validly exercised rights of dissent in accordance with the BCBCA).

In addition: (i) each outstanding vested option to acquire CRH common shares will be exchanged for a cash payment equal to the difference between US$4.00 and the exercise price for such option; (ii) each outstanding share unit granted under CRH’s 2017 share unit plan (as amended, the “2017 RSU Plan”) that is held by an employee, contractor or director of CRH that does not remain employed immediately after the effective time of the Arrangement and each outstanding share unit granted under CRH’s 2014 share unit plan will be exchanged for US$4.00 in cash; and (iii) each outstanding unvested option to acquire CRH common shares and each outstanding share unit granted under the 2017 RSU Plan that is held by an employee, contractor or director of CRH that remains employed immediately after the effective time of the Arrangement will be exchanged for an option to acquire Well Health common shares (a “Replacement Option”) or restricted stock unit of Well Health (a “Replacement RSU”), respectively, based on the exchange ratio summarized below, which Replacement Option or Replacement RSU will be issued under and subject to the omnibus equity plan of the Well Health approved by shareholders of Well Health on September 30, 2020 (the “WELL Health LTIP”) and will generally have the same terms and conditions with respect to vesting, expiry date and otherwise as applied to the original CRH option or the original CRH share unit, as applicable, except to provide for accelerated vesting following the change of control occasioned by the Arrangement equivalent to the accelerated vesting provided for in the CRH option plan or the 2017 RSU Plan, as applicable.

Subject to certain adjustments provided for in the Arrangement Agreement, (i) each Replacement Option will entitle the holder to acquire a number of WELL Health common shares (rounded down to the nearest whole share) equal to the number of CRH common shares subject to the original CRH option, multiplied by 0.652, and will have an exercise price per WELL Health common share equal to the exercise price per CRH common share otherwise purchasable pursuant to the original CRH option, divided by 0.652, and (ii) each Replacement RSU will entitle the holder to receive upon settlement a number of WELL Health common shares (rounded down to the nearest whole share) equal to the number of CRH common shares subject to the original CRH share unit, multiplied by 0.652.

Financing

In connection with the execution of the Arrangement Agreement, (i) WELL Health arranged for the private placement of subscription receipts of Finco for, in the aggregate, C$295.5 million, to be issued pursuant to subscription agreements entered into by a group of institutional and individual investors, including Mr. Li Ka-shing (the “Equity Financing”), and (ii) the Purchaser entered into commitment letter with Canadian Imperial Bank of Commerce and HSBC Bank Canada (the “Lenders”), pursuant to which such Lenders have committed to provide to the Purchaser certain debt financing for the Arrangement, subject to the terms and conditions of such commitment letter (the “Debt Financing”). The Equity Financing is expected to close in mid-February 2021.

The proceeds of the Equity Financing and the Debt Financing are expected to be combined with cash-on-hand of WELL Health to fully finance the Arrangement. The Arrangement Agreement includes certain customary financing covenants, which require the Purchaser to use commercially reasonable efforts to obtain the foregoing financing. Obtaining the financing is not a condition to the consummation of the Arrangement.

Voting Agreements

In connection with the execution of the Arrangement Agreement, each director and officer of CRH that was the registered or beneficial holder of CRH securities entered into a voting and support agreement (each, a “Voting Agreement”), pursuant to which of such directors and officers have agreed to vote their CRH securities in favor of the Arrangement and to otherwise support the transactions contemplated by the Arrangement Agreement, on the terms and subject to the conditions set forth in the Voting Agreements. As of their entry into the Voting Agreements, such directors and officers held an aggregate of approximately 2.1% of the outstanding common shares of CRH.

No Solicitation; Change of Recommendation

Under the Arrangement Agreement, CRH is subject to certain restrictions on its ability to solicit or otherwise facilitate alternative acquisition proposals from third parties, provide information about CRH to third parties or engage in discussions with third parties regarding alternative acquisition proposals, subject to customary exceptions. In addition, CRH’s board of directors has committed to recommend that CRH security holders vote in favor of the Arrangement, subject to certain exceptions.

Representations and Warranties; Other Covenants

CRH and the WELL Parties each made certain customary representations and warranties in the Arrangement Agreement. In addition to the covenants described above, CRH and the WELL Parties have also agreed to various other covenants, including, among other things, (i) covenants by CRH to conduct its businesses in the ordinary course and to comply with certain other operating obligations prior to consummation of the Arrangement, and (ii) covenants by each party to use their respective reasonable commercial efforts to take all actions necessary or advisable to consummate the Arrangement, including using reasonable commercial efforts to secure required governmental orders and clearances.

Conditions

Consummation of the Arrangement is subject to certain closing conditions, including, among other things, (i) approval of the Arrangement by two-thirds of the votes cast by CRH shareholders and two-thirds of the votes cast by CRH shareholders, holders of CRH stock options and holders of CRH share units, voting as a single class, (ii) obtaining the necessary interim and final orders of the Supreme Court of British Columbia, (iii) obtaining all required regulatory approvals or clearances, including expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) the absence of certain legal restraints prohibiting the consummation of the Arrangement, (v) the absence of a material adverse effect on CRH, (vi) holders of not more than five percent of the outstanding common shares of CRH having exercised rights of dissent under the BCBCA in respect of the Arrangement and (vii) the absence of certain breaches or termination of the Voting Agreements. The obligation of each of CRH and the Purchaser to consummate the Arrangement is also conditioned upon the other party’s representations and warranties being true and correct and the other party having performed its obligations under the Arrangement Agreement (in each case, subject to certain materiality qualifications).

Termination

The Arrangement Agreement contains certain termination rights for each of CRH and the Purchaser, including, among others, (i) the right of either party to terminate the Arrangement Agreement if the consummation of the Arrangement does not occur on or before June 30, 2021, or if CRH fails to obtain the requisite approval of its security holders, (ii) the right of the Purchaser to terminate the Arrangement Agreement if the CRH board of directors has changed its recommendation that its security holders vote in favor of the Arrangement, or if CRH has breached its nonsolicitation covenant, and (iii) the right of CRH to terminate the Arrangement Agreement to enter into a definitive agreement with respect to a “superior proposal” (as defined in the Arrangement Agreement) prior to the receipt of the requisite approval of its security holders, subject to certain conditions.

Upon termination of the Arrangement Agreement under specified circumstances, CRH is required to pay the Purchaser a termination fee equal to $10 million in cash. These circumstances include, among others, if the Arrangement Agreement is terminated by CRH to enter into a definitive agreement with respect to a superior proposal or by the Purchaser as a result of a change of recommendation by CRH’s board of directors in certain circumstances or a material breach by CRH of its nonsolicitation covenant. The Purchaser is required to pay CRH a termination fee equal to $10 million in cash in the event of certain breaches of its representations, warranties or covenants.

The foregoing description of the Arrangement Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Arrangement Agreement, a copy of which is filed as Exhibit 2.1 hereto and the terms of which are incorporated herein by reference. The Arrangement Agreement has been included with this filing only to provide investors with information regarding its terms. It is not intended to provide any other factual information about CRH, WELL Health or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Arrangement Agreement were made solely for purposes of the Arrangement Agreement and as of specific dates, were solely for the benefit of the parties to the Arrangement Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Arrangement Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Arrangement Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Arrangement Agreement, which subsequent information may or may not be fully reflected in the CRH’s public disclosures.

Item 8.01	Other Events.

On February 8, 2021, CRH issued a press release announcing its entry into the Arrangement Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Arrangement Agreement, dated as of February 6, 2021, by and among CRH Medical Corporation, Well Health Technologies Corp., Well Health Acquisition Corp. and 1286392 B.C. Ltd.*
99.1	Press Release issed by CRH Medical Corporation on February 8, 2021

* Certain schedules to the Arrangement Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the Securities and Exchange Commission upon request.

Cautionary Note Regarding Forward-Looking Statements

Certain statements and information included or incorporated by reference in this document may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward looking statements include statements regarding the acquisition of the Company by WELL Health, the expected financing for such proposed transaction and the expected timetable for completing such proposed transaction, as well as all other statements that are not statements of historical fact. Forward-looking statements are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “plan,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

Forward-looking statements reflect current expectations of management regarding future events and performance as of the date of this document and involve known and unknown risks, uncertainties and other factors which may cause our actual results to be materially different those expressed or implied by any forward-looking statements. These forward-looking statements should not be read as guarantees of future results, and there can be no assurance that the results expressed or implied by any forward-looking statements will be achieved. Important factors that could cause actual results to differ materially from the results discussed in forward-looking statements include: (i) the risk that the Company’s security holders do not approve the proposed transaction; (ii) the risk that regulatory or other approvals required for the transaction may be delayed or not obtained, or are obtained subject to conditions that are not anticipated; (iii) the possibility that certain other conditions to the consummation of the proposed transaction will not be satisfied or completed on a timely basis, or at all; (iv) the risk that the financing necessary for the consummation of the proposed transaction is unavailable at the closing; (v) the risk of disruption from the announcement, pendency and/or completion of the potential transaction, including potential adverse reactions or changes to business relationships with customers, employees, suppliers or regulators, making it more difficult to maintain business and operational relationships; (vi) uncertainties related to developments in the COVID-19 pandemic and its impact on the Company’s operations and the completion of the proposed transaction; and (vii) uncertainties related to general economic, financial, regulatory and political conditions, as well as potential changes in law and regulatory interpretations.

Additional factors that could cause actual results to differ materially from expectations include, without limitation, the risks identified by the Company in its most recent Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which are available on EDGAR at www.sec.gov/edgar.shtml or on the Company’s website at www.crhmedcorp.com. The Company disclaims any intent or obligations to update or revise publicly any forward-looking statements whether as a result of new information, estimates or options, future events or results or otherwise, unless required to do so by law.

No Offer or Solicitation

This document does not constitute an offer to sell, or the solicitation of an offer to buy, any securities in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Additional Information and Where to Find It

The proposed transaction between the Company and WELL Health will be submitted to the Company’s security holders for their consideration. In connection therewith, the Company intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement and management information circular for the Company’s security holders (the “Proxy Statement”). The Company will also furnish the Proxy Statement to its security holders and may file other documents regarding the proposed transaction with the SEC. INVESTORS AND Security holders are urged to carefully read all relevant documents filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to these documents, when they become available, because they will contain important information about the proposed transaction. The Proxy Statement and other relevant materials filed with the SEC (when they become available) may be obtained free of charge at the SEC’s web site, http://www.sec.gov. Copies will also be available at no charge in the “Investors” section of the Company’s website, https://investors.crhsystem.com.

Participants in Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction. Additional information regarding the identity of these potential participants, none of whom owns in excess of one percent of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the proposed transaction. Information relating to the Company’s directors and executive officers can also be found in the Company’s definitive proxy statement and management information circular for its 2020 annual general meeting of shareholders (the “2020 Proxy Statement”), filed with the SEC on May 6, 2020. To the extent holdings of the Company’s securities by the Company’s directors or executive officers have changed since the information included in the 2020 Proxy Statement, such information has been or will be reflected on Statements of Ownership and Change in Ownership on Forms 3 and 4 filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CRH MEDICAL CORPORATION
(Registrant)

Date: February 8, 2021	By:	/s/ Richard Bear
	Name:	Richard Bear
	Title:	Chief Financial Officer

Exhibit 2.1

WELL HEALTH TECHNOLOGIES CORP.

AND

WELL HEALTH ACQUISITION CORP.

AND

1286392 B.C. LTD.

AND

CRH MEDICAL CORPORATION

ARRANGEMENT AGREEMENT

DATED FEBRUARY 6, 2021

TABLE OF CONTENTS

Page

Article 1 INTERPRETATION		2
1.1	Definitions	19
1.2	Interpretation Not Affected by Headings	19
1.3	Number and Gender	19
1.4	Date and Time for Any Action	19
1.5	Currency	19
1.6	Accounting Matters	19
1.7	Subsidiaries	20
1.8	Knowledge	20
1.9	Schedules	20
Article 2 THE ARRANGEMENT		20
2.1	Arrangement	20
2.2	Interim Order	20
2.3	CRH Meeting	22
2.4	CRH Circular	23
2.5	Preparation of Filings	24
2.6	Final Order	25
2.7	Court Proceedings	25
2.8	Effective Date	26
2.9	Payment of Share Consideration	26
2.10	Treatment of Convertible Securities	26
2.11	Announcement and Shareholder Communications	27
2.12	Withholding Taxes	27
2.13	U.S. Securities Matters	27
Article 3 GUARANTEE BY PARENT		28
Article 4 REPRESENTATIONS AND WARRANTIES OF CRH		28
4.1	Representations and Warranties.	28
4.2	Survival of Representations and Warranties	51
Article 5 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER		51
5.1	Representations and Warranties	51

TABLE OF CONTENTS

Page

5.2	Survival of Representations and Warranties	53
Article 6 COVENANTS		54
6.1	Covenants of CRH Regarding the Conduct of Business	54
6.2	Covenants of CRH Relating to the Arrangement	59
6.3	Covenants of the Purchaser Relating to the Arrangement	60
6.4	Covenant Relating to CRH Options	61
Article 7 CONDITIONS		62
7.1	Mutual Conditions Precedent	62
7.2	Additional Conditions Precedent to the Obligations of the Purchaser	62
7.3	Additional Conditions Precedent to the Obligations of CRH	64
7.4	Satisfaction of Conditions	64
Article 8 ADDITIONAL AGREEMENTS		65
8.1	Non-Solicitation	65
8.2	Access to Information; Confidentiality	70
8.3	Notices of Certain Events	71
8.4	Insurance and Indemnification	71
8.5	Section 16 Matters	72
8.6	Stock Exchange Delisting: Deregistration	72
8.7	Reasonable Commercial Efforts	72
Article 9 TERM, TERMINATION, AMENDMENT AND WAIVER		74
9.1	Term	74
9.2	Termination	74
9.3	Termination Fees	77
9.4	Amendment	78
9.5	Waiver	79
Article 10 GENERAL PROVISIONS		79
10.1	Privacy	79
10.2	Notices	80
10.3	Governing Law; Waiver of Jury Trial	81
10.4	Injunctive Relief	81
10.5	Time of Essence	82
10.6	Entire Agreement, Binding Effect and Assignment	82
10.7	No Liability	82

10.8	Severability	82
10.9	Counterparts, Execution	82

SCHEDULE A - PLAN OF ARRANGEMENT		A-1

SCHEDULE B - ARRANGEMENT RESOLUTION		B-1

ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT dated February 6, 2021,

AMONG:

WELL HEALTH TECHNOLOGIES CORP., a corporation existing under the Laws of the Province of British Columbia (the “Parent”)

- and -

WELL HEALTH ACQUISITION CORP., a corporation existing under the Laws of the Province of British Columbia (the “Purchaser”)

- and -

1286392 B.C. LTD., a corporation existing under the under the Laws of the Province of British Columbia (“Finco”)

- and -

CRH MEDICAL CORPORATION, a corporation existing under the Laws of the Province of British Columbia (“CRH,” and together with the Purchaser, Finco and the Parent, the “Parties” and each a “Party”)

RECITALS:

A.	The Purchaser desires to acquire all of the issued and outstanding CRH Shares (defined below).

B.	The Parties intend to carry out the transactions contemplated in this Agreement by way of an Arrangement under the provisions of the Business Corporations Act (British Columbia) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time (the “BCBCA”).

C.	The Purchaser has entered into the CRH Voting Agreement with the Locked-up CRH Shareholders, pursuant to which each of the Locked-up CRH Shareholders has agreed to vote their CRH Securities in favour of the Arrangement Resolution on the terms and subject to the conditions set forth in the CRH Voting Agreements.

D	Concurrently with the execution and delivery of this Agreement, and as an inducement to CRH’s willingness to enter into this Agreement, the Parent and Finco have delivered to CRH a series of executed subscription agreements of Finco (the “Finco Subscription Agreements”) for the purchase of subscription receipts (the “Subscription Receipts”) by certain arm’s length third party investors for, in aggregate, C$300,000,000.

E.	The CRH Board has determined, after receiving independent financial and legal advice, that the Share Consideration to be received by CRH Shareholders pursuant to the Arrangement is fair and that the Arrangement is in the best interests of CRH, and the CRH Board has resolved to recommend that the CRH Securityholders vote in favour of the Arrangement, all subject to the terms and the conditions contained in this Agreement.

THIS AGREEMENT WITNESSES THAT in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereto covenant and agree as follows:

Article 1
INTERPRETATION

1.1	Definitions

In this Agreement, unless the context otherwise requires:

“2014 CRH RSU Plan” means the share unit plan, approved by the CRH Shareholders on June 19, 2014;

“2017 CRH RSU Plan” means the share unit plan, approved by the CRH Shareholders on June 8, 2017, as amended with amendments approved by CRH Shareholders on June 11, 2020;

“Accounts Receivable” means all receivables of the Corporate Group as of the Calculation Time, determined on a gross basis in accordance with the past practice of the Corporate Group consistently applied;

“Acquisition Proposal” means, other than the transactions contemplated by this Agreement and other than any transaction involving only CRH and/or one or more if its wholly-owned Subsidiaries, any offer, proposal or inquiry from any Person or group of Persons “acting jointly or in concert” (within the meaning of National Instrument 62-104 – Take-Over Bids and Issuer Bids), whether or not in writing and whether or not delivered to the CRH Securityholders, after the date hereof relating to: (i) any direct or indirect sale, disposition, alliance or joint venture (or any lease, long-term supply agreement or other arrangement having the same economic effect as a sale), in a single transaction or a series of related transactions, of assets (including shares of Subsidiaries of CRH) representing 20% or more of the consolidated assets or contributing 20% or more of the consolidated revenue of CRH and its Subsidiaries or of 20% or more of the voting, equity or other securities of CRH (or rights or interests therein or thereto); (ii) any direct or indirect take-over bid, tender offer, exchange offer, treasury issuance or other transaction that, if consummated, would result in a Person or group of Persons beneficially owning 20% or more of any class of voting, equity or other securities or any other equity interests (including securities convertible into or exercisable or exchangeable for securities or equity interests) of CRH; (iii) any plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution, winding up; (iv) any exclusive license involving CRH or any of its Subsidiaries that represents or constitutes 20% or more of the consolidated assets or revenues of CRH; or (v) any other similar transaction or series of transactions involving CRH or any of its Subsidiaries;

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, judicial or quasi-judicial inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, notice of assessment, notice of reassessment or investigation of any nature, civil, criminal, administrative, investigative, regulatory or otherwise, whether at law or in equity;

“Affiliate” has the meaning ascribed thereto in Section 1.3 of National Instrument 45-106 – Prospectus Exemptions;

“Agreement” means this arrangement agreement, including all schedules annexed hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, together with the CRH Disclosure Letter;

“Applicable Benefits Laws” means all applicable Laws relating to the Employee Plans;

“Arrangement” means the arrangement of CRH under Division 5 of Part 9 of the BCBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the terms of this Agreement or the Plan of Arrangement or made at the direction of the Court in the Final Order;

“Arrangement Resolution” means the special resolution of the CRH Securityholders approving the Plan of Arrangement which is to be considered at the CRH Meeting and shall be substantially in the form and content of Schedule “B” hereto;

“BCBCA” has the meaning ascribed thereto in the Recitals;

“Books and Records” means the Financial Records, Business Data, and all other books, records, files and papers of CRH and its Subsidiaries including (a) all of the Corporate Group’s books of account, accounting records and other financial data and information, including copies of filed Tax Returns, assessments and reassessments for each of the financial years of the Corporate Group commencing after the Tax year ended eight years before the Effective Date; (b) the corporate records or similar of each Person in the Corporate Group; (c) drawings, manuals and data, sales and advertising materials, sales and purchase correspondence, lists of present and former customers and suppliers, personnel, employment, credit and pricing information formulae, business, engineering and consulting reports and research and development information of, or relating to, the Corporate Group or the business of the Corporate Group, and (d) all other books, documents, files, records, telephone call recordings, correspondence, data and information, financial or otherwise relating to the Corporate Group, that are in the possession or under the control of the Corporate Group, including all data and information stored electronically or on computer related media;

“Business Data” means (i) all business information and data of the Corporate Group (whether of employees, contractors, consultants, customers, consumers, or other Persons and whether in electronic or any other form or medium) that is collected, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by Systems of any Person in the Corporate Group; and (ii) all Personal Information;

“Business Day” means any day, other than a Saturday, a Sunday, a statutory or civic holiday in Vancouver, British Columbia, or a federal holiday in the United States on which banks are required or authorized to close;

“Calculation Time” means 23:59 Pacific Standard Time on the day immediately preceding the Effective Date;

“Canadian Securities Administrators” has the meaning ascribed thereto in Section 4.1(pp);

“Code” means the United States Internal Revenue Code of 1986, as amended;

“Commitment Letter” means the commitment letter dated February 4, 2021 among the Purchaser, Canadian Imperial Bank of Commerce and HSBC Bank Canada in connection with the Arrangement;

“Company Authorizations” has the meaning ascribed thereto in Section 4.1(m);

“Confidentiality Agreement” means the confidentiality agreement between the Purchaser and CRH dated December 15, 2020, as amended;

“Consent” means any consent, approval, permit, waiver, ruling, exemption or acknowledgement from any Person (other than CRH) which is provided for or required: (i) in respect of or pursuant to the terms of any Material Contract; or (ii) under any applicable Law, in either case in connection with the completion of the Arrangement on the terms contemplated in this Agreement and set forth in Schedule 4.1(d) of the CRH Disclosure Letter;

“Consideration” means collectively, the Share Consideration, the RSU Consideration and the Option Consideration;

“Contract” means any contract, agreement, license, franchise, lease, arrangement, commitment, understanding, joint venture, partnership or other right or obligation (written or oral) to which CRH or any of its Subsidiaries is a party or by which CRH or any of its Subsidiaries is bound or affected or to which any of their respective properties or assets is subject;

“Contractor” means any consultant, dependent contractor, independent contractor or other service provider providing services to CRH or any of its Subsidiaries and who is not an Employee;

“Corporate Group” means CRH and any Subsidiaries or other Persons listed at Schedule 4.1(g) of the CRH Disclosure Letter;

“Court” means the Supreme Court of British Columbia;

“COVID-19” means the coronavirus disease 2019 (dubbed as COVID-19), caused by the severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2) and/or any evolutions thereof or any other virus or disease developing from or arising as a result of SARS-CoV-2 and/or COVID-19;

“CRH Board” means the board of directors of CRH as the same is constituted from time to time;

“CRH Board Recommendation” has the meaning ascribed therein in Section 2.4(a);

“CRH Change in Recommendation” has the meaning ascribed thereto in Section 9.2(a)(iii)(A);

“CRH Circular” means the notice of the CRH Meeting and accompanying proxy statement and management information circular of CRH, including all schedules, appendices and exhibits thereto and enclosures therewith, and information incorporated by reference in, such proxy statement and management information circular, to be sent to the CRH Securityholders in connection with the CRH Meeting, as amended, supplemented or otherwise modified from time to time;

“CRH Constating Documents” means articles, certificate of incorporation, amalgamation, or continuation, as applicable, notice of articles, or other constating documents and all amendments thereto;

“CRH Disclosure Letter” means the disclosure letter executed by CRH and delivered to the Purchaser concurrently with the execution of this Agreement;

“CRH Meeting” means the special meeting of CRH Securityholders, including any adjournment or postponement thereof permitted pursuant to the terms of this Agreement, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution;

“CRH Option Plan” means the amended share option plan of CRH, originally approved by CRH Shareholders on June 8, 2009;

“CRH Optionholder” means a holder of CRH Options;

“CRH Options” means the Vested CRH Options and Unvested CRH Options;

“CRH Public Documents” means all forms, reports, schedules, statements and other documents filed or furnished by CRH since January 1, 2020 with the SEC and the Canadian Securities Administrators;

“CRH RSUs” means the outstanding share units granted under the CRH RSU Plans;

“CRH RSU Holder” means a holder of one or more CRH RSUs;

“CRH RSU Plans” means the 2017 CRH RSU Plan and 2014 CRH RSU Plan;

“CRH SEC Public Documents” means all CRH Public Documents filed or furnished by CRH with the SEC;

“CRH Securityholder Approval” has the meaning ascribed thereto in Section 2.2(c)(ii);

“CRH Securities” means collectively, the CRH Shares, CRH Options and CRH RSUs;

“CRH Securityholders” means the holders of one or more CRH Shares, CRH Options or CRH RSUs;

“CRH Shareholders” means the holders of one or more CRH Shares;

“CRH Shares” means the common shares in the capital of CRH, as constituted from time to time;

“CRH Termination Fee” has the meaning ascribed thereto in Section 9.3(b)(iii);

“CRH Termination Fee Event” has the meaning ascribed thereto in Section 9.3(c);

“CRH Voting Agreements” means the voting and support agreements entered into prior to or on the date hereof between the Purchaser and the Locked-up CRH Shareholders pursuant to which, among other things, such parties have agreed, subject to the terms and conditions of this Agreement, to vote all CRH Securities held by them in favour of the Arrangement Resolution and against any resolution submitted by any Person that is inconsistent with the Arrangement and otherwise support the transactions contemplated by this Agreement;

“Debt Financing” means the debt financing pursuant to the Commitment Letter;

“Depositary” means any trust company, bank or other financial institution determined by the Purchaser, and consented to by CRH, acting reasonably, for the purpose of, among other things, exchanging certificates representing CRH Shares for the Share Consideration in connection with the Arrangement;

“Dissent Rights” means the rights of dissent exercisable by the CRH Shareholders in respect of the Arrangement described in Section 4.1(a) of the Plan of Arrangement;

“EDGAR” has the meaning ascribed thereto in Section 4.1(cc);

“Effective Date” means the effective date of the Arrangement, which shall be the first Business Day following the date on which all of the conditions precedent to the completion of the Arrangement contained in Article 7 have been satisfied or waived in accordance with this Agreement (other than those conditions which cannot, by their terms, be satisfied until the Effective Date, but subject to satisfaction or waiver of such conditions as of the Effective Date), or such other date as may be mutually agreed by the Parties;

“Effective Time” has the meaning ascribed thereto in the Plan of Arrangement;

“Employee” means an individual who is employed by CRH as of the Effective Date whether on a full-time or part-time basis;

“Employee Plans” has the meaning set out in Section 4.1(gg)(i);

“Environmental Laws” means all Laws imposing obligations, responsibilities, liabilities or standards of conduct for or relating to: (a) the regulation or control of pollution, contamination, activities, materials, substances or wastes in connection with or for the protection of human health or safety, the environment or natural resources (including climate, air, surface water, groundwater, wetlands, land surface, subsurface strata, wildlife, aquatic species and vegetation); or (b) the use, generation, disposal, treatment, processing, recycling, handling, transport, distribution, destruction, transfer, import, export or sale of Hazardous Substances;

“Financing Source” has the meaning ascribed thereto in Section 5.1(j);

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

“Fairly Disclosed” means information has been disclosed in the CRH Disclosure Letter in sufficient detail to enable the Purchaser to identify and make a reasonably informed assessment of the nature and scope of the fact, matter or circumstance so disclosed;

“Fairness Opinion” has the meaning ascribed thereto in Section 4.1(h);

“FDA” means the U.S. Food and Drug Administration, or any successor agency;

“FDA Laws” means all Laws applicable to the operation of CRH’s business related to the research, investigation, development, production, marketing, distribution, storage, shipping, transport, advertising, labeling, promotion, sale, export, import, use, handling and control, safety, efficacy, reliability or manufacturing of medical devices, including, without limitation (i) the Federal Food, Drug, and Cosmetic Act of 1938, as amended (21 U.S.C. 301 et. seq.), (ii) the rules and regulations promulgated and enforced by FDA thereunder, including, as applicable, those requirements relating to the FDA’s Quality System Regulation contained in 21 C.F.R. Part 820, investigational use, premarket notification and premarket approval and applications to market new medical devices, the conduct of non-clinical laboratory studies, including FDA’s Good Laboratory Practices regulations contained in 21 C.F.R. Part 58, the development, conduct, performance, monitoring, auditing, recording, analysis and reporting of clinical trials, including FDA’s Good Clinical Practice regulations contained in 21 C.F.R. Parts 11, 50, 54, 56 and 812, the adverse event and malfunction reporting regulations of FDA and (iii) all comparable state, federal, provincial or foreign Laws relating to any of the foregoing;

“Fee” has the meaning ascribed thereto in Section 9.3(b)(i);

“Final Order” means the final order of the Court contemplated by Section 2.6 of this Agreement and made pursuant to Section 291 of the BCBCA, contemplated by Section 2.6 of this Agreement and made pursuant to Section 291 of the BCBCA, in a form acceptable to both CRH and the Purchaser, each acting reasonably, after a hearing considering, amongst other things, the procedural and substantive fairness of the terms and conditions of the Arrangement, approving the Arrangement, as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended on appeal (provided that any such amendment is acceptable to both CRH and the Purchaser, each acting reasonably);

“Financing Agreements” means the Finco Subscription Agreements and the Commitment Letter;

“Financial Advisor” means Canaccord Genuity LLC;

“Financial Records” means all of the books of account and other financial data and information of CRH and its Subsidiaries;

“Financial Statements” means the audited consolidated annual financial statements of CRH as at, and for the years ended, December 31, 2019 and December 31, 2018, including the notes thereto and the auditor’s report thereon, and the unaudited consolidated financial statements of CRH as at, and for the three (3), six (6) and nine (9) months ended, September 30, 2019, and September 30, 2020 including the notes thereto;

“Finco” has the meaning ascribed thereto in the Recitals;

“Finco Financing” means the private placement of Subscription Receipts of Finco pursuant to the Finco Subscription Agreements;

“Finco Subscription Agreements” has the meaning ascribed thereto in the Recitals;

“GAAP” means U.S. generally accepted accounting principles;

“Governmental Authority” means: (a) any domestic or foreign government, whether national, federal, provincial, state, territorial, municipal or local (whether administrative, legislative, executive or otherwise); (b) any agency, authority, ministry, department, regulatory body, court, central bank, bureau, board or other instrumentality having legislative, judicial, taxing, regulatory, prosecutorial or administrative powers or functions of, or pertaining to, government; (c) any court, tribunal, commission, individual, arbitrator, arbitration panel or other body having adjudicative, regulatory, judicial, quasi-judicial, administrative or similar functions; and (d) any other body or entity created under the authority of or otherwise subject to the jurisdiction of any of the foregoing, including any stock or other securities exchange or professional association (including the TSX and the NYSE American);

“Governmental Programs” means any “federal health care program” as defined in 42 U.S.C. § 1320a-7b(f) (including Medicare, state Medicaid programs, TRICARE, and similar or successor programs) and any other similar federal, state, or local reimbursement or governmental program for which the federal, state or local government pays for the provision of health care services or goods;

“Hardware” means mainframes, personal computers, servers, encryption equipment, data storage equipment, network equipment, routers, semi-conductor chips, embedded software, and communication lines and other equipment;

“Hazardous Substance” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous or deleterious substance, waste or material, including hydrogen sulphide, arsenic, cadmium, copper, lead, mercury, petroleum, polychlorinated biphenyls, asbestos and urea-formaldehyde insulation, and any other material, substance, pollutant or contaminant regulated or defined pursuant to, or that could result in liability under, any Environmental Law;

“Health Care Laws” means those national, foreign, federal, state and local Laws, regulations, program instructions and guidance, judgments, decrees or orders that are generally applicable to pharmacies, laboratories, ambulatory surgery centers, surgery centers, hospitals, health care providers, physicians, clinicians, medical facilities and services and other entities similar to CRH’s business, CRH and the CRH Subsidiaries including, without limitation, (i) health care licensure, corporate practice of medicine doctrines and laws, permit, certificate of need, provider enrollment and credentialing, DEA registrations, CLIA certifications and/or registrations, and handling and disposal of bio-hazards and medical waste requirements separate and apart from Environmental Law and occupational safety and Health Care Law; (ii) Titles XI, XVIII, XIX and XXI and other relevant provisions of the Social Security Act, 42 U.S.C. ch. 7; (iii) the Federal Physician Self-Referral Law, 42 U.S.C. §1395nn and the regulations promulgated thereunder (the “Stark Law”); (iv) those relating to privacy, security, transmission, retention and storage of medical records, and protected or sensitive health information; (v) laws protecting alcohol and substance abuse treatment records, HIV/AIDs status and treatment records, genetic information, information about sexually transmitted or other communicable diseases, and psychotherapy records, and state privacy, security and data breach laws and any relevant laws relating to consents for these patient populations; (vi) regulation of ordering, prescribing, storing and distributing controlled substances and radioactive materials; (vii) regulation of advertising of physician, provider or health care items or services; (viii) pricing of health care pharmaceuticals, items and services, reporting of quality, utilization, and/or pricing of health care items or services, and/or mandated reporting of illnesses, diseases, and adverse events or incidents; (ix) enforceability of covenants not to compete against physicians, other health care providers and provider organizations; (x) standards of care, and malpractice or professional liability; (xi) those relating to the regulation of pharmaceutical products and medical devices, including, but not limited to, clinical trials, market approval, good manufacturing processes, labelling, off-label promotion and use, and reporting of adverse events; (xii) those governing governmental payment programs; (xiii) the Federal Anti-Kickback Statute, 42 U.S.C. §1320a-7b, and similar state provisions; (xiv) the Civil Monetary Penalties Laws, 42 U.S.C. §1320a-7a, and similar state provisions; (xv) the Federal Civil False Claims Act, 31 U.S.C. §§3729 et seq. and similar state provisions; (xvi) the Federal Criminal False Claims Act, 18 U.S.C. §287 and similar state provisions; (xvii) the False Statements Relating to Health Care Matters Act, 18 U.S.C. §1035, and similar state provisions; and (xviii) the Health Care Fraud Act, 18 U.S.C. §1347, and similar state provisions;

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

“HSR Approval” means the expiration or termination of the waiting period, including any extension thereof, in accordance with the HSR Act;

“Improvements” means all buildings, fixtures, sidings, parking lots, roadways, structures, erections, fixed machinery, fixed equipment and appurtenances situate on, in, under, over or forming part of, any real property;

“including” means including without limitation, and “include” and “includes” have a corresponding meaning;

“Intellectual Property” means all rights to and interests in: (a) all business names, trade names, corporate names, telephone numbers, domain names, domain name registrations, website names and worldwide web addresses and other communications addresses, including the goodwill attaching to the foregoing, related to the business of CRH; (b) all inventions, patents, patent rights, patent applications (including all reissues, divisions, continuations, continuations-in-part and extensions of any patent or patent application) related to the business of the Corporate Group; (c) all industrial designs and applications for and registration of industrial designs, design patents and industrial design registrations related to the business of the Corporate Group; (d) all trade-marks (whether used with wares or services and including the goodwill attaching to such trade-marks) and registrations and applications for registration of trade-marks and all trade dress, logos, slogans and brand names related to the business of the Corporate Group; (e) all works, copyright in all works (including software programs and databases) and database rights and registrations and applications for registrations of copyright related to the business of the Corporate Group, and (f) all rights and interests in and to processes, notebooks, customer lists, data, trade secrets, designs, know-how, manufacturing, engineering and other drawings and manuals, technology, blue prints, research and development reports, agency agreements, technical information, technical assistance, engineering data, design and engineering specifications, and similar materials recording or evidencing expertise or information related to the business of the Corporate Group;

“Interim Order” means the interim order of the Court contemplated by Section 2.2 of this Agreement and made pursuant to Section 291 of the BCBCA, in a form acceptable to both CRH and the Purchaser, each acting reasonably, providing for, among other things, the calling and holding of the CRH Meeting as provided for in this Agreement, as the same may be amended by the Court with the consent of both CRH and the Purchaser, each acting reasonably;

“Knowledge” has the meaning ascribed thereto in Section 1.8;

“Law” or “Laws” means all laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, orders, rulings, ordinances, judgements, injunctions, determinations, awards, decrees, directives, policies, ordinances, codes, executive orders or other requirements, whether domestic or foreign, and the terms and conditions of any Permit of or from any Governmental Authority or self-regulatory authority (including the TSX and the NYSE American) and expressly includes all Health Care Laws and FDA Laws, and the term “applicable” with respect to such Laws and in a context that refers to a Party, means such Laws as are applicable to such Party and/or its Subsidiaries or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Party and/or its Subsidiaries or its or their business, undertaking, property or securities;

“Leased Premises” means the real property that is leased, subleased, licensed to or otherwise occupied by, CRH including all Improvements situate on, in, under, over or forming part of such real property;

“Legal Proceeding” means any litigation, action, application, suit, investigation, hearing, claim, deemed complaint, grievance, civil, administrative, regulatory or criminal, arbitration proceeding or other similar proceeding, before or by any court or other tribunal or Governmental Authority and includes any appeal or review thereof and any application for leave for appeal or review;

“Licence” means any material licence, permit, authorization, approval or other evidence of authority issued or granted to, conferred upon, or otherwise created for, CRH by any Governmental Authority which is related to the business of CRH;

“Liens” means any hypothecs, mortgages, pledges, assignments, liens, charges, security interests, encumbrances and adverse rights or claims, other third party interest or encumbrance of any kind, in each case whether contingent or absolute, and any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing;

“Locked-up CRH Shareholders” means each director and officer of CRH that, at the date hereof, is the registered or beneficial holder of CRH Shares, CRH Options or CRH RSUs;

“Mailing Deadline” means April 15, 2021;

“Matching Period” has the meaning ascribed thereto in Section 8.1(f)(vii);

“Material Adverse Effect” means any one or more changes, effects, events, occurrences, circumstances, or states of fact including any escalation in COVID-19 after the date hereof, either individually or in the aggregate, that (a) with respect to CRH, is, or would reasonably be expected to be, material and adverse to the assets, liabilities, business, operations, property, prospects, obligations or financial condition of CRH and its Subsidiaries, taken as a whole, other than changes, effects, events, occurrences, circumstances or states of fact resulting from: (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, or the failure to take actions as a result of any terms or conditions set forth in this Agreement, including any loss of or change in the relationship with employees, customers, partners, licensees, licensors, suppliers or other persons having business relationships with CRH, (ii) changes affecting the healthcare industry generally, (iii) changes in the general political, economic, financial, currency exchange or market (including the capital, financial, credit or securities market) conditions, (iv) the commencement, continuation or escalation of any war, armed hostilities, acts of terrorism, earthquakes or similar catastrophes or the incurrence of any other calamity or crisis, (v) a change or proposed change in GAAP or applicable Law or the interpretation thereof, (vi) any action permitted or required to be taken by this Agreement, (vii) any failure to meet internal or public projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any reason (it being understood that the underlying cause or any such failure may be taken into account when determining whether a Material Adverse Effect has occurred unless otherwise excluded pursuant to the terms of this definition), (viii) any change in the market price or trading volume of any securities of CRH (it being understood that the underlying cause or any such failure may be taken into account when determining whether a Material Adverse Effect has occurred unless otherwise excluded pursuant to the terms of this definition), (ix) any action, omission, effect, change, event or occurrence taken, made, caused, requested or directed in writing by or on behalf of the Purchaser, or (x) any matter Fairly Disclosed in the CRH Disclosure Letter, but in the case of each of the foregoing (ii) through (v), only to the extent such matter does not have a material disproportionate effect on CRH and its Subsidiaries, taken as a whole, and (b) with respect to the Purchaser, would prevent or materially delay, or would reasonably be expected to prevent or materially delay, the Purchaser’s ability to consummate the Arrangement;

“Material Contract” means any Contract: (i) that if terminated or modified or if it ceased to be in effect, would reasonably be expected to have a Material Adverse Effect; (ii) containing any rights on the part of any Person, including joint venture partners or entities, to acquire property rights from CRH or any of its Subsidiaries; (iii) in respect of which the applicable transaction has not yet been consummated for the acquisition or disposition of assets or securities or other equity interests of another Person; (iv) restricting the ability of CRH or any of its Subsidiaries to offer to purchase or purchase the assets or equity securities of another Person; (v) which entitles a party to rights of termination, the terms or conditions of which may or will be altered, or which entitle a party to any fee, payment, penalty or increased consideration, in each case as a result of the execution of this Agreement, the consummation of the transactions contemplated hereby or a “change in control” of CRH or any of its Subsidiaries; (vi) in respect of a partnership, joint venture or similar arrangement in which the interest of CRH and/or its Subsidiaries exceeds $150,000 (book value or fair market value); (vii) pursuant to which CRH or any of its Subsidiaries will, or would reasonably be expected to, expend more than an aggregate of $150,000 or receive or be entitled to receive revenue of more than $150,000 in either case in the next 12 months and is out of the ordinary course and not including agreements with an Employee or Contractor; (viii) relating directly or indirectly to the guarantee of any liabilities or obligations or to indebtedness (currently outstanding or which may become outstanding) for borrowed money; (ix) restricting the incurrence of indebtedness by CRH or any of its Subsidiaries or (including by requiring the granting of an equal and rateable Lien), the incurrence of any Liens on any properties or assets of CRH or any of its Subsidiaries, or restricting the payment of dividends by CRH or by any of its Subsidiaries; or (x) that limits or restricts in any material respect (A) the ability of CRH or any Subsidiary to engage in any line of business or carry on business in any geographic area, or (B) the scope of Persons to whom CRH or any of its Subsidiaries may sell products or deliver services;

“Meeting Deadline” means May 31, 2021;

“NYSE American” means the NYSE American LLC;

“Option Consideration” means, in respect of each Vested CRH Option, a cash amount equal to the amount, if any, by which (i) the Share Consideration exceeds (ii) the exercise price payable under such Vested CRH Option by the holder thereof to acquire the CRH Share underlying such Vested CRH Option;

“Order” means any order, directive, judgment, decree, injunction, decision, ruling, award or writ of any Governmental Authority;

“ordinary course of business”, “ordinary course of business consistent with past practice”, or any similar reference, means, with respect to an action taken by a Person, that such action is consistent in nature and scope with the past practices of such Person and is taken in the ordinary course of the normal day-to-day business and operations of such Person;

“Outside Date” means June 30, 2021, or such later date as may be agreed to in writing by the Parties;

“Parent” has the meaning ascribed thereto in the Recitals;

“Parent Shares” means the common shares of the Parent, as constituted from time to time;

“Parties” means CRH and the Purchaser, and “Party” means either of them;

“Payout RSUs” means the CRH RSUs held by each Employee, Contractor or director of CRH that will not be employed immediately after the Effective Time and the CRH RSUs issued pursuant to the 2014 CRH RSU Plan;

“Permit” means any license, permit, certificate, consent, order, grant, approval, agreement, certificate of need, classification, restriction, registration or other authorization of, from or required by any Governmental Authority;

“Permitted Liens” means the following Liens: (a) Liens for Taxes and utilities that in each case are not yet due or are not in arrears or that are being contested in good faith; (b) construction, mechanics’, carriers’, workers’, repairers’, storers’ or other similar Liens (inchoate or otherwise) if individually or in the aggregate they: (i) are not material; and (ii) arose or were incurred in the ordinary course of business; and (c) the Liens listed in Schedule 1.1 of the CRH Disclosure Letter;

“Person” includes an individual, partnership, association, body corporate, trustee, executor, administrator, legal representative, government (including any Governmental Authority) or any other entity, whether or not having legal status;

“Personal Information” means any factual or subjective information, recorded or not, about an employee, independent contractor, contractor, agent, consultant, officer, director, executive, client, customer or supplier of the Corporate Group who is a natural person, or about any other identifiable individual, including any record that can be manipulated, linked or matched by a reasonably foreseeable method to identify an individual, but does not include the name, title, business address or telephone number of an employee of any Person in the Corporate Group, or any definition provided to personal information, personal identifying information and personal health information under applicable Privacy Laws;

“Plan of Arrangement” means the plan of arrangement of CRH, substantially in the form of Schedule “A” hereto, and any amendments or variations thereto made in accordance with the Plan of Arrangement or upon the direction of the Court in the Final Order;

“Premises Lease” means a lease, an agreement to lease, a sublease, a licence agreement and an occupancy or other agreement under which CRH has the right, or CRH has granted to another Person the right to use or occupy any Leased Premises;

“Privacy Law” means each Law applicable to the collection, use, Processing, sharing, sale, retention, disposal, and security of Personal Information, including, without limitation: (i) the Personal Information Protection and Electronic Documents Act (Canada), the Personal Health Information Protection Act (Ontario), the Health Insurance Portability and Accountability Act of 1996 as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and the Children’s Online Privacy Protection Act of 1998, and (ii) to the extent applicable, Laws and rules relating to Payment Card Industry Data Security Standards, biometrics, internet of things, direct marketing, e-mails, text messages, robocalls, or telemarketing;

“Privacy Requirements” means any of: (a) Privacy Laws; (b) the Corporate Group’s publicly available privacy policy(ies); and (c) all applicable contractual obligations relating to the collection, storage, safeguarding, use and onward transfer of all Personal Information;

“Processing” means any operation or set of operations which is performed upon the Personal Information, whether or not by automatic means, such as collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure, or destruction;

“Proposed Agreement” has the meaning ascribed thereto in Section 8.1(f);

“Purchaser” has the meaning ascribed thereto in the Recitals;

“Purchaser Termination Fee” has the meaning ascribed thereto in Section 9.3(b)(ii);

“Purchaser Termination Fee Event” has the meaning ascribed thereto in Section 9.3(e);

“Registrar” means the Registrar of Companies appointed pursuant to Section 400 of the BCBCA;

“Regulatory Approvals” means those sanctions, rulings, consents, notices, orders, exemptions, Permits and other approvals (including the waiver or expiration, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time expires following the giving of notice without an objection being made) of Governmental Authorities;

“Replacement Options” means the options to purchase Parent Shares issued in exchange for each of the outstanding Unvested CRH Options at the Effective Time pursuant to the Plan of Arrangement;

“Replacement RSUs” means the restricted stock units to be issued by Parent in exchange for each of the Rollover RSUs at the Effective Time pursuant to the Plan of Arrangement;

“Restraint” has the meaning ascribed thereto in Section 7.1(c);

“Rollover RSUs” means the CRH RSUs held by each Employee, Contractor or director of CRH that remains employed immediately after the Effective Time;

“RSU Consideration” means, in respect of each CRH RSU, US$4.00 in cash per CRH RSU;

“Sarbanes-Oxley Act” has the meaning ascribed thereto in Section 4.1(cc);

“SEC” means the U.S. Securities and Exchange Commission;

“SEC Clearance Event” means the event where either (i) the SEC staff has not notified CRH that it will review the CRH Circular within ten (10) days after the initial filing of the CRH Circular with the SEC or (ii) the SEC staff notifies CRH that it has completed its review of the CRH Circular;

“Section 3(a)(10) Exemption” has the meaning ascribed thereto in Section 2.2;

“Securities Act” means the Securities Act (British Columbia) and the rules, regulations and published policies made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Securities Laws” means the U.S. Securities Act of 1933, as amended, the Exchange Act and the Securities Act, with all other applicable state, federal and provincial securities laws, rules and regulations and published policies thereunder, as now in effect and as they may be promulgated or amended from time to time and the rules and policies of the TSX and NYSE American;

“Security Incident” means (a) any breach of the Corporate Group’s databases or Systems resulting from any virus, timer, clock, counter, time lock, time bomb, Trojan horse, worms, file infectors, or boot sector infectors, design, instruction, routine or surveillance Software, codes or routines, or any type of deficiency in the Corporate Group’s databases or Systems that resulted in: (i) erasure of data or programming; (ii) a Material Adverse Effect on the business of the Corporate Group, Personal Information or other data of the business of the Corporate Group; (iii) the Systems of the Corporate Group becoming inoperable or otherwise incapable of being used in the full manner for which such Systems were intended to be used; (iv) access to the Corporate Group’s databases or Systems in an unauthorized manner; or (v) the Systems or databases being exposed to any type of malware, ransomware or hacking attack; (b) a breach of the Corporate Group’s databases or Systems involving the loss, unauthorized access or disclosure of Personal Information; (c) a breach of the Corporate Group’s databases or Systems where the Corporate Group had to notify Persons or Governmental Authority in compliance with applicable Privacy Laws; or (d) a failure of the Corporate Group’s back-up data processing services;

“Share Consideration” means the consideration to be received by the CRH Shareholders pursuant to the Plan of Arrangement as consideration for their CRH Shares, consisting of US$4.00 in cash per CRH Share;

“Software” means computer programs, operating systems, applications, interfaces, applets, software scripts, macros, firmware, middleware, development tools and other codes, instructions or sets of instructions for computer Hardware or software, including SQL and other query languages, hypertext markup language, wireless markup language, xml and other computer markup languages, in object, Source Code or other code format;

“Source Code” means the human-readable form of a computer instruction, including related system documentation, applicable comments and procedural codes such as job control language;

“Subscription Receipts” has the meaning ascribed thereto in the Recitals;

“Subsidiary” has the meaning ascribed thereto in National Instrument 45-106 – Prospectus Exemptions;

“Superior Proposal” means an unsolicited bona fide Acquisition Proposal made by a third party to CRH or the CRH Shareholders in writing after the date hereof: (i) (A) to purchase or otherwise acquire, directly or indirectly, by means of a merger, take-over bid, amalgamation, plan of arrangement, business combination, consolidation, recapitalization, liquidation, winding-up or similar transaction, all of the CRH Shares, or (B) to purchase or otherwise acquire, directly or indirectly, all or substantially all of the assets of CRH (ii) that is reasonably capable of being completed without undue delay, taking into account all legal, financial, regulatory and other aspects of such proposal and the party making such proposal; (iii) is not subject to any financing condition and in respect of which any required financing to complete such Acquisition Proposal has been demonstrated to be available at the time and on the basis set out therein to the satisfaction of the CRH Board, acting in good faith (after receipt of advice from its financial advisors and its outside legal counsel); (iv) in respect of which the CRH Board determines in good faith that, (x) failure to recommend such Acquisition Proposal to its shareholders would be inconsistent with its fiduciary duties and (y) which taking into account all of the terms and conditions of such Acquisition Proposal, if consummated in accordance with its terms (but not assuming away any risk of non-completion and taking into account the requirement of CRH to pay the CRH Termination Fee to the Purchaser), result in a transaction more favourable to its shareholders from a financial point of view than the Arrangement (including any adjustment to the terms and conditions of the Arrangement proposed by the Purchaser pursuant to Subsection 8.1(g));

“Systems” means the Software, Hardware, firmware, networks, platforms, servers, interfaces, applications, websites and related information technology systems used by or on behalf of the Corporate Group;

“Tax Act” means the Income Tax Act (Canada) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Taxes” includes any taxes, duties, fees, premiums, assessments, imposts, levies, expansion fees and other charges of any kind whatsoever imposed by any Governmental Authority, including all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Authority in respect thereof, and including those levied on, or measured by, or referred to as, income, gross receipts, profits, windfall, royalty, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, stamp, withholding, business, franchising, property, development, occupancy, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes and all employment insurance, health insurance and Canada, Québec and other pension plan premiums or contributions imposed by any Governmental Authority;

“Tax Returns” includes all returns, reports, declarations, elections, designations, notices, filings, forms, statements and other documents (whether in tangible, electronic or other form) and including any amendments, schedules, attachments, supplements, appendices and exhibits thereto, made, prepared, filed or required by a Governmental Authority to be made, prepared or filed by Law in respect of Taxes;

“Third Party Payor Programs” means all third party payor programs, including any insurer programs, Governmental Programs, commercial payor programs, as well as managed care plans, health maintenance organization, any other private insurance program or administered self-funded employer or union plans, that has authorized CRH and any Subsidiary as a provider of health care items, services and goods to the members, beneficiaries, participants or the like thereof or to whom CRH or any Subsidiary has submitted a claim for healthcare items, goods and/or services;

“TSX” means the Toronto Stock Exchange;

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia;

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended;

“Unvested CRH Options” means the outstanding options to purchase CRH Shares granted under the CRH Option Plan that have not vested prior to the Effective Time;

“Vested CRH Options” means the outstanding options to purchase CRH Shares granted under the CRH Option Plan that have vested prior to the Effective Time; and

“WELL Parties” means Purchaser, Finco and Parent.

1.2	Interpretation Not Affected by Headings

The division of this Agreement into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the contrary intention appears, references in this Agreement to an Article, Section, subsection, paragraph or Schedule by number or letter or both refer to the Article, Section, subsection, paragraph or Schedule, respectively, bearing that designation in this Agreement.

1.3	Number and Gender

In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender include all genders.

1.4	Date and Time for Any Action

(a)	If the date on which any action is required to be taken hereunder by a Party is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

(b)	Unless specified otherwise, all references to time in this Agreement are to the local time in Vancouver, British Columbia.

1.5	Currency

Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of Canada and “$” refers to Canadian dollars.

1.6	Accounting Matters

Unless otherwise stated, all accounting terms used in this Agreement in respect of a Party shall have the meanings attributable thereto under GAAP and all determinations of an accounting nature in respect of a Party required to be made shall be made in a manner consistent with GAAP consistently applied.

1.7	Subsidiaries

To the extent any covenants or agreements relate, directly or indirectly, to a Subsidiary of CRH, each such provision shall be construed as a covenant by CRH to cause (to the fullest extent to which it is legally capable) such Subsidiary to perform the required action;

1.8	Knowledge

(a)	In this Agreement, references to the “knowledge of CRH,” “CRH’s knowledge” or “knowledge” (with reference to CRH) means the actual knowledge, after due inquiry, of Tushar Ramani and Richard Bear.

(b)	In this Agreement, references to the “knowledge of the Purchaser,” “Purchaser’s knowledge” or “knowledge” (with reference to the Purchaser) means the actual knowledge, after due inquiry, of Hamed Shahbazi and Eva Fong.

1.9	Schedules

The following Schedules are annexed to this Agreement and are incorporated by reference into this Agreement and form a part hereof:

Schedule A	-	Plan of Arrangement
Schedule B	-	Arrangement Resolution

Article 2
THE ARRANGEMENT

2.1	Arrangement

CRH and the Purchaser agree that the Arrangement will be implemented in accordance with and subject to the terms and conditions contained in this Agreement and the Plan of Arrangement.

2.2	Interim Order

As soon as reasonably practicable following an SEC Clearance Event and in any event in sufficient time to hold the CRH Meeting in accordance with Section 2.3, CRH shall apply to the Court in a manner acceptable to the Purchaser, acting reasonably, and prepare, file and diligently pursue an application for the Interim Order, which shall provide, among other things:

(a)	for the class of Persons to whom notice is to be provided in respect of the Arrangement and the CRH Meeting and for the manner in which such notice is to be provided;

(b)	for confirmation of the record date for the CRH Meeting;

(c)	that the requisite approval for the Arrangement Resolution shall be:

(i)	66 2/3% of the votes cast on the Arrangement Resolution by the CRH Shareholders present in Person or by proxy at the CRH Meeting (“CRH Shareholder Approval”); and

(ii)	66 2/3% of the votes cast on the Arrangement Resolution by all of the CRH Shareholders, CRH Optionholders and CRH RSU Holders present in Person or by proxy at the CRH Meeting voting as a single class (such that any CRH Shareholder, CRH Optionholder and CRH RSU Holder is entitled to one vote for each CRH Share, CRH Option and CRH RSU held) (the “CRH Securityholder Approval”);

(d)	that, in all other respects, the terms, conditions and restrictions of the CRH Constating Documents, including quorum requirements and other matters, shall apply in respect of the CRH Meeting;

(e)	for the grant of Dissent Rights as contemplated in the Plan of Arrangement;

(f)	for the notice requirements with respect to the presentation of the application to the Court for the Final Order;

(g)	that the CRH Meeting may be adjourned or postponed from time to time by CRH in accordance with the terms of this Agreement, or otherwise agreed to by the Parties, without the need for additional approval of the Court;

(h)	that the record date for CRH Securityholders entitled to notice of and to vote at the CRH Meeting will not change in respect of any adjournment(s) or postponement of the CRH Meeting; and

(i)	for such other matters as either the Purchaser or CRH may reasonably require, subject to obtaining the prior consent of the other, such consent not to be unreasonably withheld or delayed.

In the application for the Interim Order referred to in this Section 2.2, CRH shall inform the Court that the Parties intend to rely on the exemption provided by Section 3(a)(10) of the U.S. Securities Act (the “Section 3(a)(10) Exemption”) for the issuance of Replacement Options and Replacement RSUs pursuant to the Arrangement and that, in connection therewith, the Court will be required to approve the substantive and procedural fairness of the terms and conditions of the Arrangement to each Person to whom Replacement Options and/or Replacement RSUs will be issued. Each Person to whom Replacement Options and/or Replacement RSUs will be issued on completion of the Arrangement will be given adequate notice in accordance with the Interim Order advising them of their right to attend and appear before the Court at the hearing of the Court for the Final Order and providing them with adequate information to enable such Person to exercise such right.

2.3	CRH Meeting

Subject to the terms of this Agreement:

(a)	CRH agrees to convene and conduct the CRH Meeting in accordance with the Interim Order, the CRH Constating Documents articles and applicable Laws as soon as reasonably practicable following receipt of the Interim Order, and in any event on or before the Meeting Deadline. CRH agrees that it shall, in consultation with the Purchaser, fix and publish a record date for the purposes of determining the CRH Securityholders entitled to receive notice of and vote at the CRH Meeting in accordance with the Interim Order.

(b)	CRH will not propose or submit for consideration at the CRH Meeting any business other than the Arrangement, matters of procedure and any other matters required by applicable Laws to be voted on by the CRH Securityholders in connection with the Arrangement without the Purchaser’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.

(c)	CRH will advise the Purchaser as the Purchaser may reasonably request and at least on a daily basis on each of the last 10 Business Days prior to the date of the CRH Meeting as to the aggregate tally of the proxies received by CRH in respect of the Arrangement Resolution.

(d)	CRH will promptly advise the Purchaser of any substantive written communication received by CRH from or brought by (or threatened to be brought by) any Person in opposition to the Arrangement and/or any written notice of dissent or purported exercise by any CRH Shareholder of Dissent Rights received by CRH in relation to the Arrangement and any withdrawal of Dissent Rights received by CRH and will provide the Purchaser with reasonable opportunity to review and comment upon any written communications sent by or on behalf of CRH to any CRH Shareholder exercising or purporting to exercise Dissent Rights in relation to the Arrangement.

(e)	As soon as practical after the record date for the CRH Meeting, CRH will prepare or cause to be prepared by its transfer agent and provided to the Purchaser a list of the holders of CRH Shares, CRH Options and CRH RSUs, and will deliver to the Purchaser thereafter upon request supplemental lists setting out any changes thereto, all such deliveries to be in electronic format if available from CRH’s transfer agent.

(f)	CRH shall not settle or compromise or agree to settle or compromise with respect to any Dissent Rights without the prior written consent of the Purchaser.

(g)	CRH shall not, without the Purchaser’s consent, change the record date for the CRH Shareholders entitled to vote at the CRH Meeting in connection with any adjournment or postponement of the CRH Meeting unless required by Law.

(h)	CRH shall at the Purchaser’s written request, promptly, and in any event within five Business Days (or in the event that CRH Meeting is scheduled to occur within such five Business Day period, prior to the third Business Day prior to the date of CRH Meeting), reaffirm the CRH Board Recommendation.

(i)	If the CRH Meeting is to be held during a Matching Period, CRH shall be entitled to, or shall, at the request of the Purchaser, adjourn or postpone the CRH Meeting to the latest date specified by either CRH or the Purchaser that, in either case, is not later than the earlier of (i) ten (10) Business Days after the date on which CRH Meeting was originally scheduled, and (ii) five (5) Business Days prior to the Outside Date;

(j)	CRH shall not adjourn, postpone or cancel (or propose to adjourn, postpone or cancel) the CRH Meeting without the prior written consent of the Purchaser, except (i) if CRH reasonably believes that it is necessary to postpone or adjourn the CRH Meeting to ensure that any supplement or amendment to the CRH Circular required by applicable Law is provided to CRH Securityholders within a reasonable amount of time in advance of the CRH Meeting or (ii) CRH will not have a sufficient number of securities represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the CRH Meeting, CRH shall have the right to, on one or more occasions, without the prior written consent of the Purchaser, postpone or adjourn the CRH Meeting for the minimum duration necessary to remedy the circumstances giving rise to such adjournment or postponement.

2.4	CRH Circular

(a)	As promptly as reasonably practicable following the date hereof, CRH shall (i) prepare the CRH Circular together with any other documents required by applicable Laws to be sent to CRH Securityholders in connection with the CRH Meeting, and (ii) file the CRH Circular in preliminary form with the SEC. As promptly as reasonably practicable following an SEC Clearance Event and receipt of the Interim Order and in any event prior to the Mailing Deadline, CRH shall (x) file the CRH Circular in all jurisdictions where the same is required to be filed, and (y) mail the CRH Circular as required under applicable Laws and by the Interim Order. On the date of mailing thereof, the CRH Circular shall comply as to form in all material respects with all applicable Laws and the Interim Order and shall contain sufficient detail to permit the CRH Securityholders to form a reasoned judgement concerning the matters to be placed before them at the CRH Meeting. Without limiting the generality of the foregoing, the CRH Circular must include: (a) a copy of the Fairness Opinion; (b) a statement that the CRH Board has received the Fairness Opinion, and has unanimously, after receiving legal and financial advice, determined that the Arrangement Resolution is in the best interests of CRH and recommends that CRH Securityholders vote in favour of the Arrangement Resolution (the “CRH Board Recommendation”); and (c) a statement that each director and officer of CRH has agreed to vote all of such individual’s CRH Securities in favour of the Arrangement Resolution in accordance with the CRH Voting Agreements and against any resolution submitted by any Person that is inconsistent with the Arrangement. The CRH Circular shall also contain such information as may be required to allow the Parties to rely upon the Section 3(a)(10) Exemption with respect to the offer and sale of the Replacement Options and Replacement RSUs pursuant to the Arrangement.

(b)	Subject to Section 8.1, CRH shall (i) solicit proxies in favour of the Arrangement Resolution, against any resolution submitted by any other CRH Shareholder, including, if so requested by the Purchaser, using the services of dealers and proxy solicitation services selected by the Purchaser from the firms listed in Schedule 2.4(b) of the Disclosure Letter and permitting the Purchaser to otherwise assist CRH in such solicitation, and, notwithstanding any other provision of this Agreement, the costs and expenses associated with any such proxy solicitation required by the Purchaser shall be paid by the Purchaser, and take all other actions that are reasonably necessary or desirable to seek the CRH Shareholder Approval and CRH Securityholder Approval, (ii) recommend to holders of CRH Shares, CRH Options and CRH RSUs that they vote in favour of the Arrangement Resolution and (iii) not make a CRH Change in Recommendation.

(c)	The Purchaser will, in a timely and expeditious manner, furnish CRH with all such information regarding the Purchaser and its Affiliates as may reasonably be required to be included in the CRH Circular pursuant to applicable Laws.

(d)	The Purchaser shall be given a reasonable opportunity to review and comment on the CRH Circular prior to the CRH Circular being printed and filed with any Governmental Authority, and reasonable consideration shall be given to any comments made by the Purchaser, provided that all information relating solely to the Purchaser and its Affiliates included in the CRH Circular shall be in form and content satisfactory to the Purchaser, acting reasonably. CRH shall provide the Purchaser with final copies of the CRH Circular prior to the mailing thereof to the CRH Securityholders.

(e)	CRH and the Purchaser shall each promptly notify each other if at any time before the Effective Date either becomes aware that the CRH Circular contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the CRH Circular or that it otherwise requires an amendment or supplement under applicable Law and the Parties shall co-operate in the preparation of any amendment or supplement to the CRH Circular as required or appropriate, and CRH shall promptly mail or otherwise publicly disseminate any amendment or supplement to the CRH Circular to CRH Securityholders and, if required by the Court or applicable Laws, file the same with any applicable Governmental Authority and as otherwise required.

2.5	Preparation of Filings

The Purchaser shall cooperate with and assist CRH and use its reasonable commercial efforts in good faith to take, or cause to be taken, all reasonable actions, including by providing CRH, on a timely basis, any information reasonably required to be supplied by Purchaser in connection with the preparation of any Orders, registrations, Consents, filings, rulings, exemptions, no-action letters, circulars and approvals (other than Regulatory Approvals which shall be subject to Section 8.7) required in connection with this Agreement and the Arrangement and the preparation of any required documents, in each case as reasonably necessary to discharge their respective obligations under this Agreement, the Arrangement and the Plan of Arrangement, and to complete any of the transactions contemplated by this Agreement, including their obligations under applicable Laws. The Purchaser may elect to make such securities and other regulatory filings in the United States or other jurisdictions as may be reasonably necessary or desirable in connection with the completion of the Arrangement. CRH shall provide to the Purchaser all information regarding CRH and its Affiliates as reasonably required by applicable Securities Laws in connection with such filings.

2.6	Final Order

If (a) the Interim Order is obtained; and (b) the Arrangement Resolution is passed at the CRH Meeting by the CRH Securityholders as provided for in the Interim Order and as required by applicable Laws, subject to the terms and conditions of this Agreement, CRH shall diligently pursue and take all steps necessary or desirable to have the hearing before the Court of the application for the Final Order held as soon as reasonably practicable and, in any event, within five (5) Business Days following the approval of the Arrangement Resolution at the CRH Meeting provided however that should Court operations again become restricted due to the COVID-19 pandemic the foregoing date may be extended until the earlier of (a) the date that is ten (10) Business Days after the date on which the Court grants a telephonic or other remote means of hearing the motion for the Final Order, and (b) the earliest possible date on which the Court grants a hearing date for the motion for the Final Order once it resumes normal operations

2.7	Court Proceedings

In connection with all Court proceedings relating to obtaining the Interim Order and the Final Order, CRH shall diligently pursue, and cooperate with the Purchaser in diligently pursuing, the Interim Order and the Final Order and CRH will provide the Purchaser and its legal counsel with reasonable opportunity to review and comment upon drafts of all material to be filed with the Court in connection with the Arrangement, including by providing on a timely basis a description of any information required to be supplied by the Purchaser for inclusion in such material, prior to the service and filing of that material, will provide the Purchaser with reasonable opportunity to review and comment upon drafts of all material to be filed with the Court in connection with the Arrangement and will give reasonable consideration to all such comments. Subject to the terms of this Agreement, the Purchaser will cooperate with and assist CRH in seeking the Interim Order and the Final Order, including by providing CRH on a timely basis any information reasonably required to be supplied by the Purchaser in connection therewith. CRH will ensure that all material filed with the Court in connection with the Arrangement is consistent in all material respects with the terms of this Agreement and the Plan of Arrangement. In addition, CRH will not object to legal counsel to the Purchaser making such submissions on the application for the Interim Order and the application for the Final Order as such counsel considers appropriate, acting reasonably, provided that CRH is advised of the nature of any submissions prior to the hearing and such submissions are consistent in all material respects with this Agreement and the Plan of Arrangement. Subject to applicable Law, CRH will not file any material with the Court in connection with the Arrangement or serve any such material, and will not agree to modify or amend materials so filed or served, except as contemplated by this Section 2.7 or with the Purchaser’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed provided that nothing herein shall require the Purchaser to agree or consent to any increased purchase price or other consideration or other modification or amendment to such filed or served materials that expands or increases the Purchaser’s obligations, or diminishes or limits the Purchaser’s rights, set forth in any such filed or served materials or under this Agreement. CRH shall also provide to the Purchaser on a timely basis copies of any notice of appearance or other Court documents served on CRH in respect of the application for the Interim Order or the Final Order or any appeal therefrom and of any notice, whether written or oral, received by CRH indicating any intention to oppose the granting of the Interim Order or the Final Order or to appeal the Interim Order or the Final Order. CRH will use commercially reasonable efforts to oppose any proposal from any Person that the Final Order contain any provision inconsistent with this Agreement, and if required by the terms of the Final Order or by Law to return to Court with respect to the Final Order do so only after notice to, and in consultation and cooperation with, the Purchaser.

2.8	Effective Date

From and after the Effective Time, the Plan of Arrangement will have all of the effect provided by applicable Law, including the BCBCA. The closing of the Arrangement will take place at the offices of Blake, Cassels & Graydon LLP, Suite 2600, 595 Burrard Street, Vancouver, British Columbia at 10:00 a.m. (Vancouver time) on the Effective Date, or at such other time and place as may be agreed to by the Parties.

2.9	Payment of Share Consideration

The Purchaser will, following receipt by CRH of the Final Order and in any event prior to or at the Effective Time, deposit, or cause to be deposited, in escrow with the Depositary sufficient funds to satisfy the Share Consideration payable to the CRH Shareholders pursuant to the Plan of Arrangement (other than CRH Shareholders exercising Dissent Rights and who have not withdrawn their notice of objection).

2.10	Treatment of Convertible Securities

Subject to the terms and conditions of this Agreement and the Plan of Arrangement, pursuant to the Arrangement:

(a)	all outstanding Unvested CRH Options shall cease to represent an option or other right to acquire CRH Shares and shall be exchanged at the Effective Time for Replacement Options;

(b)	all outstanding Rollover RSUs shall be exchanged at the Effective Time for Replacement RSUs; and

(c)	all Payout RSUs and all Vested CRH Options will be deemed to be fully vested and exercisable, and shall, without further action, be deemed to be assigned and transferred by the holder thereof to CRH in exchange for a cash payment from CRH equal to the Option Consideration (if any) in respect of such CRH Option or equal to the RSU Consideration (if any) in respect of such CRH RSU net of any applicable withholding tax.

2.11	Announcement and Shareholder Communications

The Purchaser and CRH shall each publicly announce the transactions contemplated hereby promptly following the execution of this Agreement by the Purchaser and CRH, the text and timing of each Party’s announcement to be approved by the other Party in advance, acting reasonably. The Purchaser and CRH shall co-operate in the preparation of presentations, if any, to CRH Securityholders regarding the transactions contemplated by this Agreement, and no Party shall (a) issue any press release or otherwise make public announcements with respect to this Agreement or the Plan of Arrangement without the prior consent of the other Party (which consent shall not be unreasonably withheld or delayed) or (b) make any filing with any Governmental Authority with respect thereto without prior consultation with the other Party; provided, however, that the foregoing shall be subject to each Party’s overriding obligation to make any disclosure or filing required under applicable Laws or stock exchange rules, and the Party making such disclosure shall use all commercially reasonable efforts to give prior oral or written notice to the other Party and a reasonable opportunity to review or comment on the disclosure or filing, and if such prior notice is not possible, to give such notice immediately following the making of such disclosure or filing.

2.12	Withholding Taxes

The Purchaser, CRH and the Depositary, as applicable, shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any Person hereunder and from all dividends, interest or other amounts payable to any Person such amounts as the Purchaser, CRH or the Depositary is required to deduct and withhold therefrom under any provision of applicable Laws in respect of Taxes. To the extent that such amounts are so deducted, withheld and remitted, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid, provided that such withheld amounts are actually remitted to the appropriate Governmental Authority.

2.13	U.S. Securities Matters

The Arrangement shall be structured and executed such that, assuming the Court considers the fairness of the terms and conditions of the Arrangement and grants the Final Order, the issuance of the Replacement Options and the Replacement RSUs under the Arrangement will not require registration under the U.S. Securities Act, in reliance upon the Section 3(a)(10) Exemption. Each Party agrees to act in good faith, consistent with the intent of the Parties and the intended treatment of the Arrangement as set forth in this Section 2.13.

Each CRH Optionholder entitled to receive Replacement Options will be advised that the Replacement Options issued pursuant to the Arrangement have not been registered under the U.S. Securities Act and will be issued in reliance on the Section 3(a)(10) Exemption, but that such exemption does not exempt the issuance of securities upon the exercises of such Replacement Options; therefore, the underlying Parent Shares issuable upon the exercise of the Replacement Options, if any, cannot be issued in the United States or to a person in the United States in reliance upon the Section 3(a)(10) Exemption and the Replacement Options may only be exercised pursuant to an effective registration statement or pursuant to a then available exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws.

Article 3
GUARANTEE BY PARENT

The Parent hereby covenants and agrees in favour of CRH to cause the Purchaser and Finco to carry out all of its obligations hereunder and under the Financing Agreements, as applicable. The Parent unconditionally and irrevocably guarantees in favour of CRH the due and punctual performance by the Purchaser and Finco of each of their respective covenants and obligations hereunder, including the obligation to pay the Consideration in accordance with this Agreement, and the accuracy of the representations and warranties of the WELL Parties provided herein. The Parent, Finco and the Purchaser shall be jointly and severally liable to CRH with respect to any breach by the Parent, Finco or Purchaser of its covenants and obligations hereunder or any inaccuracy of the representations and warranties of the WELL Parties provided herein. Additionally, the Parent hereby covenants and agrees in favour of CRH to provide for the issuance of the Parent Shares, Replacement Options and Replacement RSUs in accordance with the terms of this Agreement and the Plan of Arrangement.

Article 4
REPRESENTATIONS AND WARRANTIES OF CRH

4.1	Representations and Warranties.

Except as disclosed in the CRH Disclosure Letter (which shall make reference to the applicable section, subsection, paragraph or subparagraph below in respect of which such qualification is being made), CRH hereby represents and warrants to the Purchaser as follows, and acknowledges that the Purchaser is relying upon such representations and warranties in connection with the entering into of this Agreement:

(a)	Existence, Power and Authority. CRH and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. CRH has the corporate power, authority and capacity to execute and deliver this Agreement and all other agreements and instruments to be executed by it as contemplated herein and to perform its other obligations hereunder and under all such other agreements and instruments.

(b)	Authorization by CRH. The execution and delivery of this Agreement and all other agreements and instruments to be executed by CRH as contemplated herein and the completion of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of CRH.

(c)	No Conflicts. To the knowledge of CRH, the execution, delivery and performance of this Agreement by CRH and the completion (with any required Consents and Regulatory Approvals and the giving of any required notices) of the transactions contemplated by this Agreement do not and will not result in or constitute any of the following:

(i)	a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of: (A) the notice of articles or articles of CRH or (B) any Material Contract or Licence;

(ii)	the creation or imposition of any Lien, except for Permitted Liens, on any of the material assets of CRH; or

(iii)	the violation of any applicable Law;

except, in the case of clauses (i)(B), (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)	Approvals and Consents. Except as are set out in Schedule 4.1(d) of the CRH Disclosure Letter, to the knowledge of CRH, no Regulatory Approval or filing with, notice to, or waiver from any Governmental Authority or Consent of any other Person is required to be obtained or made by CRH in connection with the execution and delivery of, and performance by CRH of its obligations under, this Agreement or the consummation of the transactions contemplated hereby.

(e)	Enforceability of CRH’s Obligations. This Agreement constitutes the valid and binding obligation of CRH enforceable against CRH in accordance with its terms subject to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors and others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought. CRH is not an insolvent Person within the meaning of the Bankruptcy and Insolvency Act (Canada) and will not become an insolvent Person as a result of the closing of the Arrangement.

(f)	Capitalization and Listing. The information set out in Schedule 4.1(f) of the CRH Disclosure Letter concerning the authorized, issued and outstanding CRH Shares, CRH Options and CRH RSUs is true and complete as at the date hereof. The CRH Shares are listed on the TSX and the NYSE American, and are not listed or quoted on any market other than the TSX and NYSE American. There are no shareholders’ agreements governing the affairs of CRH or the relationship, rights and duties of its shareholders, nor, to the knowledge of CRH, are there any voting trusts, pooling arrangements or other similar agreements with respect to the ownership or voting of any shares of CRH. Except as disclosed in the CRH Disclosure Letter, there are no rights, subscriptions, warrants, options, conversion rights, calls, commitments or plans or agreements of any kind outstanding which would entitle any Person to purchase or otherwise acquire any shares or other securities of CRH including any securities convertible into or exchangeable or exercisable for shares or other securities of CRH.

(g)	Subsidiaries. Except as set forth in Schedule 4.1(g) of the CRH Disclosure Letter, CRH does not have any Subsidiaries or any material direct or indirect equity interest in any other Person. CRH is the registered and beneficial holder of the issued and outstanding shares of each of the Subsidiaries as set forth in Schedule 4.1(g) of the CRH Disclosure Letter with good and marketable title thereto, free and clear of all Liens, except for Permitted Liens. Except as disclosed in Schedule 4.1(g) of the CRH Disclosure Letter, there are no rights, subscriptions, warrants, options, conversion rights, calls, commitments or plans or agreements of any kind outstanding which would entitle any Person to purchase or otherwise acquire any shares or other securities of the Subsidiaries of CRH, including any securities convertible into or exchangeable or exercisable for shares or other securities of the Subsidiaries of CRH.

(h)	Fairness Opinion. The CRH Board has received the oral opinion (the “Fairness Opinion”) of the Financial Advisor, to the effect that, as of the date of such opinion, subject to the assumptions and limitations set out therein, the Share Consideration to be received by the CRH Shareholders in connection with the transactions contemplated by the Arrangement is fair, from a financial point of view, to the CRH Shareholders. The CRH Board, after consultation with its financial and legal advisors has determined that the Arrangement is in the best interests of CRH and is fair to the CRH Shareholders and accordingly has resolved unanimously to recommend to the CRH Shareholders that they vote in favour of the Arrangement Resolution. The CRH Board has approved the Arrangement pursuant to the Plan of Arrangement and the execution and performance of this Agreement.

(i)	Qualification to Do Business. Except as set forth in Schedule 4.1(i) of the CRH Disclosure Letter, each member of the Corporate Group: (a) has all necessary corporate power, authority, and capacity to carry on its business as it is now being carried on and to own or lease its assets as now owned or leased; and (b) is registered or otherwise qualified to do business in each jurisdiction where such qualification is necessary due to its activities, in each case in all material respects.

(j)	Financial Statements. The Financial Statements have been prepared in accordance with GAAP, consistently applied throughout the periods to which they relate (except, in the case of any unaudited Financial Statements, for the absence of footnotes and customary period end adjustments). The balance sheets contained in the Financial Statements fairly present the financial position of CRH on a consolidated basis as of their respective dates and the statements of earnings and retained earnings contained in the Financial Statements fairly present the revenues, earnings and results of operations for the periods indicated. The Financial Statements are accurate and complete in all material respects.

(k)	Off-Balance Sheet Arrangements. Except as described in the CRH SEC Public Documents filed as of the date of this Agreement, neither CRH nor any of its Subsidiaries is a party to, or has any commitment to become a party to: (i) any joint venture, off-balance sheet partnership, or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among CRH or any of its Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose, or limited purpose Person, on the other hand); or (ii) any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC).

(l)	Internal Controls. CRH maintains a process of internal control over financial reporting (as such term is defined in National Instrument 52-109 and Rule 13a-15(f) of the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and has otherwise complied with National Instrument 52-109 and Rule 13a-15 of the Exchange Act. Since December 31, 2017, neither CRH nor any of its Subsidiaries nor, to CRH's knowledge, any director, officer, employee, auditor, accountant or representative of CRH or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of CRH or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that CRH or any of its Subsidiaries has engaged in questionable accounting or auditing practices, which has not been resolved to the satisfaction of the audit committee of the CRH Board. Based on its most recent evaluation of its internal control over financial reporting prior to the date of this Agreement, management of CRH has disclosed to the CRH’s auditors and the audit committee of the CRH Board (i) any “significant deficiency” or “material weakness” (each as defined in Rule 12b-2 of the Exchange Act) in the system of internal control over financial reporting utilized by CRH and its Subsidiaries that is reasonably likely to adversely affect in any material respect CRH’s ability to record, process, summarize and report financial information and (ii) any known fraud that involves CRH’s management or other employees who have a significant role in the preparation of financial statements for CRH and its Subsidiaries or the internal control over financial reporting utilized by CRH and its Subsidiaries.

(m)	Disclosure Controls and Procedures. Except as set forth in Schedule 4.1(m) of the CRH Disclosure Letter, CRH maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that are designed to ensure that all information (both financial and non-financial) required to be disclosed by CRH in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to CRH’s management as appropriate to allow timely decisions regarding required disclosure.

(n)	Material Licences and Permits. Schedule 4.1(n) of the CRH Disclosure Letter lists all material Licences and Permits required to operate CRH’s business. To the knowledge of CRH, such Licences and Permits are the only licences, permits, approvals or evidences of authority of any Governmental Authority required for the operation of its business and are held by CRH free and clear of any and all Liens (collectively, the “Company Authorizations”). CRH is conducting its business in all material respects in accordance with all terms and conditions of the Licences and Permits. To the knowledge of CRH, all the Licences and Permits are valid and are in full force and effect, and no Person has threatened in writing to revoke, amend or impose any condition in respect of, or commenced proceedings to revoke, amend or impose conditions in respect of, any Licence or Permit.

(o)	Assets. CRH is the legal and beneficial owner of and has good and marketable title to, or holds a valid and enforceable leasehold interest in or Licence to use, all personal property and other assets indicated in the Financial Statements, including all tangible and intangible assets necessary to carry on the business of the Corporate Group as it is currently carried on. CRH does not own or hold, and has never owned or held, registered or beneficial fee simple, freehold or leasehold title to any real property and is not subject or party to any agreement or option to own freehold title to any real property or any interest in real property other than its interest as lessee under any Premises Leases. The machinery, equipment and other items of tangible personal property currently owned or leased by the Corporate Group, together with all other assets of the Corporate Group, are sufficient for the continued conduct of CRH’s business after the closing of the Arrangement in substantially the same manner as conducted before the closing of the Arrangement and constitute all of the rights, property and assets necessary to conduct the CRH’s business as currently conducted.

(p)	Material Contracts. Schedule 4.1(p) of the CRH Disclosure Letter lists or identifies all Material Contracts. To the knowledge of CRH, neither itself nor any other party to any Material Contract is in default under any Material Contract and there has not occurred any event which, with the lapse of time or giving of notice or both, would, to the knowledge of CRH, constitute a default under any Material Contract by CRH or any other party to any Material Contract. To the knowledge of CRH, each Material Contract is in full force and effect and CRH is entitled to the full benefit and advantage of each Material Contract in accordance with its terms. The Corporate Group has not received any written notice of a default under any Material Contract or of a dispute between any member of the Corporate Group and any other Person in respect of any Material Contract. To the knowledge of CRH, the completion of the transactions contemplated by this Agreement will not afford any party to any of the Material Contracts the right to terminate any Material Contract nor will the completion of such transactions result in any additional or more onerous obligation on the Purchaser under any Material Contract.

(q)	Corporate Records. Except as set forth in Schedule 4.1(q) of the CRH Disclosure Letter, the minute books of CRH and other corporate records made available to the Purchaser for review have been maintained in accordance with applicable Laws in all material respects. Except as set forth in Schedule 4.1(q) of the CRH Disclosure Letter, all corporate proceedings and actions reflected in the minute books of CRH have been conducted or taken in compliance with applicable Laws and the articles of CRH.

(r)	No Liabilities. Except as disclosed in Schedule 4.1(r) of the CRH Disclosure Letter, CRH has no liabilities that would be required to be recorded under GAAP except for:

(i)	liabilities reflected or reserved against in the Financial Statements;

(ii)	liabilities disclosed in, or related to, this Agreement; or

(iii)	liabilities incurred in the ordinary course of business consistent with past practice since the date of the most recent Financial Statements which would not have a Material Adverse Effect on CRH.

(s)	Books and Records. CRH has made available to the Purchaser all Books and Records. All material financial transactions of CRH have been accurately recorded in the Financial Records in accordance with generally accepted accounting principles and the Financial Records accurately reflect the basis for the financial condition and the revenues, expenses and results of operations of CRH as of and to the date hereof. No Books and Records are in the possession or control of, recorded, stored, maintained by, or otherwise dependent on, any other Person.

(t)	Leased Premises.

(i)	Schedule 4.1(t) of the CRH Disclosure Letter lists all of the Premises Leases and sets out, in respect of each Premises Lease the municipal address and applicable unit or premises leased.

(ii)	Each Premises Lease is valid and subsisting, in full force and effect, unamended by any oral or written agreement that could materially interfere with the use of any Leased Premises as currently used, and CRH is entitled to the full benefit and advantage of each Premises Lease in accordance with its terms. To the knowledge of CRH, each Premises Lease is in good standing and there has not been any default by any party under any Premises Lease nor is there any material dispute between CRH and any landlord or tenant under any Premises Lease.

(iii)	A true copy of each Premises Lease has been delivered to the Purchaser. There are no arrears of rent or other material defaults under any Premises Lease nor, to the knowledge of CRH, are there any disputes between the parties thereto.

(iv)	None of the Premises Leases has been assigned by CRH in favour of any Person.

(v)	The current uses of each property subject to a Premises Lease comply with applicable Law in all material respects.

(u)	Intellectual Property.

(i)	Schedule 4.1(u)(i) of the CRH Disclosure Letter lists all of the registrations and applications for registration of the Intellectual Property and all common law trade-marks currently used by CRH included in the Intellectual Property. All of the registrations and applications for registration of the Intellectual Property are valid and subsisting, in good standing and are recorded in the name of CRH. CRH has not received written notice that any application for registration of any Intellectual Property has been rejected, withdrawn or opposed.

(ii)	CRH is the only owner of the Intellectual Property and is entitled to the exclusive and uninterrupted use of the Intellectual Property without payment of any royalty or other fees. To the knowledge of CRH, no Person has any right, title or interest in any of the Intellectual Property and all such Persons have waived their moral rights in any copyright works within the Intellectual Property. CRH has maintained all registrations that it deems necessary or desirable to protect its rights in the Intellectual Property, acting reasonably.

(iii)	Schedule 4.1(u)(iii) of the CRH Disclosure Letter includes a reference to all Legal Proceedings relating to the Intellectual Property which, to the knowledge of CRH, are currently outstanding or threatened in writing.

(iv)	All of CRH’s permissions and licences to use the Intellectual Property of other Persons (including software and computer programs but excluding Intellectual Property that is licensed pursuant to license agreements for standard “shrink wrapped, off the shelf,” commercially available, third party products used by CRH) are disclosed in Schedule 4.1(u)(iv) of the CRH Disclosure Letter. CRH has not permitted or licensed any Person to use any of the Intellectual Property except as disclosed in Schedule 4.1(u)(iv) of the CRH Disclosure Letter. Each licence referred to in Schedule 4.1(u)(iv) of the CRH Disclosure Letter is in full force and effect and, to the knowledge of CRH, neither CRH nor any licensor or licensee is in default of its obligations thereunder in any material respect.

(v)	Except as set out in Schedule 4.1(u)(v) of the CRH Disclosure Letter, to the knowledge of CRH, no Person has challenged the validity of any of the registrations or applications for registration of the Intellectual Property or CRH’s rights to any of the Intellectual Property.

(vi)	To the knowledge of CRH, neither the use of the Intellectual Property nor the conduct of its business has infringed or currently infringes upon the intellectual property rights of any other Person nor has CRH received any written notice of infringement nor are there any facts that could reasonably be expected to form the basis of Legal Proceedings which could constitute a bona fide claim for infringement as such.

(vii)	Except as set out in Schedule 4.1(u)(vii) of the CRH Disclosure Letter, to the knowledge of CRH, no other Person has infringed CRH’s rights to the Intellectual Property in any material respect.

(viii)	Except as set forth in Schedule 4.1(u)(viii) to the CRH Disclosure Letter, there is no prohibition or restriction by any Governmental Authority on the use of the Intellectual Property.

(v)	Brokers. Except as set forth in Schedule 4.1(v) to the CRH Disclosure Letter, none of CRH, or any of its officers, directors or Employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

(w)	Reporting Issuer Status. As of the date hereof, CRH is a reporting issuer not in default (or the equivalent) under the securities laws of each of the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba and Ontario.

(x)	Stock Exchange Compliance. CRH is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the TSX and NYSE American.

(y)	Public Filings. The documents comprising the CRH Public Documents, as at the respective dates they were filed, or, if amended, as of the date of such amendment, and with respect to any information incorporated by reference into them, as of the date of such information, (i) complied in all material respects with applicable Securities Laws and, where applicable, the rules and policies of the NYSE American and TSX and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (A) no representation is made by CRH with respect to information contained in the CRH Circular or other filings made in connection with the transactions contemplated by this Agreement that was supplied by Purchaser or any of its Affiliates (or their representatives) for inclusion or incorporation by reference therein and (B) no representation is made as to the accuracy of any financial projections or forward-looking statements, or the completeness of any information furnished by CRH or any of its Subsidiaries to the SEC for the purpose of complying with Regulation FD promulgated under the Exchange Act; provided that such financial projections and/or forward-looking statements were honestly made in good faith based on available information at the relevant time. CRH is up-to-date in all material forms, reports, statements and documents, including financial statements and management's discussion and analysis, required to be filed by CRH under applicable Securities Laws and the rules and policies of the NYSE American and TSX.

(z)	Compliance with Laws. The business of CRH and of each of its Subsidiaries has been since January 1, 2016, and is currently being, conducted in compliance in all material respects with all applicable Laws, and none of CRH or any of its Subsidiaries has received any notice of any alleged non-compliance or violation in any material respect of any such Laws.

(aa)	Compliance with Health Care Laws.

(i)	CRH and its Subsidiaries and each physician, nurse practitioner, physician assistant and other individual who holds or is required to hold a Permit from any board or other Governmental Authority relating to the provision of professional services employed or engaged by it or any of its Subsidiaries (each, a “Healthcare Provider”) is, and at all times during the ten (10)-year period preceding the date hereof, has been, in material compliance with, and no material violation exists under, any Health Care Laws. No Action or, to CRH’s Knowledge, investigation has been filed, commenced or, to CRH’s Knowledge threatened against CRH, any of its Subsidiaries or, to CRH’s Knowledge, any Healthcare Provider alleging any failure so to comply in any material respect, and no Subsidiary or, to CRH’s Knowledge, Healthcare Provider has received any written or oral notice from any Governmental Authority or agent thereof of any alleged violation of, default under or any citation for noncompliance with any applicable Health Care Laws. To CRH’s Knowledge, there are no facts, events, circumstances or conditions that would reasonably be expected to form the basis for any Action by a Governmental Authority against it or any Subsidiary relating to or arising under any Health Care Law. Neither CRH nor any Subsidiary has received any written or oral notice of and is not the subject of any Action or, to CRH’s Knowledge, investigation with respect to, any violation of, or any obligation to take remedial action under, applicable Health Care Laws. Neither CRH nor any Subsidiary has received any written or, to CRH’s Knowledge, oral notice from any Governmental Authority of any pending, active or threatened Actions involving CRH or any Subsidiary or to CRH’s Knowledge, any Healthcare Provider with respect to any applicable Health Care Laws prohibiting, governing, regulating or relating to fee-splitting, self-referrals or payment or receipt of kickbacks in return for or to induce referrals.

(ii)	CRH and each Subsidiary possesses all required Permits related to applicable Health Care Laws and all accreditations by Governmental Authorities or accreditation organizations for the services provided by the business held or operated by CRH, any Subsidiary or any Healthcare Provider; each of the Permits and accreditations is, and at all times during the six (6)-year period preceding the date hereof, has been, in full force and effect, and, to CRH’s Knowledge, no restriction, suspension or cancellation thereof is threatened. No other Permits or accreditations are required to be held by CRH, any Subsidiary or any Healthcare Provider to comply with any applicable Health Care Laws with respect to the services provided by the businesses. There has been no cancellation or revocation, violation of or default under any Permit or accreditation, no Subsidiary has received any written or oral notice of and is not the subject of any Action or, to CRH’s Knowledge, investigation with respect to, any violation of, or any obligation to take remedial action under Permits relating to Health Care Laws.

(iii)	At all times since January 1, 2016:

(A)	CRH, each Subsidiary and each Healthcare Provider has held: (A) the requisite provider or supplier number(s) to bill the Medicare program and the Medicaid program in the state or states in which such Person operates or provides services and all other Third Party Payor Programs that such Person bills as a participating or in network provider, and (B) where required to bill any Third Party Payor Programs, a National Provider Identification number issued by the National Plan & Provider Enumeration System;

(B)	neither CRH nor any Subsidiary nor, any of their respective directors, managers, officers, employees, contractors, agents or Healthcare Providers has received any written notice from a Third Party Payor Program, Governmental Authority or agent thereof that there is any audit, claim review, investigation or other Action pending or threatened that would reasonably be expected to result in: (A) a revocation, suspension, termination, probation, restriction, limitation or non-renewal of any supplier or provider number of CRH, any Subsidiary or any Healthcare Provider; (B) the exclusion or suspension from any Third Party Payor Program of CRH, any Subsidiary or any of their respective directors, managers, officers, employees, agents or Healthcare Providers or (C) the repayment, refunding or recoupment of payments made by Third Party Payor Programs to CRH, any Subsidiary or any Healthcare Provider, other than, in the case of this clause (C), notices in respect of claims that do not exceed $15,000 in the aggregate;

(C)	all claims that have been submitted by or on behalf of CRH and its Subsidiaries and each Healthcare Provider have been submitted in material compliance with applicable Health Care Laws and agreements with Third Party Payor Programs, and neither CRH, any Subsidiary or Healthcare Provider in connection with such Person’s activities has or has had any refund, overpayment, discount or adjustment liability under any Third Party Payor Program other than any refund, overpayment, discount or adjustment occurring as a result of any audits or reviews occurring in the ordinary course;

(D)	any research involving human subjects conducted by CRH, any Subsidiary or any Healthcare Provider has been conducted (A) in compliance with all applicable Health Care Laws and (B) in compliance with the applicable Contract with the sponsor of such research; and

(E)	each of CRH and its Subsidiaries maintains a compliance program(s) to monitor compliance with applicable Health Care Laws

(iv)	Each such Contract with a Third Party Payor Program (i) is, and at all times during the six (6)-year period preceding the date hereof or the term of such Contract, if shorter, has been, in full force and effect and is a valid, legal and binding agreement of, and enforceable against, the parties thereto in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting creditors’ rights generally or general principles of equity. To CRH’s Knowledge, (A) no Subsidiary or any of their respective equityholders, directors, managers, officers, employees, contractors, agents or Healthcare Providers has received any written or oral notice from any Third Party Payor Programs of any pending or threatened investigations or surveys, (B) no Third Party Payor Program intends to cancel, suspend or terminate its relationship with any Subsidiary or any Healthcare Provider employed or engaged by any Subsidiary, and (C) there are no facts, circumstances events or conditions that would reasonably be expected to result in any such cancellation, suspension or termination.

(v)	Neither CRH, nor any Subsidiary nor, to CRH’s Knowledge, any Healthcare Provider employed or engaged by it or the Subsidiaries has ever been a party to or bound by any order, individual integrity agreement, corporate integrity agreement, monitoring agreement, deferred prosecution agreement, consent decree, settlement or similar agreement with any Governmental Authority.

(vi)	To CRH’s Knowledge, no Person has filed or has threatened to file against any CRH, any Subsidiary or any Healthcare Provider employed or engaged by it or the Subsidiaries, an action under any federal or state whistleblower statute, including the False Claims Act, 31 U.S.C. §§ 3729-3733.

(bb)	FDA Regulatory Compliance.[1]

(i)	Since January 1, 2019, CRH and all CRH products have been in material compliance with all applicable FDA Laws.

(ii)	Except as disclosed in Schedule 4.1(bb)(ii) to the CRH Disclosure Letter, since January 1, 2019, CRH has not received any written notice from any Governmental Authority asserting noncompliance with any FDA Law, including any warning or untitled letter, notice of violation, notice of inspectional observations, Form FDA-483, or similar letter or written notice. Since January 1, 2019, CRH has not been subject to any enforcement, regulatory or administrative proceedings initiated by any Governmental Authority and, to CRH’s knowledge, no such enforcement, regulatory or administrative proceeding has been threatened.

1 Subject to ongoing review by regulatory specialists.

(iii)	Except as disclosed in Schedule 4.1(bb)(iii) to the CRH Disclosure Letter, since January 1, 2019, no product distributed or sold by or on behalf of CRH has been seized, detained, withdrawn, voluntarily or involuntarily recalled, or subject to a suspension of manufacturing, and there are no facts or circumstances reasonably likely to cause a market withdrawal, recall, seizure, detention, or suspension of the manufacturing, marketing or distribution, of any such product.

(iv)	Since January 1, 2019, all preclinical and clinical investigations sponsored or conducted by or on behalf of CRH have been and are being conducted in material compliance with all applicable FDA Laws, applicable research protocols, institutional review board or other ethics committee requirements, and federal and state Laws relating to patient privacy requirements or restricting the use and disclosure of individually identifiable health information. CRH has not received any written notice that any Governmental Authority or institutional review board or independent ethics committee has initiated, or threatened to initiate, any action to suspend, terminate, delay, or otherwise restrict any clinical trial sponsored or conducted by or on behalf of CRH.

(v)	Since January 1, 2019, neither CRH, nor to CRH’s knowledge, any officer, director employee or agent of CRH has (i) made any materially false statement on, or material omission from, any notifications, applications, approvals, reports and other submission to any Governmental Authority; or (ii) committed an act, made a statement, or failed to make a statement that would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” as set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for any other Governmental Authority to invoke any similar policy.

(vi)	Since January 1, 2019, neither CRH, nor to CRH’s knowledge, any officer, director, employee, or agent of CRH, has been (i) debarred by the FDA under 21 U.S.C. § 335a, (ii) excluded from U.S. health care programs pursuant to 42 U.S.C. §1320(a)-7 and related regulations, or (iii) excluded or debarred under any applicable Laws by any Governmental Authority. Neither CRH, nor to the CRH’s knowledge, any officer, director, employee or agent of CRH, has engaged in any conduct that would reasonably be expected to result in such a debarment or exclusion.

(cc)	SEC Filings. CRH has timely filed with or furnished to, as applicable, the SEC the CRH SEC Public Documents. To the extent that any CRH SEC Public Documents available on the Electronic Data Gathering, Analysis, and Retrieval database of the SEC (“EDGAR”) contains redactions pursuant to a request for confidential treatment or otherwise, CRH has made available to the Purchaser the full text of all such CRH SEC Public Documents that it has so filed or furnished with the SEC. As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the CRH SEC Public Documents complied as to form in all material respects with the applicable requirements of the U.S. Securities Act of 1933, as amended, the Exchange Act, and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”), and the rules and regulations of the SEC thereunder applicable to such CRH SEC Public Documents. To the knowledge of CRH, none of the CRH SEC Public Documents is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the CRH SEC Public Documents. None of the Subsidiaries is required to file or furnish any forms, reports, or other documents with the SEC.

(dd)	Sarbanes-Oxley and NYSE American Compliance. Each of the principal executive officer and the principal financial officer of CRH (or each former principal executive officer and each former principal financial officer of CRH, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the CRH SEC Public Documents, and the statements contained in such certifications are true and accurate in all material respects. Except as set forth and described in Schedule 4.1(dd), CRH is also in compliance in all material respects with all of the other applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of NYSE American.

(ee)	Legal Proceedings. Except as set forth and described in Schedule 4.1(ee) of the CRH Disclosure Letter, there is no Legal Proceeding in progress, pending or threatened in writing against or affecting CRH, its business or any of its material assets, which Legal Proceeding involves the possibility of any damages not fully covered by insurance. Except as set forth and described in Schedule 4.1(ee) of the Disclosure Letter, to the knowledge of CRH, there is no Order outstanding against and affecting CRH, its business or any of its material assets.

(ff)	Employment Matters.

(i)	Schedule 4.1(ff)(i) of the CRH Disclosure Letter sets forth complete and accurate information as of the close of business on the date hereof as to each non anesthesia provider Employee’s name, job title, date of hire, status as full- or part-time, annual salary or wage rates, annual bonus percentage, any other material compensation paid since the beginning of the most recently completed fiscal year. Except as set out in Schedule 4.1(ff)(i) of the CRH Disclosure Letter, no Employee is on short-term or long-term disability leave, extended absence or receiving benefits pursuant to any applicable Law, and specifies the last date of active employment, type of leave and expected date of return to work (if known).

(ii)	Schedule 4.1(ff)(ii) of the CRH Disclosure Letter sets forth complete and accurate information as of the close of business on the date hereof as to each Employee who provides anesthesia service’s name, total amount paid by CRH for work completed from January 1, 2020 through January 31, 2021, contract date with CRH or any of its Subsidiaries and location of services.

(iii)	Schedule 4.1(ff)(iii) of the CRH Disclosure Letter sets forth complete and accurate information as of the close of business on the date hereof as to each Contractor providing anesthesia services engaged by CRH or its Subsidiaries and compensated under tax legislation on Form 1099, the total amount paid by CRH for work completed from January 1, 2020 through January 31, 2021, contract date with CRH or any of its Subsidiaries and location of services. Each Contractor who is disclosed in the CRH Disclosure Letter has been properly classified as an independent contractor, is subject to a written agreement and neither CRH nor any of its Subsidiaries has received any notice from any Governmental Authority disputing such classification.

(iv)	Neither CRH nor any of its Subsidiaries has any direct or indirect liability, whether actual or contingent, with respect to the misclassification of any person as an independent contractor rather than as an Employee, or as eligible or not eligible for overtime pay, or for participation in or exclusion from any Employee Plan, or with respect to any temporary employees.

(v)	CRH is not a party to or bound by, either directly or by operation of applicable Law, any collective bargaining agreement, labour contract, letter of understanding, letter of intent, voluntary recognition agreement or legally binding commitment or written communication to any labour union in respect of or affecting Employees or independent contractors, CRH is not currently engaged in any labour negotiation, nor, to the knowledge of CRH, is CRH subject to any union organization effort.

(vi)	Except as set out in Schedule 4.1(ff)(vi) of the CRH Disclosure Letter, CRH is not a party to any Legal Proceeding under any applicable Law relating to Employees or former Employees, nor, to the knowledge of CRH, is there a basis for any such Legal Proceeding under any such Laws.

(vii)	CRH has not engaged in any unfair labour practice nor is there any pending or, to the knowledge of CRH, threatened complaint in writing regarding any alleged unfair labour practice or other Legal Proceeding relating to Employees or former Employees.

(viii)	There is no strike, labour dispute, work slow-down or stoppage pending or, to the knowledge of CRH threatened against CRH nor has there been any such strike, labour dispute, work slow-down or stoppage within the last three years.

(ix)	There is no grievance or arbitration proceeding arising out of or under any collective bargaining agreement which is pending or, to the knowledge of CRH, threatened against CRH.

(x)	Except as set out in Schedule 4.1(ff)(x) of the CRH Disclosure Letter, CRH has not paid nor will it be required to pay any bonus, fee, distribution, remuneration or other compensation or benefit to any Person (other than salaries, wages or bonuses paid or payable to Employees in the ordinary course of business) as a result of the entering into, or consummation of the transactions contemplated by, this Agreement.

(xi)	CRH is and has been operated in compliance, in all material respects, with all applicable Laws respecting employment, employment practices and standards, terms and conditions of employment, wages and hours (including overtime), pay equity, human rights, employment discrimination, accessibility, reasonable accommodation, leaves of absence, occupational health and safety, immigration, labour relations, workers’ compensation, classification of workers as employees and independent contractors collection and payment of Taxes, closures and lay-offs.

(xii)	To the knowledge of CRH, all Employees classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified. CRH has complied with the Worker Adjustment and Retraining Notification Act (“WARN Act”) and it has no plans to undertake any action that would trigger the WARN Act.

(xiii)	All amounts due or accrued on or prior to the date hereof for all salary, wages, bonuses, commissions, vacation with pay, sick days and benefits payable in respect of each Employee and Contractor have either been paid in full or are accurately reflected in the Books and Records.

(gg)	Employee Plans.

(i)	Schedule 4.1(gg)(i) of the CRH Disclosure Letter sets forth a true, complete, up-to-date and accurate list of all Employee benefit, welfare, bonus, pension, profit sharing, executive compensation, current or deferred compensation, incentive compensation, stock compensation, stock purchase, stock option, stock appreciation, phantom stock option, savings, severance or termination pay, retirement, supplementary retirement, hospitalization insurance, salary continuation, legal, health or other medical, dental, life, disability or other insurance (whether insured or self-insured) plan, program, agreement or arrangement, and every other written or oral benefit plan, program, agreement or arrangement sponsored, maintained or contributed to or required to be contributed to by CRH or any Affiliate of CRH for the benefit of the Employees or former Employees and their dependants or beneficiaries at any time in the last three (3) years or as provided by any collective agreement to which CRH is a party or by which it is, or was at any time in the last five years, bound or with respect to which CRH participates or has any actual or potential liability or obligations, other than plans established pursuant to statute (collectively the “Employee Plans”). CRH has made available to Purchaser current, true, correct and complete copies of each Employee Plan (as applicable, and including any subsequent amendments or changes), including without limitation the plan document, trust agreement, summary plan description, latest available favorable determination or opinion letter from the Internal Revenue Service (“IRS”), and most recently filed Form 5500 with all schedules, and for any Employee Plan not set forth in writing, a written description of all material terms thereof.

(ii)	All of the Employee Plans have been established, registered, sponsored, qualified, funded, invested and administered in all material respects in accordance with, and are in good standing under, all Applicable Benefits Laws. None of the Employee Plans enjoys any special Tax status under Applicable Benefits Law, nor have any advance Tax rulings been sought or received in respect of the Employee Plans.

(iii)	No Employee Plan is, and CRH does not have any liability with respect to: an “employee pension benefit plan”, a “multiemployer plan”, a “multiple employer plan”, a “multiple employer welfare arrangement”, a “registered pension plan” or a “retirement compensation arrangement” within the meaning of Applicable Benefits Laws. No Employee Plan provides for post-employment or post-retirement health, life or other welfare benefits to Employees or former Employees (or their beneficiaries or dependents).

(iv)	Each Employee Plan that is intended to qualify under Code Section 401(a) so qualifies and can rely on a current favorable determination or opinion letter from the IRS as to its qualified status and, to the knowledge of CRH, no event has occurred with respect to any such Employee Plan which would reasonably be expected to result in the revocation or loss of such qualified status.

(v)	No amendments have been made to any Employee Plan and no amendments or improvements to any Employee Plan will be made or promised prior to Effective Date.

(vi)	All of the material obligations of CRH regarding the Employee Plans have been satisfied and, to the knowledge of CRH, there are no outstanding defaults or violations by any party thereto and no Taxes, penalties or fees are owing or exigible under any of the Employee Plans other than in the ordinary course of business.

(vii)	All contributions or premiums required to be made by CRH under the terms of each Employee Plan or by Applicable Benefits Laws have, to the knowledge of CRH, been made.

(viii)	To the knowledge of CRH, no Employee Plan, nor any related trust or other funding medium thereunder, is subject to any pending, threatened or anticipated investigation, examination or other Legal Proceeding initiated by any Governmental Authority or by any other Person (other than routine claims for benefits), and, to the knowledge of CRH, there exists no state of facts which after notice or lapse of time or both would reasonably be expected to give rise to any such investigation, examination or other Legal Proceeding or to affect the registration of any Employee Plan required to be registered.

(ix)	Except as disclosed in Schedule 4.1(gg)(ix) of the CRH Disclosure Letter, neither the execution of this Agreement nor the completion of the transactions contemplated hereby will constitute an event under any Employee Plan that will result in any material payment (whether of severance pay or otherwise), acceleration of material payment or vesting of material benefits, forgiveness of material indebtedness, vesting, distribution, material restriction on funds, material increase in benefits or obligation to fund material benefits with respect to any Employee. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (either alone or together with any other event or transaction) will not result in any “excess parachute payments” (as such term is defined in Section 280G of the Code) or in the imposition of Tax under Section 4999 of the Code.

(x)	All data necessary to administer each Employee Plan is in the possession of CRH and is in a form which is sufficient for the proper administration of such Employee Plan in accordance with its terms and all applicable Laws and such data is complete and correct.

(hh)	Non-Arm’s Length Transactions. CRH has not, in the twelve (12) months prior to the date of this Agreement, acquired any asset from a Person with whom it was not dealing at arm's length, or disposed of anything to a Person with whom CRH was not dealing at arm's length, for proceeds less than the fair market value.

(ii)	Insurance.

(i)	CRH maintains insurance with reputable and sound insurers covering the business and assets of CRH in such amounts and against such losses and claims as are generally maintained for comparable businesses and properties. To the knowledge of CRH, each of such insurance policies is valid, subsisting and in good standing and there is no material default thereunder and CRH is entitled to all rights and benefits thereunder.

(ii)	Schedule 4.1(ii)(ii) of the CRH Disclosure Letter sets forth and describes all material pending claims under any insurance policies.

(jj)	Tax Matters.

(i)	Each of CRH and its Subsidiaries has duly and in a timely manner made or prepared all Tax Returns required to be made or prepared by it, and duly and in a timely manner filed all Tax Returns required to be filed by it with the appropriate Governmental Authority, such Tax Returns were complete and correct in all material respects and each of CRH and its Subsidiaries has paid all Taxes, other than late payment of such Taxes which, individually or in the aggregate, would not have a Material Adverse Effect, including instalments on account of Taxes for the current year required by applicable Law, which are due and payable by it and each of CRH and its Subsidiaries has provided adequate accruals in accordance with GAAP in the Financial Statements for any Taxes of each of CRH and its Subsidiaries for the period covered by such Financial Statements that have not been paid whether or not shown as being due on any Tax Returns. Since such publication date, no material liability in respect of Taxes not reflected in such statements or otherwise provided for has been assessed, proposed to be assessed, incurred or accrued, other than in the ordinary course of business.

(ii)	Each of CRH and its Subsidiaries has duly and timely withheld all Taxes and other amounts required by Law to be withheld by it and has duly and timely remitted to the appropriate Governmental Authority such Taxes or other amounts required by Law to be remitted by it.

(iii)	Each of CRH and its Subsidiaries has duly and timely collected all amounts on account of any sales, use or transfer Taxes, including goods and services, harmonized sales, provincial and territorial Taxes and state and local Taxes, required by Law to be collected by it and has duly and timely remitted to the appropriate Governmental Authority such amounts required by Law to be remitted by it.

(iv)	Except as set out in Schedule 4.1(jj)(iv) of the Disclosure Letter, to the knowledge of CRH, there are no proceedings, investigations, audits or claims now pending or threatened against CRH or any of its Subsidiaries in respect of any Taxes and there are no matters under discussion, audit or appeal with any Governmental Authority relating to Taxes.

(v)	For the purposes of the Tax Act CRH is resident in Canada.

(vi)	There are no Liens for Taxes upon any properties or assets of CRH or any of its Subsidiaries (other than Permitted Liens).

(vii)	Neither CRH nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Effective Date as a result of any of the following being made or entered into prior to the Effective Date: (i) change in method of Tax accounting; (ii) “closing agreement” within the meaning of Section 7121 of the Code (or any analogous provision of state, local or non-U.S. Law); or (iii) an election pursuant to Section 965(h) of the Code.

(viii)	Neither CRH nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than (i) such agreements or arrangements exclusively between or among CRH and/or its Subsidiaries or (ii) customary provisions contained in commercial agreements entered into in the ordinary course of business, the principal purpose of which does not relate to Taxes).

(ix)	Neither CRH nor any of its Subsidiaries (i) has been a member of an affiliated group within the meaning of Section 1504 of the Code filing a consolidated U.S. federal income Tax Return, or any other affiliated, consolidated, combined, unitary or similar group (other than a group the common parent of which is CRH or any of its Subsidiaries) for purposes of filing Tax Returns or paying Taxes; or (ii) has any material liability for Taxes of any Person (other than CRH and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any analogous provision of state, local or non-U.S. Law), as a transferee or successor or otherwise.

(x)	Within the past two years, neither CRH nor any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution qualifying or intended to qualify for tax-free treatment under Section 355(a) of the Code.

(xi)	Neither CRH nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any analogous provision of state, local or non-U.S. Law).

(xii)	The CRH Shares are not “taxable Canadian property” within the meaning of the Tax Act.

(kk)	No Material Adverse Change. Except as set out in Schedule 4.1(kk) of the CRH Disclosure Letter, since the date of the most recent Financial Statements until the date hereof, there has been no Material Adverse Effect.

(ll)	Corrupt Practices Legislation. None of CRH, any of its Subsidiaries or, to the knowledge of CRH, any representative of CRH or any of its Subsidiaries, has taken, committed to take or been alleged to have taken any action that would cause CRH or any of its Subsidiaries to be in violation of the Corruption of Foreign Public Officials Act (Canada), the Foreign Corrupt Practices Act of 1977 (United States) and the U.K. Bribery Act of 2010 or similar Laws (collectively, “Corrupt Practices Legislation”). None of CRH or any of its Subsidiaries has received any notice alleging that CRH, any of its Subsidiaries or any representative of CRH or any of its Subsidiaries has violated any Corrupt Practices Legislation and, to the knowledge of CRH, no condition or circumstances exist (including any ongoing Legal Proceeding) that would form the basis for any such allegations.

(mm)	Money Laundering. The operations of CRH and each of its Subsidiaries are and have been conducted in compliance in all material respects with applicable financial record-keeping and reporting requirements and money laundering or similar Laws (collectively, “Money Laundering Laws”). None of CRH or any of its Subsidiaries has received any notice alleging that CRH, any of its Subsidiaries or any representative of CRH or any of its Subsidiaries has violated any Money Laundering Laws and, to the knowledge of CRH, no condition or circumstances exist (including any ongoing Legal Proceeding) that would form the basis for any such allegations.

(nn)	Funds Available. CRH has sufficient funds available to pay the CRH Termination Fee in the event of a CRH Termination Fee Event and all other fees and expenses for which CRH is responsible under the terms of this Agreement.

(oo)	Absence of Certain Changes or Events. Since the date of the most recent Financial Statements until the date hereof, CRH has carried on its business in the ordinary course of business and, in particular, but without limitation, has not:

(i)	amended CRH’s notice of articles or articles adopted or filed in connection with the creation, formation or organization of CRH;

(ii)	directly or indirectly, declared, set aside for payment or paid any dividend or made any other payment or distribution on or in respect of any of the CRH Shares;

(iii)	redeemed, purchased, retired or otherwise acquired, directly or indirectly, any of the CRH Shares other than in accordance with CRH’s normal course issuer bids;

(iv)	other than in accordance with the CRH Option Plan and the CRH RSU Plans, issued or sold any shares or other securities of CRH or issued, sold or granted any option, warrant or right to purchase any shares or other securities of CRH or issued any security convertible into shares, granted any registration rights or otherwise made any change to CRH’s authorized or issued share capital;

(v)	disposed of or revalued any material assets, except sales of assets in the ordinary course of business and as set out in Schedule 4.1(oo)(v) of the CRH Disclosure Letter;

(vi)	made any material change in its accounting principles, policies, practices or methods;

(vii)	made any material change in its cash management practices and its policies, practices and procedures with respect to collection of Accounts Receivable, establishment of reserves for uncollectible accounts, accrual of Accounts Receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

(viii)	incurred or assumed any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, except unsecured current liabilities incurred in the ordinary course of business;

(ix)	mortgaged, pledged, granted a security interest in or otherwise created a Lien on any of its material assets, except for Permitted Liens;

(x)	entered into any Material Contract or any other transaction that is, in either case, not in the ordinary course of business;

(xi)	terminated, cancelled, modified or amended in any respect or taken or failed to take any action which would entitle any party to any Material Contract to terminate, cancel, modify or amend any Material Contract;

(xii)	cancelled or waived any material debt, claim or other right;

(xiii)	given or agreed to give or become a party to or bound by any guarantee, surety or indemnity in respect of indebtedness or other obligations or liabilities of any other Person or become a party to any other commitment by which CRH is, or is contingently, responsible for such indebtedness or other liability or obligation;

(xiv)	made any material capital expenditure or authorized any material capital expenditure or made any material commitment for the purchase, construction or improvement of any material capital assets except in the ordinary course of business;

(xv)	terminated, transferred or modified, or granted any rights under, any Intellectual Property;

(xvi)	adopted, modified, or terminated any: (i) employment, severance, retention or other agreement with any current or former, officer or director; (ii) Employee Plan; or (iii) collective bargaining agreement, in each case, whether written or oral, unless it has received the prior written consent of the Purchaser;

(xvii)	there has not been, with respect to CRH or any Subsidiary, any (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its current or former employees, officers, directors, independent contractors or consultants, other than as provided for in any written agreements or in the ordinary course of business or as required by applicable Law; (ii) change in the terms of employment for any employee or any termination of any employees, other than as provided for in any written agreements or in the ordinary course of business or as required by applicable Law; or (iii) action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, director, independent contractor or consultant;

(xviii)	entered into a new line of business or abandoned or discontinued any existing lines of business;

(xix)	adopted any amalgamation, arrangement, reorganization, liquidation or dissolution or the commencement of any proceedings by CRH or any Subsidiary or its or their creditors seeking to adjudicate such Person as bankrupt or insolvent, to make a proposal with respect to such Person under any Law relating to bankruptcy, insolvency, reorganization, arrangement or compromise of debts or similar laws, or to appoint a trustee, receiver, receiver-manager, agent, custodian or similar official for such Person or for any substantial part of its assets;

(xx)	acquired by amalgamation or arrangements with, or by purchase of a substantial portion of the assets or shares of, or by any other manner, any business or any Person or any division thereof;

(xxi)	taken any action to make, change or rescind any tax election, amend any Tax Return or take any position on any Tax Return, taken any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset or attribute of CRH or any Subsidiary; or

(xxii)	agreed, committed or entered into any understanding to take any actions enumerated in paragraphs (i) to (xxi) of this Section 4.1(oo).

(pp)	Disclosure Documents. The CRH Circular to be filed by CRH with the SEC and the relevant Canadian securities regulatory authorities (the “Canadian Securities Administrators”), and any other filing by CRH with the Canadian Securities Administrators or the SEC that may be required under applicable Securities Laws in connection with the transactions contemplated hereby, as may be amended or supplemented, will not, at the date it is filed with the SEC and the Canadian Securities Administrators, or, in the case of the CRH Circular or any other document required to be mailed to the CRH Securityholders under applicable Securities Laws in connection with the transactions contemplated hereby, at the time it is first mailed to the CRH Securityholders or at the time of the CRH Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. CRH will cause each of the CRH Circular and each related filing of CRH with the SEC and the Canadian Securities Administrators to comply as to form, in all material respects, with the applicable requirements of Securities Laws and the Interim Order as of the date of such filing. Notwithstanding the foregoing, (i) no representation is made by CRH with respect to information contained in the CRH Circular or such related filings if such information was supplied by Purchaser or any of its Affiliates (or their representatives) for inclusion or incorporation by reference therein and (ii) no representation is made as to the accuracy of any financial projections or forward-looking statements.

(qq)	Privacy Matters.

(i)	To CRH’s knowledge, the Corporate Group is conducting its business in compliance with all Privacy Requirements.

(ii)	The Corporate Group has established and has materially complied at all times with a written information security program (the “Information Security Program”) that complies with Privacy Requirements and: (i) includes administrative, technical and physical safeguards designed to protect the security and integrity of any Personal Information controlled, possessed or processed by it; (ii) includes commercially reasonable business continuity and disaster recovery plans and procedures, and has arranged for back-up data processing services adequate to meet its data processing needs in the event that the material databases or Systems of the Corporate Group are rendered temporarily or permanently inoperative as a result of a natural or other disaster; and (iii) is reasonably designed to protect against Security Incidents.

(iii)	Except as disclosed in Schedule 4.1(qq)(iii) of the CRH Disclosure Letter, the Corporate Group has not: (i) suffered a Security Incident; (ii) been required to notify any Person or Governmental Authority of any Security Incident; or (iii) been materially adversely affected by any Security Incident, denial-of-service or other attack designed to interrupt operations or to interrupt access to the Corporate Group’s Systems.

(iv)	Except as disclosed in Schedule 4.1(qq)(iv) of the CRH Disclosure Letter, to CRH’s Knowledge, the Corporate Group has not: (i) received a written notice (including any enforcement notice), letter, or complaint from a Governmental Authority or any Person alleging non-compliance with any Privacy Requirements nor has the Corporate Group been subject to litigation relating to compliance with any Privacy Requirements or its Processing of Personal Information, or (ii) been subject to any regulatory inquiries, audits, orders, or enforcement actions from any Governmental Authority regarding potential non-compliance with any Privacy Requirements.

(rr)	No Additional Representations and Warranties. CRH acknowledges and agrees that, except for the representations and warranties explicitly set forth in Article 4, Purchaser does not make or has made, and CRH has not relied on, any other express or implied representation or warranty at law or in equity with respect to the Purchaser.

4.2	Survival of Representations and Warranties

The representations and warranties of CRH contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

Article 5
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

5.1	Representations and Warranties

The WELL Parties, jointly and severally, hereby represent and warrant to CRH as follows, and acknowledges that CRH is relying upon such representations and warranties in connection with the entering into of this Agreement:

(a)	Existence; Power and Authority. Each of the WELL Parties is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the WELL Parties has the corporate power, authority and capacity to execute and deliver this Agreement and all other agreements and instruments to be executed by it as contemplated herein and to perform its obligations under this Agreement and under all such other agreements and instruments.

(b)	Authorization by WELL Parties. The execution and delivery of this Agreement and all other agreements and instruments to be executed by it as contemplated herein and the completion of the transactions contemplated by this Agreement and all such other agreements and instruments have been duly authorized by all necessary corporate action on the part of each of the WELL Parties.

(c)	No Conflicts. The execution, delivery and performance of this Agreement by each of the WELL Parties and the completion (with any required Consents and Regulatory Approvals) of the transactions contemplated by this Agreement do not and will not result in or constitute any of the following:

(i)	a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of: (A) the articles or by-laws of the Purchaser or (B) of any Material Contract to which the Purchaser is a party; or

(ii)	the violation of any applicable Law;

except, in the case of clause (i)(B) or (ii), as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)	Enforceability of Obligations. This Agreement constitutes a valid and binding obligation of each of the WELL Parties enforceable against each of the WELL Parties in accordance with its terms subject to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors and others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

(e)	Financial Capacity. The Purchaser’s obligations under this Agreement are not subject to any conditions regarding its or any other Person’s ability to obtain financing. The Purchaser will have, on or prior to the Effective Date, sufficient funds to enable the Purchaser to pay in full the Consideration at the Effective Time.

(f)	Legal Proceedings. There is no Legal Proceeding in progress, pending or, to the knowledge of the Purchaser, threatened against or affecting any of the WELL Parties, their business or any of their respective material assets that has a Material Adverse Effect. There is no Order outstanding against and affecting any of the WELL Parties, their business or any of its material assets that has a Material Adverse Effect.

(g)	Security Ownership. Neither the Purchaser, the Parent nor any of their Affiliates or any other Person acting jointly or in concert with any of them, beneficially owns or controls, or will prior to the Effective Date beneficially own or control, any CRH Securities.

(h)	WTO or Trade Agreement Investor. Each of the WELL Parties is a Canadian or a WTO-Investor within the meaning of the Investment Canada Act.

(i)	Purchaser Information. None of the information supplied or to be supplied by the Purchaser or any of its Affiliates (or their representatives) for inclusion in the CRH Circular or, if applicable, any other filing by CRH with the SEC or Canadian Securities Administrators, in each case, as may be amended or supplemented, will, at the time it is filed with the SEC and the Canadian Securities Administrators, or, in the case of the CRH Circular or any other document required to be mailed to the CRH Securityholders under applicable Laws in connection with the transactions contemplated hereby, at the time it is first mailed to the CRH Securityholders or at the time of the CRH Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(j)	Financing Agreements. Purchaser has delivered to CRH true and complete copies of: (i) the Finco Subscription Agreements; and (ii) the Commitment Letter, in each case from the parties identified therein (collectively, the " Financing Sources") to provide financing to the applicable WELL Party in the amounts set forth therein. The Financing Agreements have not been amended or modified and the commitments contained in such Financing Agreements have not been withdrawn, terminated or rescinded in any material respect. Assuming the funding of financing in accordance with the terms of the Financing Agreements, the net proceeds committed to be delivered pursuant to the Financing Agreements, together with Purchaser's available cash and cash equivalents on hand will provide all of the funds necessary for Purchaser to, on and as of the Effective Date, consummate the Arrangement and the transactions contemplated by this Agreement, including to pay the Consideration. Assuming due authorization, execution and delivery by the parties thereto (other than the applicable WELL Party), the Financing Agreements are a valid and binding obligation of the applicable WELL Party and are in full force and effect (subject to bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally, and to general principles of equity). There is no material default or material breach under the Financing Agreements by the applicable WELL Party, or, to the knowledge of Purchaser, any other parties thereto. No event has occurred which, with or without notice, lapse of time or both, would constitute a material default or material breach on the part of the applicable WELL Party or, to the knowledge of Purchaser, any other parties thereto, under the Financing Agreements. Purchaser has no knowledge of any facts or circumstances or any reason to believe that any facts or circumstances exist that would be reasonably likely to result in any of the conditions set forth in the Financing Agreements not being satisfied or the funding contemplated in the Financing Agreements not being made available on the Effective Date. The Financing Agreements are not subject to any conditions precedent to the obligations of the parties thereunder to make the full amount of the financings contemplated therein available at the closing at the Arrangement, or any contingencies that would permit the parties thereto to reduce the amount of financing to be provided thereunder, other than as expressly set forth therein. There are no side letters, arrangements or other Contracts to which a WELL Party is a party which could reasonably be expected to adversely affect the availability of the financing under the Financing Agreements, other than as expressly set forth in the Financing Agreements.

(k)	No Additional Representations and Warranties. The Purchaser acknowledges and agrees that, except for the representations and warranties explicitly set forth in Article 4, neither CRH nor any of its Subsidiaries (or any of their respective representatives) makes or has made, and Purchaser has not relied on, any other express or implied representation or warranty at law or in equity with respect to CRH or any of its Subsidiaries.

5.2	Survival of Representations and Warranties

Except for the representations and warranties expressly contained in Section 5.1 the Purchaser has not made nor makes any other express or implied representation or warranty. The representations and warranties of the Purchaser contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

Article 6
COVENANTS

6.1	Covenants of CRH Regarding the Conduct of Business

CRH covenants and agrees that, prior to the Effective Date, unless the Purchaser shall otherwise consent (such consent not to be unreasonably withheld or delayed) or as otherwise expressly contemplated or permitted by this Agreement:

(a)	CRH shall conduct its business and maintain its facilities in the ordinary course of business consistent with past practice, in compliance with applicable Laws, and will use commercially reasonable efforts to preserve intact its present business organization, goodwill, Employees, business relationships (including with customers, suppliers, distributors, licensors, partners and other Persons with which CRH or any of its Subsidiaries has material business relations) and its assets and properties and to perform and comply with all of its obligations under the Material Contracts;

(b)	without limiting the generality of Section 6.1(a), CRH shall not, directly or indirectly:

(i)	issue, sell, grant, award, pledge, dispose of, encumber or agree to issue, sell, grant, award, pledge, dispose of or encumber any CRH Shares, CRH Options, CRH RSUs or any warrants, calls, conversion privileges or rights of any kind to acquire any CRH Shares or other securities, other than (A) pursuant to the exercise of CRH Options and the vesting, in accordance with their terms, of CRH RSUs outstanding on the date hereof and (B) pursuant to the terms of existing contractual commitments that have been Fairly Disclosed in the CRH Disclosure Letter;

(ii)	except in the ordinary course of business consistent with past practice, sell, pledge, lease, dispose of, mortgage, licence, encumber or agree to sell, pledge, dispose of, mortgage, licence, encumber or otherwise transfer any assets of CRH or any interest in any assets of CRH having a value greater than $100,000 in the aggregate;

(iii)	amend or propose to amend the CRH Constating Documents or the terms of any securities of CRH in any way;

(iv)	split, combine or reclassify, redeem, purchase or offer to purchase or reduce the stated capital of any CRH Shares or other securities of CRH;

(v)	declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any CRH Shares;

(vi)	reorganize, amalgamate or merge CRH or any Subsidiary of CRH with any other Person;

(vii)	other than investments made in the ordinary course of CRH’s business consistent with past practice, acquire or agree to acquire (by merger, amalgamation, acquisition of shares or assets or otherwise) any Person, or make any investment either by purchase of shares or securities, contributions of capital, property transfer or purchase of any property or assets of any other Person for an amount greater than $100,000 in the aggregate;

(viii)	enter into any joint venture or similar agreement, arrangement or relationship, except as are set out in Schedule 6.1(b)(viii) of the CRH Disclosure Letter;

(ix)	except in the ordinary course of business consistent with past practice, incur, create, assume or otherwise become liable for any material indebtedness for borrowed money or any other material liability or obligation or issue any debt securities, or guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other Person or make any loans or advances;

(x)	adopt a plan of liquidation or resolutions providing for the liquidation or dissolution of CRH or any of its Subsidiaries;

(xi)	sell, lease, dispose of, voluntarily lose the right to use, license or otherwise dispose of or transfer any assets of CRH or of any of its Subsidiaries or any interest in any assets of CRH and its Subsidiaries other than assets and inventory disposed of in the ordinary course consistent with past practice, except as are set out in Schedule 6.1(b)(xi) of the CRH Disclosure Letter;

(xii)	make any capital expenditure or commit to do so, other than (A) in the ordinary course consistent with past practice and (B) any capital expenditures agreed to by the Purchaser prior to the date hereof (as included in the CRH Disclosure Letter) provided that in the case of capital expenditures expended to address emergencies or other urgent matters involving the potential loss or damage to property or personal safety, the Purchaser’s consent shall not be required where it cannot be received in a reasonably expedient manner;

(xiii)	pay, discharge, settle, satisfy, compromise, waive, assign or release any material claims, liabilities or obligations other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business consistent with past practice;

(xiv)	waive, release, grant, transfer, exercise, modify or amend in any material respect, other than in the ordinary course of business consistent with past practice, (i) any existing contractual rights in respect of any material assets, (ii) any material Permit, lease or concession or a Material Contract or other document, or (iii) any other material legal rights or claims;

(xv)	waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing licence, lease, contract or other document, other than in the ordinary course of business consistent with past practice;

(xvi)	make any loans, advances or capital contributions to, or investments in, or assume, guarantee or otherwise become liable with respect to the liabilities or obligations of, any other Person other than to any amounts to a Subsidiary in the ordinary course of business, other than in respect of financings in the ordinary course consistent with past practice;

(xvii)	prepay any long-term indebtedness before its scheduled maturity or create, incur, assume or otherwise become liable with respect to any indebtedness for borrowed money or guarantees thereof in any amount, other than (i) for operating costs and other costs incurred in the ordinary course consistent with past practice; (ii) to pay legal fees and financial advisory fees to the Financial Advisor and other costs in respect of the Arrangement; or (iii) any other capital expenditures not prohibited by Section 6.1(b)(xii);

(xviii)	grant any Lien (other than Permitted Liens) on any assets of the CRH or its Subsidiaries other than in the ordinary course consistent with past practice;

(xix)	enter into any interest rate, currency, equity or commodity swaps, hedges, derivatives, forward sales contracts or similar financial instruments other than in the ordinary course consistent with past practice;

(xx)	except as set out in Schedule 6.1(b)(xx) of the CRH Disclosure Letter, make any bonus or profit sharing distribution or similar payment of any kind (including any grants of CRH Options or CRH RSUs), except as may be required by the terms of any written employment Contract and Employee Plans in place as of the date hereof;

(xxi)	make any material change in the CRH’s methods of accounting, except as required by GAAP or pursuant to written instructions, comments or orders of a Governmental Authority;

(xxii)	commence any litigation or waive, release, assign, settle or compromise any litigation, proceedings or governmental investigations in excess of an amount of $100,000 in the aggregate;

(xxiii)	abandon or fail to diligently pursue any application for any material Company Authorizations, leases, permits or registrations or take any action, or fail to take any action, that would reasonably be expected to lead to the termination of any material Company Authorizations, leases, permits or registrations;

(xxiv)	enter into or amend any Contract with any broker, finder or investment banker; or

(xxv)	increase the benefits payable or to become payable to its directors and advisors nor materially increase the benefits payable or to become payable to its officers, enter into or materially modify any employment, severance, or similar agreements or arrangements with, or grant any material bonuses, salary increases, severance or termination pay to, any officer of CRH or member of the CRH Board, other than as required pursuant to the terms of agreements already entered into or in the ordinary course of business consistent with past practice; or

(xxvi)	in the case of Employees who are not officers of CRH or members of the CRH Board, take any action, other than in the ordinary course of business consistent with past practice, with respect to the grant of any material bonuses, salary increases, severance or termination pay or with respect to any material increase of benefits payable in effect on the date hereof;

(c)	CRH shall not establish, adopt, enter into, amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Employee Plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers, current or former employees of CRH or any Person providing management services to CRH;

(d)	CRH shall use all reasonable commercial efforts to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums as are in full force and effect;

(e)	CRH shall:

(i)	provide the Purchaser with prompt written notice of any change or any condition, event, circumstance or development which, when considered either individually or in the aggregate, has resulted in or would reasonably be expected to result in a Material Adverse Effect;

(ii)	provide any notice or other communication from any Person alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such Person (or another Person) is or may be required in connection with this Agreement or the Arrangement;

(iii)	provide, unless prohibited by Law, any notice or other communication from any Governmental Authority in connection with this Agreement or the Arrangement (and contemporaneously provide a copy of any such written notice or communication to the Purchaser);

(iv)	provide any material filing, actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting CRH, its Subsidiaries or that relate to this Agreement or the Arrangement; and

(v)	not enter into or renew any Contract (A) containing (1) any material limitation or restriction on the ability of CRH or, following completion of the transactions contemplated hereby, the ability of the Purchaser or its Subsidiaries, to engage in any type of activity or business, (2) any material limitation or restriction on the manner in which, or the localities in which, all or any portion of the business of CRH or, following consummation of the transactions contemplated hereby, all or any portion of the business of the Purchaser or its Subsidiaries, is or would be conducted or (3) any material limitation or restriction on the ability of CRH or, following completion of the transactions contemplated hereby, the ability of the Purchaser or its Subsidiaries, to solicit customers or employees or (B) that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated by this Agreement.

(f)	CRH shall:

(i)	duly and timely file all Tax Returns required to be filed by it on or after the date hereof and all such Tax Returns will be true, complete and correct in all material respects;

(ii)	timely withhold, collect, remit and pay all Taxes which are to be withheld, collected, remitted or paid by it to the extent due and payable;

(iii)	not make or rescind any material express or deemed election relating to Taxes;

(iv)	not make a request for a Tax ruling or enter into any agreement with any taxing authorities or consent to any extension or waiver of any limitation period with respect to Taxes;

(v)	not settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes for an amount greater than $100,000; and

(vi)	not file any amended Tax Return involving a material amount of additional Taxes or change any of its methods of reporting income, deductions or accounting for income Tax purposes from those employed in the preparation of its income Tax Return for the tax year ended December 31, 2019, except as may be required by applicable Laws; and

(g)	CRH shall not authorize or propose, or enter into or modify any Contract to do any of the matters prohibited by the other subsections of this Section 6.1.

6.2	Covenants of CRH Relating to the Arrangement

CRH shall perform all obligations required to be performed by CRH under this Agreement, co-operate with the Purchaser in connection therewith and do all such other acts and things as may be necessary in order to consummate and make effective the transactions contemplated in this Agreement and, without limiting the generality of the foregoing or the obligations of CRH in Article 2 of this Agreement, CRH shall:

(a)	perform in all material respects all of the obligations required to be performed by it pursuant to Article 2 of this Agreement;

(b)	use its commercially reasonable efforts to obtain and assist the Purchaser in obtaining all required Regulatory Approvals;

(c)	use its commercially reasonable efforts to obtain as soon as practicable following execution of this Agreement all Consents (provided, that, except as otherwise expressly set forth in this Agreement, no such consents, approvals or notices shall be conditions to the consummation of the transactions contemplated hereby);

(d)	use reasonable commercial efforts to obtain CRH Voting Agreements executed by any CRH Shareholder who holds greater than 5% of the issued and outstanding CRH Shares;

(e)	use commercially reasonable efforts to defend all lawsuits or other legal regulatory or other proceedings against CRH and effect all necessary or advisable registrations, filings and submissions of information required by Governmental Authorities from CRH and its Subsidiaries relating to the Arrangement;

(f)	promptly address and remedy, to Purchaser’s satisfaction, any identified failure of CRH or any of its Subsidiaries to be in compliance with applicable Laws (if any non-compliance is so identified);

(g)	use commercially reasonable efforts to, upon reasonable consultation with the Purchaser, oppose, lift or rescind any injunction, restraining or other order, decree or ruling seeking to restrain, enjoin or otherwise prohibit or adversely affect the consummation of the Arrangement and defend, or cause to be defended, any proceedings to which it is a party or brought against it or its directors or officers challenging the Arrangement or this Agreement;

(h)	use commercially reasonable efforts to obtain and deliver to the Purchaser at the Effective Time evidence reasonably satisfactory to the Purchaser of the resignation, effective as of the Effective Time, of those directors of CRH and its subsidiaries designated by the Purchaser to CRH prior to the Effective Time;

(i)	not take any action, or refrain from taking any commercially reasonable action, or permitting any action to be taken or not taken, which is inconsistent with this Agreement or which would reasonably be expected to prevent, materially delay or otherwise impede the consummation of the Arrangement or the transactions contemplated by this Agreement; and

(j)	use commercially reasonable efforts to satisfy all conditions precedent in this Agreement and take all steps set forth in the Interim Order.

6.3	Covenants of the Purchaser Relating to the Arrangement

(a)	The Purchaser shall, and shall cause its Subsidiaries to, perform all obligations required to be performed by the Purchaser or any Subsidiary of the Purchaser under this Agreement, co-operate with CRH in connection therewith, and do all such other acts and things as may be necessary in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement and, without limiting the generality of the foregoing or the obligations in Section 2.5 of this Agreement, the Purchaser shall, and where appropriate shall cause each Purchaser Subsidiary to:

(i)	perform in all material respects all of the obligations required to be performed by it pursuant to Article 2 of this Agreement;

(ii)	use its commercially reasonable efforts to obtain and assist CRH in obtaining all required Regulatory Approvals;

(iii)	use commercially reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings against the Purchaser challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

(iv)	use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to obtain the financings set forth in the Financing Agreements, as promptly as practicable after the date hereof, on or substantially on the terms set forth therein, including: (i) complying on a timely basis with their respective obligations under the Financing Agreements, (ii) satisfying on a timely basis (or seeking a waiver of) all conditions to the funding contained in the Financing Agreements that are within their respective reasonable control, and (iii) consummating the Finco Financing (including by instructing the parties to the Finco Subscription Agreements to provide the funding, on the terms and subject to the conditions set forth therein, prior to the closing of the Arrangement);

(v)	if for any reason all or any portion of the Finco Financing or Debt Financing becomes unavailable on the terms and conditions of the Financing Agreements or from the Financing Sources, Purchaser shall as soon as reasonably practicable notify CRH and use its reasonable commercial efforts to arrange and obtain, and to negotiate and enter into definitive agreements with respect to, alternative equity financing in connection with the transactions contemplated hereby from alternative sources as promptly as practicable following the occurrence of such event and in an amount sufficient to (x) consummate the Arrangement upon the terms contemplated by this Agreement. If any such alternative financing is obtained, Purchaser shall as soon as reasonably practicable notify CRH thereof;

(vi)	Purchaser shall give CRH prompt written notice of (i) any material breach or material default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any material breach or material default) by any party to any Financing Agreement; (ii) the receipt of any notice or written communication from any party to any Financing Agreement or other definitive agreement or document related to the Finco Financing or Debt Financing with respect to any actual or threatened material breach, default, withdrawal, termination or repudiation of any provision of such Financing Agreement; (iii) any material dispute or disagreement between or among a WELL Party and any of the other parties to any Financing Agreement related to the Finco Financing or Debt Financing; and (iv) Purchaser becoming aware of any fact, circumstance, event or other reason that would reasonably be expected to result in Finco or the Purchaser, as applicable, not being able to timely obtain all or any portion of the Finco Financing or Debt Financing on the terms, in the manner or from the Financing Sources contemplated by the Financing Agreements. Purchaser shall keep CRH informed on a reasonably current basis in reasonable detail of the Finco Financing and Debt Financing and as soon as reasonably practicable provide to CRH copies of any material amendments related to the Finco Financing and Debt Financing; and

(vii)	use commercially reasonable efforts to satisfy all conditions precedent in this Agreement.

6.4	Covenant Relating to CRH Options

The Parties acknowledge and agree that to the extent that an amount is paid to a CRH Optionholder that holds Vested CRH Options on the surrender or termination of his, her or its CRH Options in connection with the transactions contemplated hereby, or pursuant to the Plan of Arrangement:

(a)	CRH will elect under subsection 110(1.1) of the Tax Act, in prescribed form, in respect of such CRH Options that neither CRH, nor any person who does not deal at arm's length with CRH, will deduct in computing income for the purposes of the Tax Act, any amount in respect of such payment made to a CRH Optionholder; and

(b)	CRH will provide such CRH Optionholder with evidence in writing of such election under subsection 110(1.1) of the Tax Act.

6.5	Covenant Relating to Tax Act

The Parties covenant and agree to make any amendment required to the Plan of Arrangement to allow the Parent or any Affiliate of the Parent to obtain the benefit of paragraph 88(1)(d) of the Tax Act, provided such amendment does not result in adverse consequences to CRH or any CRH Securityholder.

Article 7
CONDITIONS

7.1	Mutual Conditions Precedent

The obligations of the Parties to complete the Arrangement are subject to the fulfillment of each of the following conditions precedent on or before the Effective Time, each of which may only be waived with the mutual consent of the Parties:

(a)	the Arrangement Resolution shall have been approved and adopted by the CRH Shareholders and the CRH Securityholders at the CRH Meeting in accordance with the Interim Order;

(b)	the Interim Order and the Final Order shall each have been obtained on terms consistent with this Agreement, and shall not have been set aside or modified in a manner unacceptable to CRH and the Purchaser, acting reasonably, on appeal or otherwise;

(c)	no act, action, suit, proceeding, objection or opposition shall have been taken or threatened in writing before or by any Governmental Authority and no Law or Order (whether or not having the force of Law and whether or not temporary, preliminary or permanent) shall have been enacted, promulgated, amended or applied, in either case, that enjoins, prevents, prohibits or makes illegal the consummation of the Arrangement (each a “Restraint”).

(d)	all Regulatory Approvals set forth on Schedule 7.1(d) of the Disclosure Letter shall have been obtained or made and shall be in full force and effect, and any applicable waiting periods in respect thereof shall have expired or been terminated; and

(e)	this Agreement shall not have been terminated.

7.2	Additional Conditions Precedent to the Obligations of the Purchaser

The obligation of the Purchaser to complete the Arrangement is subject to the fulfillment of each of the following conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of the Purchaser and may be waived by the Purchaser in whole or in part at any time):

(a)	(i) the representations and warranties of CRH set forth in Sections 4.1(a), 4.1(b) and 4.1(f) shall be true and correct in all respects as of the date of this Agreement and as of the Effective Date as if made on and as of the Effective Date; (ii) the representations and warranties of CRH set forth in Section 4.1(g) shall be true and correct in all material respects (disregarding for such purposes any materiality or Material Adverse Effect qualification contained in any such representation or warranty) as of the date of this Agreement and as of the Effective Date as if made on and as of the Effective Date; and all other representations and warranties of CRH set forth in this Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation and warranty not qualified by materiality or Material Adverse Effect) as of the Effective Time, as though made on and as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where the failure or failures of all such representations and warranties to be so true and correct would not reasonably be expected to have a Material Adverse Effect, and the Purchaser shall have received a certificate of CRH addressed to the Purchaser and dated the Effective Date, signed on behalf of CRH by a senior executive officer of CRH (on CRH’s behalf and without personal liability), confirming the same as at the Effective Time;

(b)	all covenants of CRH under this Agreement to be performed on or before the Effective Time which have not been waived by the Purchaser shall have been duly performed by CRH in all material respects and the Purchaser shall have received a certificate of CRH addressed to the Purchaser and dated the Effective Date, signed on behalf of CRH by a senior executive officer of CRH (on CRH’s behalf and without personal liability), confirming the same as at the Effective Time;

(c)	since the date of this Agreement, there shall not have occurred a Material Adverse Effect, and the Purchaser shall have received a certificate signed on behalf of CRH by a senior executive officer of CRH (on CRH’s behalf and without personal liability) to such effect;

(d)	Dissent Rights have not been exercised (or, if exercised, remain outstanding) with respect to more than 5% of the issued and outstanding CRH Shares and the Purchaser shall have received a certificate signed on behalf of CRH by a senior executive officer of CRH (on CRH’s behalf and without personal liability) to such effect;

(e)	the Locked-up CRH Shareholders shall have entered into the CRH Voting Agreements, and:

(i)	all representations and warranties made by Locked-up CRH Shareholders in the CRH Voting Agreements shall be true and correct in all material respects, as if made on and as of the Effective Date (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date);

(ii)	the Locked-up CRH Shareholders shall have complied in all material respects with all covenants set forth in the CRH Voting Agreements that are to be complied with on or before the Effective Date;

(iii)	the CRH Voting Agreements shall not have been terminated; and

(iv)	no event shall have occurred that, with notice or lapse of time or both, would give the Purchaser the right to terminate any of the CRH Voting Agreements.

7.3	Additional Conditions Precedent to the Obligations of CRH

The obligation of CRH to complete the Arrangement is subject to the fulfillment of each of the following conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of CRH and may be waived by CRH in whole or part at any time):

(a)	the representations and warranties of the Purchaser set forth in this Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation and warranty not qualified by materiality or Material Adverse Effect) in all respects as though made on and as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where the failure or failures of all such representations and warranties to be so true and correct in all respects would not reasonably be expected to prevent or materially delay the Purchaser’s ability to consummate the transaction contemplated by this Agreement, and CRH shall have received a certificate signed on behalf of the Purchaser by a senior executive officer of the Purchaser (on the Purchaser’s behalf and without personal liability) to this effect;

(b)	all covenants of the Purchaser under this Agreement to be performed on or before the Effective Time which have not been waived by CRH shall have been duly performed by the Purchaser in all material respects and CRH shall have received a certificate of the Purchaser, addressed to CRH and dated the Effective Date, signed on behalf of the Purchaser by a senior executive officer of the Purchaser (on the Purchaser’s behalf and without personal liability), confirming the same as of the Effective Date; and

(c)	the Purchaser shall have complied with its obligations under Section 2.9 and the Depositary shall have confirmed receipt of the Share Consideration.

7.4	Satisfaction of Conditions

The conditions precedent set out in Sections 7.1, 7.2 and 7.3 shall be conclusively deemed to have been satisfied, waived or released at the Effective Time.

7.5	Financing Condition

Purchaser acknowledges that it is not a condition to closing of the Arrangement or any of its obligations under this Agreement that the WELL Parties obtain financing pursuant to any or all of the Financing Agreements or from any other source for or related to any of the transactions contemplated by this Agreement.

Article 8
ADDITIONAL AGREEMENTS

8.1	Non-Solicitation

(a)	Except as expressly provided in this Section 8.1, CRH shall not, directly or indirectly, through any officer, director, employee, advisor (including any financial or other advisor), representative, agent or otherwise and shall not permit any Person to:

(i)	make, solicit, assist, initiate, encourage, engage in, respond to or otherwise facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, Books and Records of the CRH or any Subsidiary or entering into any form of agreement, arrangement or understanding) any inquiries, proposals or offers relating to any Acquisition Proposal, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by a Person other than the Purchaser pursuant to this Agreement to do or seek to do any of the foregoing;

(ii)	enter into or otherwise engage in any discussions or negotiations regarding, or furnish any information relating to CRH or any of its Subsidiaries or offer or provide access to the business, properties, assets, Books and Records of CRH or any of its Subsidiaries, or otherwise co-operate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt to make or complete any Acquisition Proposal, provided that, for greater certainty, CRH may advise any Person making an unsolicited Acquisition Proposal that such Acquisition Proposal does not constitute a Superior Proposal when the CRH Board has so determined;

(iii)	withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in any manner adverse to the Purchaser, the CRH Board Recommendation;

(iv)	accept, approve, endorse, recommend or remain neutral with respect to, or propose publicly to accept, approve, endorse, recommend or remain neutral with respect to, any Acquisition Proposal (it being understood that publicly taking no position or a neutral position with respect to a publicly announced, or otherwise publicly disclosed Acquisition Proposal for a period of no more than five (5) Business Days following such public announcement or disclosure will not be considered to be in violation of this Section 8.1 provided the CRH Board has affirmed the CRH Board Recommendation before the end of such five Business Day period (or in the event that the CRH Meeting is scheduled to occur within such five (5) Business Day period, not later than the third Business Day prior to the date of the CRH Meeting)); or

(v)	accept, approve, endorse, recommend or execute or enter into, other than a confidentiality and standstill permitted by and in accordance with Section 8.1(e) or publicly propose to accept, approve, endorse, recommend or execute or enter into any agreement, understanding or arrangement (including any letter of intent or agreement in principle) that constitutes or would reasonably be expected to lead to an Acquisition Proposal, other than a confidentiality and standstill agreement permitted by and in accordance with Section 8.1(e) or providing for the payment of any break, termination or similar fees or expenses to any Person in the event CRH completes the transactions contemplated hereby, provided, however, that nothing contained in this Section 8.1(a) or any other provision of this Agreement shall prevent the CRH Board from, and the CRH Board shall be permitted to (i) enter into, participate, facilitate and maintain discussions or negotiations with, or respond to enquiries from, and otherwise cooperate with or assist and (ii) provide copies of, access to or disclosure of information, properties, facilities, books or records of CRH or its Subsidiaries, if and only if:

(A)	the CRH Board has determined, acting in good faith and after consultation with its financial and legal advisors, that such Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal and, after consulting with its outside legal counsel, engaging in such discussions or negotiations would not be inconsistent with its fiduciary duties;

(B)	such Person was not restricted from making such Acquisition Proposal pursuant to an existing confidentiality, standstill, non-disclosure, use, business purpose or similar restriction with the CRH any of its Subsidiaries;

(C)	such Acquisition Proposal did not result from a breach by CRH of its obligations under this Section 8.1;

(D)	before providing any such copies, access or disclosure, CRH enters into a confidentiality and standstill agreement with such Person substantially in the form set out in Schedule 8.1(a)(v)(D) of the CRH Disclosure Letter and any such copies, access or disclosure provided to such Person shall have already been (or substantially simultaneously be) provided to the Purchaser; and

(E)	CRH promptly provides the Purchaser with:

(I)	one Business Day’s prior written notice stating CRH’s intention to participate in such discussions or negotiations and to provide such copies, access or disclosure and the CRH Board has determined that taking such action is not inconsistent with its fiduciary duties; and

(II)	before providing any such copies, access or disclosure, CRH provides the Purchaser with a true, complete and final executed copy of the confidentiality and standstill agreement referred to in Section 8.1(e); and

(b)	CRH shall immediately cease and cause to be terminated any existing discussions or negotiations with any Person (other than the Purchaser) with respect to any potential Acquisition Proposal and, in connection therewith, CRH will discontinue access to any of its confidential information to all such Persons (and not establish or allow access to any of its confidential information, or any data room, virtual or otherwise in connection with a transaction involving CRH similar to that contemplated hereby, except as otherwise contemplated by this Section 8.1). As soon as possible following the execution of this Agreement CRH shall request, and use commercially reasonable efforts to require, to the extent that it is entitled to do so, (i) the return or destruction of all copies of any confidential information regarding the CRH or any Subsidiary provided to any Person who could reasonably be expected to make an Acquisition Proposal other than the Purchaser and its affiliates, or (ii) the destruction of all material including or incorporating or otherwise reflecting such confidential information regarding CRH or any Subsidiary, using its commercially reasonable efforts to ensure that such requests are fully complied with in accordance with the terms of such rights or entitlements.

(c)	CRH represents and warrants that CRH has not waived any confidentiality, standstill or similar agreement or restriction applicable to another Person to which CRH or any Subsidiary is a party, and further covenants and agrees that (a) CRH shall use commercially reasonable efforts to enforce each confidentiality, standstill, non-disclosure, non-solicitation, use, business purpose or similar agreement, restriction or covenant to which CRH or any Subsidiary is a party, and (b) neither CRH, nor any Subsidiary or any of their respective representatives have or will, without the prior written consent of the Purchaser (which may be withheld or delayed in the Purchaser’s sole and absolute discretion), release any Person from, or waive, amend, suspend or otherwise modify such Person’s obligations respecting CRH, or any of its Subsidiaries, under any confidentiality, standstill, non-disclosure, non-solicitation, use, business purpose or similar agreement, restriction or covenant to which CRH or any Subsidiary is a party (it being acknowledged by the Purchaser that the automatic termination or release of any such agreement, restriction or covenant as a result of entering into this Agreement shall not be a violation of this Section 8.1(c)).

(d)	CRH shall immediately provide notice to the Purchaser of any bona fide unsolicited Acquisition Proposal or any proposal or offer that could lead to an Acquisition Proposal or any amendments to the foregoing or any request for non-public information relating to CRH in connection with such an Acquisition Proposal or for access to the properties, books or records of CRH by any Person that informs CRH or any member of the CRH Board that it is considering making, or has made, an Acquisition Proposal. Such notice to the Purchaser shall be made, from time to time, at first orally and then promptly (and in any event within twenty-four (24) hours) in writing and shall indicate the identity of the Person making such proposal or contact, all material terms thereof and such other details of the proposal or contact known to CRH and shall include a copy of any such proposal, offer or request or any amendment to any of the foregoing. CRH shall keep the Purchaser promptly and fully informed of the status, including any change to the material terms, of any such Acquisition Proposal, offer or request and will respond promptly to all inquiries by the Purchaser with respect thereto.

(e)	If the CRH Board receives a request for material non-public information from a Person who proposes to CRH a bona fide unsolicited written Acquisition Proposal and the requirements in Section 8.1(a)(v) are satisfied; then in such case, CRH may provide such Person with access to information regarding CRH, subject to the execution of a confidentiality and standstill agreement in the form provided for in Schedule 8.1(a)(v)(D) of the CRH Disclosure Letter.

(f)	CRH agrees that it will not accept, approve or enter into any agreement (a “Proposed Agreement”), other than a confidentiality agreement as contemplated by Section 8.1(e), with any Person providing for or to facilitate any Acquisition Proposal unless:

(i)	the Person making the Superior Proposal was not restricted from making such Superior Proposal pursuant to an existing confidentiality, standstill, non-disclosure, use, business purpose or similar restriction;

(ii)	such Acquisition Proposal did not result from a breach by CRH of its obligations under this 8.1;

(iii)	the CRH Board acting in good faith after consultation with its outside legal advisors, determines that the Acquisition Proposal constitutes a Superior Proposal;

(iv)	the CRH Meeting has not occurred;

(v)	CRH has complied with Sections 8.1(a) through 8.1(e) inclusive;

(vi)	CRH has provided the Purchaser with a notice in writing that there is a Superior Proposal together with the terms of such Superior Proposal, including the financial terms of such Superior Proposal (which shall include if applicable, the value ascribed to any non-cash consideration offered under such Superior Proposal) and a copy of any Proposed Agreement relating to such Superior Proposal, such documents to be so provided to the Purchaser not less than six Business Days prior to the latest of the proposed acceptance, approval, recommendation or execution of the Proposed Agreement by the CRH Board;

(vii)	six Business Days (a “Matching Period”) shall have elapsed from the date the Purchaser received the notice and documentation referred to in Section 8.1(f)(vi) from CRH and, if the Purchaser has proposed to amend the terms of the Arrangement in accordance with Section 8.1(g), the CRH Board shall have determined, in good faith, after consultation with its financial advisors and outside legal counsel, that the Acquisition Proposal is a Superior Proposal compared to the proposed amendment to the terms of the Arrangement by the Purchaser;

(viii)	CRH concurrently terminates this Agreement pursuant to Section 9.2(a)(iv)(B); and

(ix)	CRH has previously, or concurrently will have, paid to the Purchaser the CRH Termination Fee;

and CRH further agrees that it will not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to the Purchaser the CRH Board Recommendation, nor accept, approve or recommend any Acquisition Proposal unless the requirements of this Section 8.1(f)(i) through 8.1(f)(ix) have been satisfied.

(g)	CRH acknowledges and agrees that, during the six Business Day periods referred to in Sections 8.1(f)(vi) and 8.1(f)(vii) or such longer period as CRH may agree for such purpose, the Purchaser shall have the opportunity, but not the obligation, to propose to amend the terms of this Agreement and the Arrangement and CRH shall reasonably co-operate with the Purchaser with respect thereto, including negotiating in good faith with the Purchaser to enable the Purchaser to make such adjustments to the terms and conditions of this Agreement and the Arrangement as the Purchaser deems appropriate and as would enable the Purchaser to proceed with the Arrangement and any related transactions on such adjusted terms. The CRH Board will review any proposal by the Purchaser to amend the terms of the Arrangement in order to determine, in good faith in the exercise of its fiduciary duties, whether the Purchaser’s proposal to amend the Arrangement would result in the Acquisition Proposal not being a Superior Proposal compared to the proposed amendment to the terms of the Arrangement. If the CRH Board determines that such Acquisition Proposal would cease to be a Superior Proposal, CRH shall promptly so advise the Purchaser and CRH and the Purchaser shall amend this Agreement to reflect such offer made by the Purchaser, and shall take and cause to be taken all such actions as are necessary to give effect to the foregoing.

(h)	The CRH Board shall promptly reaffirm its recommendation of the Arrangement by press release after: (x) the determination by the CRH Board that any publicly announced Acquisition Proposal is not a Superior Proposal; or (y) the determination by the CRH Board that a proposed amendment to the terms of the Arrangement would result in the Acquisition Proposal which has been publicly announced not being a Superior Proposal, and the Purchaser has so amended the terms of the Arrangement. CRH shall provide the Purchaser and its outside legal counsel with a reasonable opportunity to review the form and content of any such press release and shall consider in good faith all reasonable amendments to such press release as requested by the Purchaser and its counsel.

(i)	Nothing in this Agreement shall prevent the CRH Board from responding, through a directors’ circular or otherwise as required by applicable Securities Laws, to an Acquisition Proposal that it determines is not a Superior Proposal, or from making a CRH Change in Recommendation as a result of the Purchaser having suffered a Material Adverse Effect. For greater certainty, issuance of any “stop, look and listen” communication by or on behalf of CRH pursuant to Rule 14d-9(f) under the Exchange Act shall not be considered a CRH Change in Recommendation, or any other notice to any Person, and shall not require compliance with the procedures set forth in Section 2.3 or Article 8 hereof. Further, nothing in this Agreement shall prevent the CRH Board from taking any action, including making a CRH Change in Recommendation, or from making any disclosure to any CRH Securityholder if the CRH Board, acting in good faith and upon the advice of its legal advisors, shall have first determined that the failure to take such action or make such disclosure would be inconsistent with the exercise of its fiduciary duties or such disclosure is otherwise required under applicable Law, provided the CRH Board shall not be permitted to make a CRH Change in Recommendation in response to an Acquisition Proposal other than as permitted by Section 8.1.

(j)	CRH acknowledges and agrees that each successive modification of any Acquisition Proposal shall constitute a new Acquisition Proposal for the purposes of this Section 8.1.

(k)	If CRH provides the Purchaser with the notice of an Acquisition Proposal contemplated in this Section 8.1 on a date that is less than six Business Days prior to the CRH Meeting, CRH may adjourn the CRH Meeting as provided in Section 2.3(i).

8.2	Access to Information; Confidentiality

From the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to its terms, subject to compliance with applicable Law and the terms of any existing Contracts, CRH shall, and shall cause its representatives to afford to the Purchaser and to representatives of the Purchaser such access as the Purchaser may reasonably require at all reasonable times (so long as such access does not unreasonably interfere with the operations of CRH and its Subsidiaries), including for the purpose of facilitating integration business planning, to its officers, employees, agents, properties, books, records and contracts, and shall furnish the Purchaser with all data and information as the Purchaser may reasonably request. Information furnished pursuant to this Section 8.2 shall be subject to the terms and conditions of the Confidentiality Agreement. Notwithstanding the foregoing, Purchaser shall not have access to any books, records and other information the disclosure of which (A) would, in CRH’s good faith opinion, result in the loss of attorney-client privilege with respect to such books, records and other information; or (B) would violate (x) Law or (y) any obligation of CRH, that is in existence as of the date hereof or comes into existence after the date hereof in the ordinary course of business, to a third party with respect to confidentiality, if CRH shall have used commercially reasonable efforts to obtain the consent of such third party to such disclosure.

8.3	Notices of Certain Events

(a)	Each Party will give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the earlier to occur of the termination of this Agreement pursuant to its terms and the Effective Time of any event or state of facts which occurrence or failure would, or would be likely to:

(i)	cause any of the representations or warranties of such Party contained herein to be untrue or inaccurate in any material respect as of the Effective Time (provided that this clause (i) shall not apply in the case of any event or state of facts resulting from the actions or omissions of a Party which are required under this Agreement); or

(ii)	result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such Party hereunder prior to the Effective Time,

provided, however, that the delivery of any notice pursuant to this Section 8.3 shall not limit or otherwise affect the remedies available hereunder to the Party receiving that notice.

(b)	No Party may elect not to complete the transactions contemplated hereby pursuant to the conditions set forth herein or any termination right arising therefrom under Section 9.2(a)(iii)(B) or Section 9.2(a)(iv)(A) and no Fee is payable as a result of such termination pursuant to Section 9.3 unless, prior to the Effective Date, the Party intending to rely thereon has delivered a written notice to the other Party specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Party delivering such notice is asserting as the basis for the non-fulfilment or the applicable condition or termination right, as the case may be. If any such notice is delivered, provided that a Party is proceeding diligently to cure such matter and such matter is capable of being cured, no Party may terminate this Arrangement Agreement until the earlier of the Outside Date and the expiration of a period of ten (10) Business Days from delivery of such notice to the breaching Party.

8.4	Insurance and Indemnification

(a)	Prior to the completion of the Arrangement, CRH shall purchase director and officer liability “run-off” insurance for the benefit of the former directors and officers of CRH for a period of not less than six years following the completion of the Arrangement no less favourable than the current CRH policy and the Purchaser agrees to maintain such policy in full force and effect and not to take any action to diminish the scope and extent of such insurance coverage for and throughout such period; provided that the Purchaser will not be required to pay any amounts in respect of such coverage prior to or after the Effective Time and provided further that the cost of such policies shall not exceed 300% of CRH’s current annual aggregate premium for policies currently maintained by CRH. The former officers and directors of CRH shall be indemnified by the Purchaser and CRH in accordance with the terms of the articles of incorporation of CRH as currently constituted, in addition to the terms of any indemnity agreements entered into between CRH and such officers and directors, the terms of which agreements shall be binding upon the Purchaser.

(b)	The provisions of this Section 8.4 are intended for the benefit of, and shall be enforceable by, each insured or indemnified Person, his or her heirs and his or her legal representatives and, for such purpose, CRH hereby confirms that it is acting as agent on their behalf. Furthermore, this Section 8.4 shall survive the termination of this Agreement as a result of the occurrence of the Effective Date for a period of six years.

8.5	Section 16 Matters

Prior to the Effective Time, CRH shall take all such steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of CRH Shares (including derivative securities with respect to such shares) that are treated as dispositions under such rule and result from the transactions contemplated by this Arrangement by each director or officer of CRH who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to CRH immediately prior to the Effective Time.

8.6	Stock Exchange Delisting: Deregistration

To the extent requested by the Purchaser, prior to the Effective Time, CRH shall cooperate with the Purchaser and use its reasonable commercial efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and the rules and policies of the TSX or the NYSE American, as applicable, to enable the delisting by CRH of the CRH Shares from the TSX and the NYSE American and the deregistration of the CRH Shares under the Exchange Act and CRH’s ceasing to be a reporting issuer in Canada as promptly as practicable after the Effective Time.

8.7	Reasonable Commercial Efforts

(a)	Subject to the terms and conditions of this Agreement, each party will use its reasonable commercial efforts to take, or cause to be taken, all actions, to file, or cause to be filed, all documents and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated hereby, including preparing and filing as promptly as practicable all documentation to effect all necessary or appropriate filings, Consents, waivers, approvals, authorizations, Permits or orders from all Governmental Authorities or other Persons. In furtherance and not in limitation of the foregoing, each party hereto agrees to make, or cause to be made:

(i)	within 10 Business Days of the date hereof, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby;

(ii)	as soon as practicable after the date hereof, all other filings and authorizations required under applicable Law in connection with the transactions contemplated hereby.

(b)	Each party agrees to supply, as promptly as reasonably practicable, and subject to appropriate confidentiality measures, any information and documentary material that may be reasonably required by the other party in order to make the filings required by this Section 8.7, and such additional information and documentary material that may be requested by a Governmental Authority under applicable Law in connection with the transactions contemplated hereby and use its reasonable commercial efforts to take or cause to be taken all other actions necessary, proper or advisable consistent with this Section 8.7 to cause the expiration or termination of the applicable waiting periods, or receipt of required authorizations or approvals, as applicable, as required under applicable Law as soon as reasonably practicable.

(c)	For greater certainty, in furtherance of and without limiting any of the Purchaser’s obligations under this Section 8.7, the Purchaser shall use its reasonable commercial efforts to avoid the entry of or have lifted, vacated, reversed or terminated any impediment to closing of the Arrangement so as to enable the parties to consummate the transactions contemplated herein prior to the Outside Date, including by proposing, negotiating, agreeing to or effecting, by undertakings, commitments, consent agreement, hold separate agreement or otherwise, (i) the sale, divestiture, licensing or disposition of all or any part of the businesses, equity or assets (whether tangible or intangible) of Purchaser and its respective Affiliates and Subsidiaries or, after the consummation of the transactions contemplated herein, CRH and its Subsidiaries, (ii) the termination or assignment of any existing relationships, contractual rights, licenses, or obligations, or the entry into or amendment of any arrangements, (iii) the taking of any action that, after consummation of the transactions contemplated herein, would limit the freedom of action of, or impose any other requirement on, Purchaser with respect to the operation of one or more of the businesses, or the assets, of CRH and its Subsidiaries and Purchaser and its Subsidiaries or (v) any other remedial action whatsoever that may be necessary in order to obtain any Regulatory Approval which is or may become required to be obtained by Purchaser, CRH or their respective Subsidiaries to consummate the transactions contemplated herein prior to the Outside Date (any of the foregoing, a “Remedial Action”); provided, however, that the Purchaser and its Affiliates shall not be required, in order to obtain any Regulatory Approval or in connection with any other matters referred to in this Section 8.7, propose, negotiate, agree to or effect any Remedial Action if such Remedial Action, individually or in the aggregate, would reasonably be expected to materially impair the benefits being realized by Purchaser and its Affiliates from the transactions contemplated herein.

(d)	Each of the Purchaser, on the one hand, and CRH, on the other hand, shall, in connection with the efforts referenced in Section 8.7(a) to obtain all requisite approvals and authorizations for the transactions contemplated hereby, use its reasonable commercial efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry; (ii) keep the other party reasonably informed of any communication received by such party from, or given by such party to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) permit, subject to appropriate confidentiality measure, the other party to review any filing, submission, communication given by it to, and consult with each other in advance of any meeting or conference with any Governmental Authority and to the extent permitted by such Governmental Authority, give the other party the opportunity to attend and participate in such meetings and conferences.

(e)	Notwithstanding anything to the contrary in this Agreement, in no event (i) will CRH or any Subsidiary of CRH subject itself or any other Person to any regulatory requirement without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld), or (ii) will the Purchaser, CRH or any of their respective Subsidiaries be obligated to subject itself to any regulatory requirement unless such regulatory requirement is conditioned upon, and only effective as of, the closing of the Arrangement.

(f)	The Purchaser agrees that, from the date hereof to the Effective Time it shall not take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of the Purchaser to consummate the transactions contemplated by this Agreement (provided that the foregoing shall not require the Purchaser to waive any condition to its obligations hereunder), or require the Purchaser to waive, or prohibit the Purchaser from exercising, any of its rights granted hereunder.

Article 9
TERM, TERMINATION, AMENDMENT AND WAIVER

9.1	Term

This Agreement shall be effective from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms.

9.2	Termination

(a)	This Agreement may be terminated at any time prior to the Effective Time (notwithstanding any approval of this Agreement or the Arrangement Resolution by the CRH Securityholders and/or by the Court, as applicable):

(i)	by mutual written agreement of CRH and the Purchaser;

(ii)	by either CRH or the Purchaser, if:

(A)	the Effective Time shall not have occurred on or before the Outside Date, except that the right to terminate this Agreement under this Section 9.2(a)(ii)(A) shall not be available to any Party whose failure to fulfill any of its obligations or breach of any of its representations and warranties under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by such Outside Date;

(B)	after the date hereof, there shall be enacted or made applicable any Law or Order that makes consummation of the Arrangement illegal or otherwise prohibited or enjoins CRH or the Purchaser from consummating the Arrangement and such applicable Law or Order shall have become final, binding and non-appealable, provided that a Party may not terminate this Arrangement pursuant to this Section 9.2(a)(ii)(B) if the enactment, making, enforcement or amendment of such Law or Order has been caused by, or is a result of, a breach by such Party of any of its representations or warranties or the failure of such Party to perform any of its covenants or agreements under this Arrangement pursuant to this Section 9.2(a)(ii)(B) has used its commercially reasonable efforts to, as applicable, prevent, appeal or overturn such Law or Order, or otherwise have it lifted or rendered non-applicable in respect of this Arrangement; or

(C)	CRH Shareholder Approval or the CRH Securityholder Approval shall not have been obtained at the CRH Meeting in accordance with the Interim Order;

(iii)	by the Purchaser, if:

(A)	prior to the Effective Time: (1) except as permitted by Section 8.1(a)(iv), the CRH Board fails to recommend or withdraws, amends, modifies or qualifies, in a manner adverse to the Purchaser or fails to publicly reaffirm the CRH Board Recommendation within five (5) Business Days (and in any case prior to the CRH Meeting) after having been requested in writing by the Purchaser to do so, in a manner adverse to the Purchaser (a “CRH Change in Recommendation”) unless the Purchaser shall have made a misrepresentation at the date hereof or breached a covenant, in each case under this Agreement in such a manner that CRH would be entitled to terminate this Agreement in accordance with Section 9.2(a)(iv)(A); (2) the CRH Board or a committee thereof shall have approved or recommended any Acquisition Proposal; or (3) CRH shall have breached Section 8.1;

(B)	a breach of any representation or warranty or failure to perform any covenant or agreement on the part of CRH set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 7.1, 7.2(a) or 7.2(b) not to be satisfied and such conditions are incapable of being satisfied within the period set forth in Section 8.3(b) and provided that the Purchaser is not then in breach of this Agreement so as to cause any condition in Section 7.2(a) or Section 7.2(b) not to be satisfied; or

(C)	the Purchaser has been notified in writing by CRH of a Proposed Agreement in accordance with Section 8.1(f), and either: (i) the Purchaser does not deliver an amended Arrangement proposal within six Business Days of delivery of the Proposed Agreement to the Purchaser; or (ii) the Purchaser delivers an amended Arrangement proposal pursuant to Section 8.1(g) but the CRH Board determines, in accordance with Section 8.1(f), that the Acquisition Proposal provided in the Proposed Agreement continues to be a Superior Proposal in comparison to the amended Arrangement terms offered by the Purchaser;

(iv)	by CRH, if

(A)	a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Purchaser set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 7.1, 7.3(a) or 7.3(b) not to be satisfied and such conditions are incapable of being satisfied within the period set forth in Section 8.3(b) and provided that CRH is not then in breach of this Agreement so as to cause any condition in Section 7.3(a) or Section 7.3(b) not to be satisfied; or

(B)	prior to the approval of the Arrangement Resolution, the CRH Board authorizes CRH to enter into a binding written agreement with respect to a Superior Proposal (other than a confidentiality and standstill agreement permitted by Section 8.1(e)), subject to compliance with Section 8.1 in all respects and provided that no termination under this Section 9.2(a)(iv)(B) shall be effective unless and until CRH shall have paid to the Purchaser the CRH Termination Fee required to be paid pursuant to Section 9.3.

(b)	The Party desiring to terminate this Agreement pursuant to this Section 9.2 (other than pursuant to Section 9.2(a)(i)) shall give notice of such termination to the other Party, specifying in reasonable detail the basis for such Party’s exercise of its termination right.

(c)	If this Agreement is terminated pursuant to this Section 9.2, this Agreement shall become void and be of no further force or effect without liability of any Party (or any shareholder, director, officer, employee, agent, consultant or representative of such Party) to any other Party hereto, except that the provisions of this Section 9.2(c) and Sections 9.3, 10.1, 10.3, 10.4, 10.6 and 10.7 and all related definitions set forth in Section 1.1 and the provisions of the Confidentiality Agreement (in accordance with the terms thereof) shall survive any termination hereof.

9.3	Termination Fees

(a)	Except as otherwise provided herein, all fees, costs and expenses incurred in connection with this Agreement and the Plan of Arrangement shall be paid by the Party incurring such fees, costs or expenses.

(b)	For the purposes of this Agreement:

(i)	“Fee” means a (A) the Purchaser Termination Fee or (B) the CRH Termination Fee;

(ii)	“Purchaser Termination Fee” means $10,000,000; and

(iii)	“CRH Termination Fee” means $10,000,000.

(c)	For the purposes of this Agreement, “CRH Termination Fee Event” means the termination of this Agreement:

(i)	by the Purchaser pursuant to Section 9.2(a)(iii)(A) (provided that there is a material breach of Section 8.1) or Section 9.2(a)(iii)(C), in either such case prior to the CRH Meeting;

(ii)	by CRH pursuant to Section 9.2(a)(iv)(B); or

(iii)	by either Party pursuant to Section 9.2(a)(ii)(C), but only if, in such termination event, (x) prior to such termination, a bona fide Acquisition Proposal for CRH shall have been publicly announced by any Person other than the Purchaser and (y) within twelve months following the date of such termination, CRH or one or more of its Subsidiaries enters into a definitive agreement in respect of an Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal).

(d)	If a CRH Termination Fee Event occurs CRH shall pay the CRH Termination Fee to the Purchaser by wire transfer of immediately available funds, as follows:

(i)	if the CRH Termination Fee is payable pursuant to Section 9.3(c)(iii), the CRH Termination Fee shall be payable concurrently upon the earlier of the entering into of the applicable agreement referred to therein or upon the consummation of the Acquisition Proposal referred to therein;

(ii)	if the CRH Termination Fee is payable pursuant to Section 9.3(c)(i), the CRH Termination Fee shall be payable within two (2) Business Days following such termination; or

(iii)	if the CRH Termination Fee is payable pursuant to Section 9.3(c)(ii), the CRH Termination Fee shall be payable prior to or simultaneously with such termination.

(e)	For the purposes of this Agreement, “Purchaser Termination Fee Event” means the termination of this Agreement by CRH pursuant to Section 9.2(a)(iv)(A).

(f)	If a Purchaser Termination Fee Event occurs, the Purchaser shall pay the Purchaser Termination Fee by wire transfer of immediately available funds within two (2) Business Days following such termination.

(g)	Each of the Parties acknowledges that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated in this Agreement and that, without those agreements, the Parties would not enter into this Agreement. Each Party acknowledges that: (i) without limiting the right of a party to seek a remedy pursuant to section 10.4 as an alternative to terminating this Agreement as contemplated in this Section 9.3; and (ii) in the event a Party terminates this Agreement as contemplated in this Section 9.3, all of the payment amounts set out in this Section 9.3 are payments of liquidated damages which are a genuine pre-estimate of the damages which the Party entitled to such damages will suffer or incur as a result of the event giving rise to such payment and the resultant termination of this Agreement and are not penalties. Each of CRH and the Purchaser irrevocably waives any right it may have to raise as a defence that any such liquidated damages are excessive or punitive. For greater certainty, each Party agrees that, upon any termination of this Agreement under circumstances where CRH or the Purchaser is entitled to a Fee and such Fee is paid in full, CRH or the Purchaser, as the case may be, shall be precluded from any other remedy against the other Party at Law or in equity or otherwise (including, without limitation, an Order for specific performance), and shall not seek to obtain any recovery, judgment or damages of any kind, including consequential, indirect, or punitive damages, against the other Party or any of its Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or Affiliates or their respective representatives in connection with this Agreement or the transactions contemplated hereby, provided, however that payment by a Party of a Fee shall not be in lieu of any damages or any other payment or remedy available in the event of any fraud or willful or intentional breach by such Party of any of its obligations under this Agreement.

9.4	Amendment

Subject to the provisions of the Interim Order, the Plan of Arrangement and applicable Laws, this Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the CRH Meeting but not later than the Effective Time, be amended by mutual written agreement of the Parties, without further notice to or authorization on the part of the CRH Securityholders, and any such amendment may without limitation:

(a)	change the time for performance of any of the obligations or acts of the Parties;

(b)	waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

(c)	waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the Parties; and

(d)	waive compliance with or modify any mutual conditions precedent herein contained.

9.5	Waiver

Any Party may (a) extend the time for the performance of any of the obligations or acts of the other Party, (b) waive compliance, except as provided herein, with any of the other Party’s agreements or the fulfilment of any conditions to its own obligations contained herein, or (c) waive inaccuracies in any of the other Party’s representations or warranties contained herein or in any document delivered by the other Party; provided, however, that any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party and, unless otherwise provided in the written waiver, will be limited to the specific breach or condition waived.

Article 10
GENERAL PROVISIONS

10.1	Privacy

Each Party shall comply with applicable Privacy Laws in the course of collecting, using and disclosing Personal Information. The Purchaser shall not disclose Personal Information to any Person other than to its advisors who are evaluating and advising on the transactions contemplated by this Agreement. If the Purchaser completes the transactions contemplated by this Agreement, the Purchaser shall not, following the Effective Date, without the consent of the individuals to whom such Personal Information relates or as permitted or required by applicable Privacy Law, use or disclose Personal Information:

(a)	for purposes other than those for which such Personal Information was collected by CRH prior to the Effective Date; and

(b)	which does not relate directly to the carrying on of the business of CRH or to the carrying out of the purposes for which the transactions contemplated by this Agreement were implemented.

Each Party shall protect and safeguard the Personal Information against unauthorized collection, use or disclosure. Each Party shall cause its advisors to observe the terms of this Section 10.1 and to protect and safeguard Personal Information in their possession. If this Agreement shall be terminated, each Party shall promptly deliver to the other Party all Personal Information regarding such first Party in its possession or in the possession of any of its advisors, including all copies, reproductions, summaries or extracts thereof, except, unless prohibited by applicable Law, for electronic backup copies made automatically in accordance with each Party’s usual backup procedures.

10.2	Notices

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given and received on the day it is delivered, provided that it is delivered on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if notice is delivered after 5:00 p.m. local time or if such day is not a Business Day then the notice shall be deemed to have been given and received on the next Business Day. Notice shall be sufficiently given if delivered (either in Person, by courier service or other personal method of delivery), or if transmitted by email to the Parties at the following addresses (or at such other addresses as shall be specified by any Party by notice to the other given in accordance with these provisions):

(a)	if to the Purchaser or the Parent:

c/o WELL Health Technologies Corp.

200-322 Water Street

Vancouver, British Columbia V6B 1B6

Attention:     Hamed Shahbazi and Atoussa Mahmoudpour

Email:             hamed.shahbazi@well.company;

atoussa.mahmoudpour@well.company

with a copy (which shall not constitute notice) to:

Torys LLP

Suite 3000, 79 Wellington Street West

Box 270, TD Centre

Toronto, Ontario M5K 1N2

Attention:     Cheryl Reicin and Janan Paskaran

Email:             creicin@torys.com; jpaskaran@torys.com

(b)	if to CRH:

CRH Medical Corporation

Suite 578 - 999 Canada Place

World Trade Center

Vancouver, BC

V6C 3E1

Attention:     Tushar Ramani

Email:             tramani@crhmedcorp.com

with a copy (which shall not constitute notice) to:

Blake, Cassels & Graydon LLP

595 Burrard Street

P.O. Box 49314

Suite 2600, Three Bentall Centre

Vancouver, BC V7X 1L3

Attention:      Andrew J. McLeod

Facsimile:      (604) 631-3309

and

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Ave., N.W.

Washington, D.C. 20005

Attention:      Richard Oliver

Facsimile:      (202) 371-7248

10.3	Governing Law; Waiver of Jury Trial

This Agreement shall be governed, including as to validity, interpretation and effect, by the Laws of the Province of British Columbia and the Laws of Canada applicable therein. Each of the Parties hereby irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under and in relation to this Agreement and the Arrangement and waives any defences to the maintenance of an action in the Courts of the Province of British Columbia. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

10.4	Injunctive Relief

Subject to Section 9.3, the Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties agree that, in the event of any breach or threatened breach of this Agreement by a Party, the non-breaching Party will be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, which shall include the right of CRH to cause the WELL Parties, jointly and severally, to fully-enforce the terms of the Financing Agreements, and the Parties shall not object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at Law. Subject to Section 9.3, such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at Law or equity to each of the Parties. The Parties hereto acknowledge and agree that CRH shall be entitled to specific performance to cause a WELL Party to enforce the terms of the Financing Agreements, including by requiring a WELL Party to file, initiate and litigate, as applicable, one or more actions, suits or proceedings against the Financing Sources thereunder in order to fully enforce such Financing Sources’ obligations, and the rights of any WELL Party, thereunder.

10.5	Time of Essence

Time shall be of the essence in this Agreement.

10.6	Entire Agreement, Binding Effect and Assignment

This Agreement (including the exhibits and schedules hereto and the CRH Disclosure Letter) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof and, except as expressly provided herein, this Agreement is not intended to and shall not confer upon any Person other than the Parties any rights or remedies hereunder. This Agreement and any of the rights, interests or obligations hereunder and thereunder may not be assigned by either of the Parties without the prior written consent of the other Party.

10.7	No Liability

No director or officer of the Purchaser shall have any personal liability whatsoever to CRH under this Agreement, or any other document delivered in connection with the transactions contemplated hereby on behalf of the Purchaser. No director or officer of CRH shall have any personal liability whatsoever to the Purchaser under this Agreement, or any other document delivered in connection with the transactions contemplated hereby on behalf of CRH.

10.8	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

10.9	Counterparts, Execution

This Agreement may be executed in more than one counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

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IN WITNESS WHEREOF the Purchaser and CRH have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

WELL HEALTH TECHNOLOGIES CORP.

By:	/s/Hamed Shahbazi
Name: Hamed Shahbazi
Title: CEO

WELL HEALTH ACQUISITION CORP.

By:	/s/ Hamed Shahbazi
Name: Hamed Shahbazi
Title: CEO

1286392 B.C. LTD.

By:	/s/ Hamed Shahbazi
Name: Hamed Shahbazi
Title: CEO

CRH MEDICAL CORPORATION

By:	/s/ Todd Patrick
Name: Todd Patrick
Title: Director

SCHEDULE A

PLAN OF ARRANGEMENT

UNDER SECTION 288 OF THE

BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

Article 1
DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Plan of Arrangement, unless the context otherwise requires, capitalized terms used but not defined shall have the meanings ascribed to them below:

“2014 CRH RSU Plan” means the share unit plan, approved by the CRH Shareholders on June 19, 2014;

“2017 CRH RSU Plan” means the share unit plan, approved by the CRH Shareholders on June 8, 2017, as amended with amendments approved by CRH Shareholders on June 11, 2020;

“Amalco” means the entity formed on the amalgamation of Finco and Purchaser pursuant to Section 3.1(b) hereto;

“Amalco Shares” means the common shares in the capital of Amalco;

“Arrangement” means the arrangement of CRH under Section 288 of the BCBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section 9.4 of the Arrangement Agreement or this Plan of Arrangement or made at the direction of the Court in the Final Order;

“Arrangement Agreement” means the arrangement agreement dated as of February 6, 2021 between the Purchaser and CRH, as amended, amended and restated or supplemented prior to the Effective Date;

“Arrangement Resolution” means the special resolution of the CRH Securityholders approving the Plan of Arrangement which is to be considered at the CRH Meeting;

“BCBCA” means the Business Corporations Act (British Columbia) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Business Day” means any day, other than a Saturday, a Sunday, a statutory or civic holiday in Vancouver, British Columbia, or a federal holiday in the United States on which banks are required or authorized to close;

“Contractor” means any consultant, dependent contractor, independent contractor or other service provider providing services to CRH or any of its Subsidiaries and who is not an Employee;

“Court” means the Supreme Court of British Columbia;

“CRH” means CRH Medical Corporation, a corporation existing under the BCBCA;

“CRH Meeting” means the special meeting of CRH Securityholders, including any adjournment or postponement thereof permitted pursuant to the terms of this Agreement, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution;

“CRH Option Plan” means the amended stock option plan of CRH, originally approved by CRH Shareholders on June 8, 2009;

“CRH Optionholder” means a holder of CRH Options;

“CRH Options” means the Vested CRH Options and Unvested CRH Options;

“CRH RSU Holder” means a holder of CRH RSUs;

“CRH RSUs” means the outstanding share units granted under the CRH RSU Plans;

“CRH RSU Plans” means the 2017 CRH RSU Plan and the 2014 CRH RSU Plan;

“CRH Securityholders” means the holders of one or more CRH Shares, CRH Options or CRH RSUs;

“CRH Shareholders” means the holders of CRH Shares;

“CRH Shares” means the common shares in the capital of CRH, as constituted from time to time;

“Depositary” means [●];

“Dissent Rights” shall have the meaning ascribed thereto in Section 4.1(a);

“Dissenting Shareholder” means a registered holder of CRH Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Rights and who is ultimately entitled to be paid fair value for their CRH Shares;

“Dissenting Shares” means CRH Shares held by a Dissenting Shareholder who has demanded and perfected Dissent Rights in respect of the CRH Shares in accordance with the Interim Order and who, as of the Effective Time has not effectively withdrawn or lost such Dissent Rights;

“Effective Date” means the date that CRH and the Purchaser agree in writing to be the date upon which the Arrangement becomes effective;

“Effective Time” means with respect to: (i) the step described in Section 3.1(a), the time that the Subscription Receipts are converted into the Finco Shares pursuant to the Finco Subscription Receipt Agreement, (ii) with respect to the step described in Section 3.1(b), the time that the amalgamation application in respect of the step described in Section 3.1(b) is filed with the Registrar, and (iii) with respect to all other circumstances, the time on the Effective Date as CRH and the Purchaser agree to in writing;

“Employee” means an individual who is employed by CRH as of the Effective Date whether on a full-time or part-time basis;

“Exchange Ratio” means 0.652;

“Final Order” means the final order of the Court made pursuant to Section 291 of the BCBCA, in a form acceptable to both CRH and the Purchaser, each acting reasonably, after a hearing considering, amongst other things, the procedural and substantive fairness of the terms and conditions of the Arrangement, approving the Arrangement, as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended on appeal (provided that any such amendment is acceptable to both CRH and the Purchaser, each acting reasonably);

“Final Proscription Date” shall have the meaning ascribed thereto in Section 5.4;

“Finco” means 1286392 B.C. Ltd., a corporation existing under the BCBCA;

“Finco Shares” means the common shares of Finco, as constituted from time to time;

“Finco Subscription Agreements” means the subscription agreements of Finco for the purchase of the Subscription Receipts by certain arm’s length third party investors;

“Finco Subscription Receipt Agreement” means the subscription receipt agreement dated • between Finco and the Subscription Receipt Agent providing for the terms and conditions of the Subscription Receipts;

“Former CRH Optionholders” means, at and following the Effective Time, the registered holders of CRH Options immediately prior to the Effective Time;

“Former CRH RSU Holders” means, at and following the Effective Time, the registered holders of CRH RSUs immediately prior to the Effective Time;

“Former CRH Shareholders” means, at and following the Effective Time, the registered holders of CRH Shares immediately prior to the Effective Time;

“Interim Order” means the interim order of the Court pursuant to Section 291 of the BCBCA, in a form acceptable to both CRH and the Purchaser, each acting reasonably, providing for, among other things, the calling and holding of the CRH Meeting as provided for in this Agreement, as the same may be amended by the Court with the consent of both CRH and the Purchaser, each acting reasonably;

“Law” or “Laws” means all laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, orders, rulings, ordinances, judgements, injunctions, determinations, awards, decrees, directives, policies, ordinances, codes, executive orders or other requirements, whether domestic or foreign, and the terms and conditions of any Permit of or from any Governmental Authority or self-regulatory authority (including the TSX and the NYSE American) and expressly includes all Health Care Laws and FDA Laws, and the term “applicable” with respect to such Laws and in a context that refers to a Party, means such Laws as are applicable to such Party and/or its Subsidiaries or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Party and/or its Subsidiaries or its or their business, undertaking, property or securities;

“Letter of Transmittal” means the letter of transmittal to be forwarded by CRH to Former CRH Shareholders together with the CRH Circular or such other equivalent form of letter of transmittal acceptable to the Purchaser acting reasonably;

“Liens” means any hypothecs, mortgages, pledges, assignments, liens, charges, security interests, encumbrances and adverse rights or claims, other third party interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing;

“Option Consideration” means, in respect of each Vested CRH Option, a cash amount equal to the amount, if any, by which (i) the Share Consideration exceeds (ii) the exercise price payable under such Vested CRH Option by the holder thereof to acquire the CRH Share underlying such Vested CRH Option;

“Parent” means WELL Health Technologies Corp., a corporation existing under the BCBCA;

“Parent Shares” means the common shares of the Parent, as constituted from time to time;

“Parent LTIP” means the omnibus equity plan of the Parent approved by shareholders of the parent on September 30, 2020;

“Parties” means CRH and the Purchaser, and “Party” means either of them;

“Payout RSUs” means the CRH RSUs held by each Employee, Contractor or director of CRH that will not be employed immediately after the Effective Time and the CRH RSUs issued pursuant to the 2014 CRH RSU Plan;

“Person” includes an individual, partnership, association, body corporate, trustee, executor, administrator, legal representative, government (including any Governmental Authority) or any other entity, whether or not having legal status;

“Purchaser” means WELL Health Acquisition Corp., a corporation existing under the BCBCA;

“Purchaser Shares” means the common shares of the Purchaser, as constituted from time to time;

“Registrar” means the Registrar of Companies appointed pursuant to Section 400 of the BCBCA;

“Replacement Options” means the options to purchase Parent Shares to be issued by Parent pursuant to the Parent LTIP in exchange for each of the outstanding Unvested CRH Options at the Effective Time pursuant to Section 3.1(c) hereto;

“Replacement Option In-The Money Amount” in respect of a Replacement Option means the amount, if any, by which the total fair market value (determined immediately after the Effective Time) of the Parent Shares that a holder is entitled to acquire on exercise of the Replacement Option at and from the Effective Time exceeds the amount payable to acquire such shares;

“Replacement RSUs” means the restricted stock units to be issued by Parent pursuant to the Parent LTIP in exchange for each of the outstanding Rollover RSUs at the Effective Time pursuant to Section 3.1(d) hereto;

“Rollover RSUs” means the CRH RSUs held by each Employee, Contractor or director of CRH that remains employed immediately after the Effective Time;

“RSU Consideration” means, in respect of each CRH RSU, US$4.00 in cash per CRH RSU;

“Share Consideration” means the consideration to be received by the CRH Shareholders pursuant to this Plan of Arrangement as consideration for each CRH Share, consisting of US$4.00 in cash per CRH Share;

“Subscription Receipt Agent” means Computershare Trust Company of Canada;

“Subscription Receipts” means the subscription receipts of Finco that have been issued pursuant to the Finco Subscription Receipt Agreement;

“Tax Act” means the Income Tax Act (Canada) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Unvested CRH Options” means the outstanding options to purchase CRH Shares granted under the CRH Option Plan that have not vested on or prior to the Effective Date;

“Unvested CRH Option In-The Money Amount” in respect of a CRH Option means the amount, if any, by which the total fair market value (determined immediately before the Effective Time) of the CRH Shares that a holder is entitled to acquire on exercise of the Unvested CRH Option, if vested, immediately before the Effective Time exceeds the amount payable to acquire such shares; and

“Vested CRH Options” means the outstanding options to purchase CRH Shares granted under the CRH Option Plan that have vested on or prior to the Effective Date.

In addition, words and phrases used herein and defined in the BCBCA and not otherwise defined herein or in the Arrangement Agreement shall have the same meaning herein as in the BCBCA unless the context otherwise requires.

1.2	Interpretation Not Affected by Headings

The division of this Plan of Arrangement into articles, sections, paragraphs and subparagraphs and the insertion of headings herein are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. The terms “this Plan of Arrangement”, “hereof”, “herein”, “hereto”, “hereunder” and similar expressions refer to this Plan of Arrangement and not to any particular article, section or other portion hereof and include any instrument supplementary or ancillary hereto.

1.3	Number, Gender and Persons

In this Plan of Arrangement, unless the context otherwise requires, words importing the singular shall include the plural and vice versa, words importing the use of either gender shall include both genders and neuter and the word person and words importing persons shall include a natural person, firm, trust, partnership, association, corporation, joint venture or government (including any governmental agency, political subdivision or instrumentality thereof) and any other entity or group of persons of any kind or nature whatsoever.

1.4	Date for any Action

If the date on which any action is required to be taken hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5	Statutory References

Any reference in this Plan of Arrangement to a statute includes all regulations made thereunder, all amendments to such statute or regulation in force from time to time and any statute or regulation that supplements or supersedes such statute or regulation.

1.6	Currency

Unless otherwise stated, all references herein to amounts of money are expressed in lawful currency of Canada.

1.7	Time

Time shall be of the essence in every matter or action contemplated hereunder. All times expressed herein are local time in Vancouver, British Columbia unless otherwise stipulated herein.

Article 2
ARRANGEMENT AGREEMENT

2.1	Arrangement Agreement

This Plan of Arrangement is made pursuant to, and is subject to the provisions of, the Arrangement Agreement, except in respect of the sequence of the steps comprising the Arrangement, which shall occur in the order set forth herein.

2.2	Binding Effect

At the Effective Time, this Plan of Arrangement will become effective and shall be binding on: (i) CRH; (ii) the Purchaser; (iii) Finco; (iv) the Parent; (v) all registered and beneficial holders of CRH Shares (including Dissenting Shareholders); (iv) all holders of CRH Options and CRH RSUs; (v) all holders of Subscription Receipts; (vi) all registered and beneficial holders of Finco Shares; (vii) the registrar and transfer agent of CRH; (viii) the Depositary; (ix) the Subscription Receipt Agent; and (x) all other Persons at and after the Effective Time without any further act or formality required on the part of any Person.

Article 3
ARRANGEMENT

3.1	Arrangement

At the Effective Time, except as otherwise noted herein, the following shall occur and shall be deemed to occur sequentially, in the following order:

(a)	With respect to the Subscription Receipts:

(i)	each Subscription Receipt will, without payment of any additional consideration and without further action on the part of the holder thereof, be deemed to be converted into one Finco Share in accordance with the Finco Subscription Receipt Agreement;

(ii)	the holder of a Subscription Receipt will cease to be the holder thereof or to have any rights as a holder in respect of such Subscription Receipt or under the Finco Subscription Receipt Agreement in accordance with the Finco Subscription Agreement.

(b)	Finco and the Purchaser shall be amalgamated and continued as one corporation under the BCBCA in accordance with the following:

(i)	Effect of Amalgamation. Finco and the Purchaser shall amalgamate and continue as one corporation, in accordance with the following:

(A)	the property of each amalgamating corporation shall continue to be the property of Amalco;

(B)	Amalco shall continue to be liable for the obligations of each amalgamating corporation;

(C)	any existing cause of action, claim or liability to prosecution of an amalgamating corporation shall be unaffected;

(D)	any civil, criminal or administrative action or proceeding pending by or against an amalgamating corporation may be continued to be prosecuted by or against Amalco; and

(E)	a conviction against, or ruling, order or judgment in favour of or against, an amalgamating corporation may be enforced by or against Amalco; and

(F)	the Notice of Articles and Articles of the Purchaser shall be deemed to be the Notice of Articles and Articles of Amalco.

(ii)	Inconsistency with Laws. To the extent any of the provision of this Plan of Arrangement is deemed to be inconsistent with applicable Laws, this Plan of Arrangement shall be automatically adjusted to remove such inconsistency;

(iii)	Exchange and Cancellation of Shares. On the amalgamation:

(A)	each Finco Share (other than Finco Shares held by the Parent) will be exchanged, without any act or formality on the part of the holder thereof, into one Parent Share, and the name of each such holder will be removed from the register of holders of Finco Shares and added to the register of holders of Parent Shares;

(B)	each Finco Share held by the Parent will be cancelled without any payment of capital in respect thereof; and

(C)	each Purchaser Share will be exchanged, without any act or formality on the part of the holder thereof, into one (1) fully paid and non-assessable Amalco Share, and the name of each such holder will be removed from the register of holders of Purchaser Shares and added to the register of holders of Amalco Shares.

(c)	With respect to the CRH Options:

(i)	each Vested CRH Option granted and outstanding immediately prior to the Effective Time will be deemed to be fully vested and exercisable, and shall, without further action, be deemed to be assigned and transferred by the holder thereof to CRH in exchange for a cash payment from CRH equal to the Option Consideration (if any) in respect of such CRH Option, net of any applicable withholding tax;

(ii)	each Unvested CRH Option outstanding immediately prior to the Effective Time shall be exchanged for a Replacement Option to acquire from Parent, other than as provided herein, the number of Parent Shares equal to the product of: (A) the number of CRH Shares subject to such Unvested CRH Option immediately prior to the Effective Time; multiplied by (B) the Exchange Ratio, provided that, if the foregoing would result in the issuance of a fraction of an Parent Share on any particular exercise of Replacement Options, then the number of Parent Shares otherwise issued shall be rounded down to the nearest whole number of Parent Shares. The exercise price per Parent Share subject to a Replacement Option shall be an amount equal to the quotient of: (A) the exercise price per CRH Share subject to each such Unvested CRH Option immediately before the Effective Time; divided by (B) the Exchange Ratio, provided that the aggregate exercise price payable on any particular exercise of Replacement Options shall be rounded up to the nearest whole cent. Each such Replacement Option shall be subject to the terms of the Parent LTIP and have the same terms and conditions with respect to vesting, expiry date and otherwise as were applicable in respect of such Unvested CRH Option and shall provide for accelerated vesting following the change of control occasioned by the Arrangement to the holder of such Replacement Option equivalent to the accelerated vesting provided for in the CRH Option Plan. Each Unvested CRH Option so assigned shall thereafter be cancelled. It is intended that the provisions of subsection 7(1.4) of the Tax Act apply to the exchange of an Unvested CRH Option for a Replacement Option. Therefore, in the event that the Replacement Option In-The Money Amount in respect of a Replacement Option exceeds the Unvested CRH Option In-The Money Amount in respect of the Unvested CRH Option for which it is exchanged, the number of Parent Shares which may be acquired on exercise of the Replacement Option at and after the Effective Time will be adjusted accordingly with effect at and from the Effective Time to ensure that the Replacement Option In-The Money Amount in respect of the Replacement Option does not exceed the Unvested CRH Option In-The Money Amount in respect of the Unvested CRH Option and the ratio of the amount payable to acquire such shares to the value of such shares to be acquired shall be unchanged;

(iii)	the holder of a CRH Option will cease to be the holder thereof or to have any rights as a holder in respect of such CRH Option or under the CRH Option Plan and the name of the holder thereof will be removed from the applicable securities register of CRH with respect to such CRH Option; and

(iv)	the CRH Option Plan will be cancelled.

(d)	With respect to the CRH RSUs;

(i)	each Payout RSU granted and outstanding immediately prior to the Effective Time will, without further action, be deemed to be assigned and transferred by the holder thereof to CRH in exchange for a cash payment from CRH equal to the RSU Consideration in respect of such CRH RSU, net of any applicable withholding tax;

(ii)	each Rollover RSU outstanding immediately prior to the Effective Time shall be exchanged for a Replacement RSU to acquire from Parent, other than as provided herein, the number of Parent Shares equal to the product of: (A) the number of CRH Shares subject to such CRH RSU immediately prior to the Effective Time; multiplied by (B) the Exchange Ratio, provided that, if the foregoing would result in the issuance of a fraction of a Parent Share on any particular settlement of CRH RSUs, then the number of Parent Shares otherwise issued shall be rounded down to the nearest whole number of Parent Shares. Each Replacement RSU shall be subject to the terms of the Parent LTIP and have the same terms and conditions with respect to vesting, expiry date and otherwise as were applicable in respect of such CRH RSU, except to provide for accelerated vesting following the change of control occasioned by the Arrangement to the holder of such Replacement RSU equivalent to the accelerated vesting provided for in the 2017 CRH RSU Plan and thereupon the CRH RSU so assigned shall be cancelled. It is intended that the provisions of subsection 7(1.4) of the Tax Act apply to the exchange of a CRH RSU issued pursuant to the 2017 CRH RSU Plan for Replacement RSUs. Therefore, in the event that the value of the Replacement RSUs exceeds the CRH RSUs for which it is exchanged, the number of Parent Shares which may be acquired on exercise of the Replacement RSU at and after the Effective Time will be adjusted accordingly with effect at and from the Effective Time to ensure that the value of the Replacement RSUs not exceed the value of the CRH RSUs;

(iii)	a CRH RSU Holder will cease to be the holder thereof or to have any rights as a holder in respect of such CRH RSU or under the CRH RSU Plans and the name of the holder thereof will be removed from the applicable securities register of CRH with respect to such CRH RSU; and

(iv)	the CRH RSU Plans will be cancelled.

(e)	With respect to the CRH Shares:

(i)	each CRH Share in respect of which the CRH Shareholder has validly exercised his, her or its Dissent Rights shall be directly transferred and assigned by such Dissenting Shareholder to Amalco (free and clear of any Liens) in exchange for consideration determined and payable in accordance with Article 5 hereof;

(ii)	each CRH Share (other than any CRH Shares in respect of which the CRH Shareholder has validly exercised his, her or its Dissent Rights) shall be deemed to be transferred and assigned to Amalco (free and clear of any Liens) in exchange for the Share Consideration, subject to Article 5 hereof; and

(iii)	at the same time as the steps in Section 3.1(e)(i) and Section 3.1(e)(ii), with respect to each CRH Share:

(A)	the registered holder thereof shall cease to be the registered holder of such CRH Share and the name of such registered holder shall be removed from the register of CRH Shareholders as of the Effective Time;

(B)	the registered holder thereof shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer and assign such CRH Share in accordance with Section 3.1(e)(i) or Section 3.1(e)(ii) hereto, as applicable; and

(C)	Amalco will be the holder of all of the outstanding CRH Shares and the register of CRH Shareholders shall be revised accordingly.

3.2	U.S. Securities Act Exemption

Notwithstanding any provision herein to the contrary, the Parties agree that this Plan of Arrangement will be carried out with the intention that all Replacement Options and Replacement RSUs issued on completion of this Plan of Arrangement will be issued in reliance on the exemption from the registration requirements of the United States Securities Act of 1933, as amended, provided by section 3(a)(10) thereof.

Article 4
DISSENT RIGHTS

4.1	Rights of Dissent

(a)	Pursuant to the Interim Order, registered CRH Shareholders may exercise rights of dissent (“Dissent Rights”) under Section 238 of the BCBCA and in the manner set forth in sections 237 to 247 of the BCBCA, as modified by this Article 4, the Interim Order and the Final Order, with respect to CRH Shares in connection with the Arrangement, provided that notwithstanding Section 242 of the BCBCA, the written notice setting forth the objection of such registered CRH Shareholders to the Arrangement and exercise of Dissent Rights must be received by CRH not later than 5:00 p.m. (Vancouver time) on the Business Day that is two (2) Business Days before the CRH Meeting or any date to which the CRH Meeting may be postponed or adjourned and provided further that registered CRH Shareholders who exercise such Dissent Rights and who:

(i)	are ultimately entitled to be paid fair value by CRH for their CRH Shares, less any applicable withholding tax, the amount to which the dissenting CRH Shareholder is entitled to be paid for their CRH Shares in respect of which Dissent Rights are validly exercised in accordance with Section 245 of the BCBCA and will be deemed to have irrevocably transferred such CRH Shares to Amalco in consideration of such value; and

(ii)	are ultimately not entitled, for any reason, to be paid fair value for their CRH Shares shall be deemed to have participated in the Arrangement, as of the Effective Time, on the same basis as a non-dissenting holder of CRH Shares and shall be entitled to receive only the consideration contemplated in Section 3.1 hereof that such holder would have received pursuant to the Arrangement if such CRH Shareholder had not exercised Dissent Rights;

(b)	In no circumstances shall CRH, the Purchaser or any other Person be required to recognize a Person exercising Dissent Rights unless such Person is a registered holder of those CRH Shares in respect of which such rights are sought to be exercised; and

(c)	For greater certainty, in no case shall CRH, the Purchaser or any other Person be required to recognize Dissenting Shareholders as holders of CRH Shares after the Effective Time, and the names of such Dissenting Shareholders shall be deleted from the register of CRH Shares as of the Effective Time. For greater certainty, CRH Shareholders who vote, or who have instructed a proxyholder to vote, in favour of the Arrangement Resolution shall not be entitled to exercise Dissent Rights; and

(d)	In addition to any other restrictions set forth in the BCBCA, none of the following shall be entitled to exercise Dissent Rights: (i) CRH Optionholders; (ii) CRH RSU Holders; and (iii) holders of CRH Shares who vote or have instructed a proxyholder to vote such CRH Shares in favour of the Arrangement Resolution.

Article 5
CERTIFICATES AND PAYMENTS

5.1	Payments of Consideration

(a)	At or before the Effective Time, the Purchaser will deposit or cause to be deposited with the Depositary, in escrow for the benefit of the CRH Shareholders, cash in an aggregate amount equal to the payment obligations contemplated by Section 3.1 (calculated without reference to whether any CRH Shareholders have exercised or may exercise Dissent Rights). The cash so deposited will be held in an interest bearing account and any interest earned on such funds will be for the account of the Purchaser or its successor.

(b)	As soon as practicable following the later of the Effective Date and the surrender to the Depositary for cancellation of a certificate that immediately prior to the Effective Time represented outstanding CRH Shares that were transferred under Section 3.1(e), together with a duly completed Letter of Transmittal and such additional documents and instruments as the Depositary may reasonably require and such other documents and instruments as would have been required to effect such transfer under the BCBCA, the Securities Transfer Act (British Columbia) and the articles of CRH after giving effect to Section 3.1(e) the former holder of such CRH Shares will be entitled to receive the cash payment or payments which such former holder is entitled to receive pursuant to Section 3.1(e) less any amounts withheld pursuant to Section 5.3 and any certificate so surrendered will forthwith be cancelled.

(c)	Subject to Section 5.4, until surrendered as contemplated by this Section 5.1, each certificate which immediately prior to the Effective Time represented CRH Shares will be deemed after the Effective Time to represent only the right to receive from the Depositary upon such surrender a cash payment in lieu of such certificate as contemplated in Section 5.1(b) less any amounts withheld pursuant to Section 5.3.

(d)	CRH and the Purchaser will cause the Depositary, as soon as a former holder of CRH Shares becomes entitled to a net cash payment in accordance with Section 5.1(b), to:

(i)	forward or cause to be forwarded by first class mail (postage paid) to such former holder at the address specified in the Letter of Transmittal;

(ii)	if requested by such former holder in the Letter of Transmittal, make available at the offices of the Depositary specified in the Letter of Transmittal for pick-up by such former holder; or

(iii)	if the Letter of Transmittal neither specifies an address as described in Section 5.1(d)(i) nor contains a request as described in Section 5.1(d)(ii), forward or cause to be forwarded by first class mail (postage paid) to such former holder at the address of such former holder as shown on the applicable securities register maintained by or on behalf of CRH immediately prior to the Effective Time;

a cheque representing the net cash payment, if any, payable to such former holder in accordance with the provisions hereof.

(e)	No former holder of CRH Shares shall be entitled to receive any consideration with respect to such CRH Shares other than any cash payment to which such former holder of CRH Shares, as applicable, is entitled to receive pursuant to this Section 5.1 and, for greater certainty, no such former holder will be entitled to receive any interest, dividends, premium or other payment in connection therewith.

(f)	Until such time as a former holder of CRH Shares that were acquired by the Purchaser pursuant to Section 3.1(e) complies with the provisions of Section 5.1(b), the cash payment to which such former holder is entitled will, subject to Section 5.2, be paid to and held by the Depositary, to be held in trust for such former holder for delivery to such former holder, without interest, upon deposit with the Depositary of the documentation required pursuant to Section 5.1(b).

5.2	Lost Certificates

If any certificate that, immediately prior to the Effective Time, represented one or more outstanding CRH Shares that were exchanged for the Share Consideration in accordance with Section 3.1 hereof shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such certificate to be lost, stolen or destroyed, the Depositary shall deliver in exchange for such lost, stolen or destroyed certificate the Share Consideration that such holder is entitled to receive in accordance with Section 3.1 hereof. When authorizing such delivery of Share Consideration that such holder is entitled to receive in exchange for such lost, stolen or destroyed certificate, the holder to whom such Share Consideration is to be delivered shall, as a condition precedent to the delivery of such Share Consideration, give a bond satisfactory to the Purchaser and the Depositary in such amount as the Purchaser and the Depositary may direct, or otherwise indemnify the Purchaser and the Depositary in a manner satisfactory to the Purchaser and the Depositary, against any claim that may be made against the Purchaser or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed and shall otherwise take such actions as may be required by the articles and notice of articles of the Purchaser.

5.3	Withholding Rights

The Parent, the Purchaser, Amalco, CRH and the Depositary shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any Person hereunder and from all dividends, interest or other amounts payable to any Person such amounts as the Parent, the Purchaser, Amalco, CRH or the Depositary is required to deduct and withhold therefrom under any provision of applicable Laws in respect of Taxes. To the extent that such amounts are so deducted, withheld and remitted, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid, provided that such withheld amounts are actually remitted to the appropriate Governmental Authority.

5.4	Limitation and Proscription

To the extent that a Former CRH Shareholder shall not have complied with the provisions of Section 5.1 or Section 5.2 hereof on or before the date that is six (6) years after the Effective Date (the “Final Proscription Date”), then the Share Consideration that such Former CRH Shareholder was entitled to receive shall be automatically cancelled without any repayment of capital in respect thereof and the Share Consideration to which such Former CRH Shareholder was entitled shall be delivered to the Purchaser by the Depositary.

5.5	No Liens

Any exchange or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any Liens, charges, security interests, encumbrances, mortgages, hypothecs, restrictions, adverse claims or other claims of third parties of any kind.

5.6	Paramountcy

From and after the Effective Time: (i) this Plan of Arrangement shall take precedence and priority over any and all CRH Shares, CRH Options, CRH RSUs and Subscription Receipts issued prior to the Effective Time, (ii) the rights and obligations of the registered holders of CRH Shares, CRH Options, CRH RSUs and Subscription Receipts, the Purchaser, the Depositary and any transfer agent or other depositary therefor in relation thereto, shall be solely as provided for in this Plan of Arrangement and (iii) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any CRH Shares, CRH Options, CRH RSUs and Subscription Receipts shall be deemed to have been settled, compromised, released and determined without liability except as set forth herein.

Article 6
AMENDMENTS

6.1	Amendments to Plan of Arrangement

(a)	The Purchaser and CRH reserve the right to amend, modify or supplement this Plan of Arrangement at any time and from time to time, provided that each such amendment, modification or supplement must be: (i) set out in writing; (ii) agreed to in writing by the Purchaser and CRH; (iii) filed with the Court and, if made following the CRH Meeting, approved by the Court; and (iv) communicated to holders or former holders of CRH Shares and Subscription Receipts if and as required by the Court.

(b)	Any amendment, modification or supplement to this Plan of Arrangement may be proposed by CRH at any time prior to the CRH Meeting provided that the Purchaser shall have consented thereto in writing, with or without any other prior notice or communication, and, if so proposed and accepted by the persons voting at the CRH Meeting (other than as may be required under the Interim Order or as may affect the rights of a holder of Subscription Receipts), shall become part of this Plan of Arrangement for all purposes.

(c)	Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the CRH Meeting shall be effective only if: (i) it is consented to in writing by each of the Purchaser and CRH; (ii) it is filed with the Court and (iii) if required by the Court, it is consented to by CRH Securityholders and/or the holders of Subscription Receipts voting in the manner directed by the Court.

(d)	Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Time unilaterally by the Purchaser, provided that it concerns a matter that, in the reasonable opinion of the Purchaser, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the economic interest of any Former CRH Shareholder, Former CRH Optionholder, former holder of Subscription Receipts or Former CRH RSU Holder.

(e)	This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.

Article 7
FURTHER ASSURANCES

7.1	Further Assurances

Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out therein.

SCHEDULE B

ARRANGEMENT RESOLUTION

BE IT RESOLVED, AS A SPECIAL RESOLUTION THAT:

1.	The arrangement (the “Arrangement”) under Section 288 of the Business Corporations Act (British Columbia) (the “BCBCA”) involving CRH Medical Corporation (“CRH”), all as more particularly described and set forth in the Management Proxy Circular (the “Circular”) of CRH dated [●], 20[●], accompanying the notice of this meeting (as the Arrangement may be, or may have been, modified or amended in accordance with its terms), is hereby authorized, approved and adopted.

2.	The plan of arrangement (the “Plan of Arrangement”), involving CRH and implementing the Arrangement, the full text of which is set out in Appendix [●] to the Circular (as the Plan of Arrangement may be, or may have been, modified or amended in accordance with its terms), is hereby authorized, approved and adopted.

3.	The arrangement agreement (the “Arrangement Agreement”) between CRH and [Purchaser,] dated [●], 20[●], and all the transactions contemplated therein, the actions of the directors of CRH in approving the Arrangement and the actions of the directors and officers of CRH in executing and delivering the Arrangement Agreement and any amendments thereto are hereby ratified and approved.

4.	Notwithstanding that this resolution has been passed (and the Arrangement approved) by the securityholders of CRH or that the Arrangement has been approved by the British Columbia Supreme Court, the directors of CRH are hereby authorized and empowered, without further notice to, or approval of, the securityholders of CRH:

(a)	to amend the Arrangement Agreement or the Plan of Arrangement to the extent permitted by the Arrangement Agreement or the Plan of Arrangement; or

(b)	subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement.

5.	Any director or officer of CRH is hereby authorized and directed for and on behalf of CRH to execute, whether under corporate seal of CRH or otherwise, and to deliver such records, documents and information as are necessary or desirable to the Registrar of Companies under the BCBCA in accordance with the Arrangement Agreement for filing.

6.	Any one or more directors or officers of CRH is hereby authorized, for and on behalf and in the name of CRH, to execute and deliver, whether under corporate seal of CRH or otherwise, all such agreements, forms waivers, notices, certificate, confirmations and other documents and instruments and to do or cause to be done all such other acts and things as in the opinion of such director or officer may be necessary, desirable or useful for the purpose of giving effect to these resolutions, the Arrangement Agreement and the completion of the Plan of Arrangement in accordance with the terms of the Arrangement Agreement, including:

B-2

(a)	all actions required to be taken by or on behalf of CRH, and all necessary filings and obtaining the necessary approvals, consents and acceptances of appropriate regulatory authorities; and

(b)	the signing of the certificates, consents and other documents or declarations required under the Arrangement Agreement or otherwise to be entered into by CRH;

such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

Exhibit 99.1

CRH Medical Announces Agreement to be Acquired by Well Health

VANCOUVER, Feb. 8, 2021 /CNW/ - CRH Medical Corporation (TSX: CRH) (NYSE: CRHM) (“CRH” or the “Company”) today announced that it has signed a definitive agreement (the “Acquisition Agreement”) with Well Health Technologies Corp. (“WELL Health” or “WELL”), pursuant to which WELL Health will acquire all of the issued and outstanding shares of CRH for US$4.00 per share, representing an aggregate purchase price of approximately US$292.7 million (the “Acquisition”) and a transaction value of approximately US$369.2 million inclusive of credit facility. The purchase price represents a premium of approximately 83% to the closing price of the Company’s shares on February 5, 2021 (the last trading day prior to announcement of the Acquisition), and a premium of approximately 80% to the 30-day volume-weighted average price of the Company’s shares as of that date. WELL Health has today announced that it has received binding commitments in connection with a concurrent non-brokered private placement financing that is expected to close on or before February 15, 2021, however the Acquisition is not subject to any financing condition.

“This transaction is the logical next step for CRH as WELL adds CRH to its portfolio of healthcare related businesses” commented Tushar Ramani, CEO of the Company. “Since joining the Company, my mandate has been to drive the value of CRH through organic and acquisitive growth, and the results of those efforts are reflected in the premium being paid to shareholders in this transaction.”

Details of the Transaction

The Acquisition, which is to be carried out by way of a court-approved plan of arrangement under the Business Corporations Act (British Columbia), will require the approval of: (i) two-thirds of the votes cast by shareholders of the Company; and (ii) two-thirds of the votes cast by shareholders, holders of stock options and holders of restricted share units, voting together as single class. The Company’s directors and officers, holding an aggregate of approximately 2.1% of the outstanding common shares of the Company, have each entered into voting support agreements to vote their shares in favour of the Acquisition. Completion of the Acquisition will also be subject to court and regulatory approvals and clearances, as well as other customary closing conditions. Subject to the satisfaction of such conditions, the Acquisition is expected to be completed during Q2 2021.

The Acquisition Agreement contains certain customary provisions, including covenants in respect of non-solicitation of alternative acquisition proposals, a right to match any superior proposals for WELL Health and a termination fee of $10 million payable to WELL in certain circumstances. The Acquisition Agreement also provides for a reverse termination fee of $10 million payable to CRH in the event of certain breaches of a representation, warranty or covenant by WELL Health.

Further details with respect to the Acquisition will be included in the proxy statement and information circular to be mailed to security holders in connection with the meeting that will be held to consider the Acquisition. A copy of the Acquisition Agreement will be filed on the Company’s SEDAR profile and with the U.S. Securities and Exchange Commission and will be available for viewing at www.sedar.com and www.sec.gov.

Citi is serving as CRH’s lead financial advisor in connection with the transaction, with Canaccord Genuity also providing financial advice. The Company’s legal advisors in connection with the transaction are Blake, Cassels & Graydon, LLP and Skadden, Arps, Slate, Meagher & Flom LLP.

About CRH Medical Corporation:

CRH Medical Corporation is a North American company focused on providing gastroenterologists throughout the United States with innovative services and products for the treatment of gastrointestinal diseases. In 2014, CRH became a full-service gastroenterology anesthesia company that provides anesthesia services for patients undergoing endoscopic procedures in ambulatory surgical centers. To date, CRH has completed 31 anesthesia acquisitions, and now serves 69 ambulatory surgical centers in 13 states. In addition, CRH owns the CRH O’Regan System, a single-use, disposable, hemorrhoid banding technology that is safe and highly effective in treating all grades of hemorrhoids. CRH distributes the O’Regan System, treatment protocols, operational and marketing expertise as a complete, turnkey package directly to gastroenterology practices, creating meaningful relationships with the gastroenterologists it serves. CRH’s O’Regan System is currently used in all 48 lower US states.

Cautionary Note Regarding Forward-Looking Statements

Certain statements and information included or incorporated by reference in this document may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward looking statements include statements regarding the acquisition of the Company by WELL Health and the expected timetable for completing such proposed transaction, as well as all other statements that are not statements of historical fact. Forward-looking statements are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “plan,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

Forward-looking statements reflect current expectations of management regarding future events and performance as of the date of this document and involve known and unknown risks, uncertainties and other factors which may cause our actual results to be materially different those expressed or implied by any forward-looking statements. These forward-looking statements should not be read as guarantees of future results, and there can be no assurance that the results expressed or implied by any forward-looking statements will be achieved. Important factors that could cause actual results to differ materially from the results discussed in forward-looking statements include: (i) the risk that the Company’s security holders do not approve the proposed transaction; (ii) the risk that regulatory or other approvals required for the transaction may be delayed or not obtained, or are obtained subject to conditions that are not anticipated; (iii) the possibility that certain other conditions to the consummation of the proposed transaction will not be satisfied or completed on a timely basis, or at all; (iv) the risk that the financing necessary for the consummation of the proposed transaction is unavailable at the closing; (v) the risk of disruption from the announcement, pendency and/or completion of the potential transaction, including potential adverse reactions or changes to business relationships with customers, employees, suppliers or regulators, making it more difficult to maintain business and operational relationships; (vi) uncertainties related to developments in the COVID-19 pandemic and its impact on the Company’s operations and the completion of the proposed transaction; and (vii) uncertainties related to general economic, financial, regulatory and political conditions, as well as potential changes in law and regulatory interpretations.

Additional factors that could cause actual results to differ materially from expectations include, without limitation, the risks identified by the Company in its most recent Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which are available on EDGAR at www.sec.gov/edgar.shtml or on the Company’s website at www.crhmedcorp.com. The Company disclaims any intent or obligations to update or revise publicly any forward-looking statements whether as a result of new information, estimates or options, future events or results or otherwise, unless required to do so by law.

No Offer or Solicitation

This document does not constitute an offer to sell, or the solicitation of an offer to buy, any securities in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Additional Information and Where to Find It

The proposed transaction between the Company and WELL Health will be submitted to the Company’s security holders for their consideration. In connection therewith, the Company intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement and management information circular for the Company’s security holders (the “Proxy Statement”). The Company will also furnish the Proxy Statement to its security holders and may file other documents regarding the proposed transaction with the SEC. INVESTORS AND Security holders are urged to carefully read all relevant documents filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to these documents, when they become available, because they will contain important information about the proposed transaction. The Proxy Statement and other relevant materials filed with the SEC (when they become available) may be obtained free of charge at the SEC’s web site, http://www.sec.gov. Copies will also be available at no charge in the “Investors” section of the Company’s website, https://investors.crhsystem.com.

Participants in Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction. Additional information regarding the identity of these potential participants, none of whom owns in excess of one percent of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the proposed transaction. Information relating to the Company’s directors and executive officers can also be found in the Company’s definitive proxy statement and management information circular for its 2020 annual general meeting of shareholders (the “2020 Proxy Statement”), filed with the SEC on May 6, 2020. To the extent holdings of the Company’s securities by the Company’s directors or executive officers have changed since the information included in the 2020 Proxy Statement, such information has been or will be reflected on Statements of Ownership and Change in Ownership on Forms 3 and 4 filed with the SEC.

For further information:

Constantine Davides, CFA
339-970-2846
constantine.davides@westwicke.com
http://investors.crhsystem.com/